EXECUTION

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
Depositor,

DLJ MORTGAGE CAPITAL, INC.,
Seller,

WELLS FARGO BANK, N.A.,
Master Servicer and Trust Administrator,

TAYLOR, BEAN & WHITAKER MORTGAGE CORP.,
Servicer

and

U.S. BANK NATIONAL ASSOCIATION,
Trustee

POOLING AND SERVICING AGREEMENT
Dated as of May 1, 2007

relating to

TBW MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-2

EXHIBITS

SCHEDULES

Schedule I:	Mortgage Loan Schedule	I-1
Schedule IIA:	Representations and Warranties of DLJMC	IIA-1
Schedule IIB:	Representations and Warranties of Wells Fargo	IIB-1
Schedule IIIA:	Representations and Warranties of DLJMC as to the Mortgage Loans	IIIA-1

THIS POOLING AND SERVICING AGREEMENT, dated as of May 1, 2007, is hereby executed by and among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC. (“DLJMC”), a Delaware corporation, as seller (“Seller”), WELLS FARGO BANK, N.A. (“Wells Fargo”), a national banking association, in its capacity as master servicer (the “Master Servicer”) and as trust administrator (the “Trust Administrator”), TAYLOR, BEAN & WHITAKER MORTGAGE CORP., a Florida corporation, as servicer (the “Servicer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in Article I below.

PRELIMINARY STATEMENT

As provided herein, the Trust Administrator shall elect that the Trust Fund (exclusive of the Interest Rate Cap Account, the Interest Rate Cap Agreements and the Basis Risk Reserve Fund) be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each a “REMIC” or, in the alternative, “Subsidiary REMIC” and “Master REMIC”). Each Class of Certificates, other than the Class R Certificates and exclusive of the right to receive Basis Risk Shortfalls in the case of each Certificate other than the Class X, Class PO-1, Class PO-2, or Class R Certificates, represents ownership of a regular interest in the Master REMIC for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in each REMIC for purposes of the REMIC Provisions. The Master REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in the Subsidiary REMIC, other than the Class LT1-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in the Subsidiary REMIC. The Subsidiary REMIC shall hold as its assets the Mortgage Loans, and all collections and accounts related thereto. The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date. In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Subsidiary REMIC

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each uncertificated REMIC interest in the Subsidiary REMIC:
Subsidiary REMIC Interest	Initial Principal Balance	Interest Rate	Corresponding Class of Master REMIC Certificates

LT1-A1A	$ 116,120,000.00	(1)	A-1-A
LT1-A1B	$ 7,870,000.00	(1)	A-1-B
LT1-A2A	$ 58,484,000.00	(1)	A-2-A
LT1-A2B	$ 3,965,000.00	(1)	A-2-B
LT1-A3A	$ 11,275,000.00	(1)	A-3-A

LT1-A3B	$ 762,500.00	(1)	A-3-B
LT1-A4A	$ 11,750,000.00	(1)	A-4-A
LT1-A4B	$ 29,955,000.00	(1)	A-4-B
LT1-A5	$ 14,897,000.00	(1)	A-5
LT1-A6A	$ 42,416,500.00	(1)	A-6-A
LT1-A6B	$ 6,170,000.00	(1)	A-6-B
LT1-M1	$ 7,620,000.00	(1)	M-1
LT1-M2	$ 5,190,000.00	(1)	M-2
LT1-M3	$ 2,107,000.00	(1)	M-3
LT1-M4	$ 1,135,000.00	(1)	M-4
LT-M5	$ 1,620,000.00	(1)	M-4
LT1-Q	$ 327,172,965.46	(1)	N/A
LT1-R	(2)	(2)	N/A
________________

(1)
For any Distribution Date (and the related Accrual Period) the interest rate for each of these Lower-Tier Interests shall be the Net Funds Cap, computed for this purpose without regard to any adjustment for any Certificate Insurer Premium and without the adjustment applicable to the LIBOR Certificates.

(2)
The Class LT1-R Interest is the sole class of residual interest in the Subsidiary REMIC. It does not have an interest rate or a principal balance. The Class R Certificate represents beneficial ownership interest of the Class LT1-R Interest.

On each Distribution Date, interest shall be distributed on the Lower Tier Interests in the Subsidiary REMIC based on the above-described interest rates, provided, however, that interest that accrues on the Class LT1-Q Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Overcollateralization Amount for such Distribution Date. Any interest so deferred shall itself bear interest at the interest rate for the Class LT1-Q Interest. An amount equal to the interest so deferred shall be distributed as additional principal on the other Lower Tier Interests in the Subsidiary REMIC having a principal balance in the manner described under priority (a) below.

On each Distribution Date principal shall be distributed, and Realized Losses shall be allocated, among the Lower Tier Interests in the Subsidiary REMIC in the following order of priority:

(a) First, pro rata among each Class of Lower Tier Interests for which there is a Corresponding Class of Master REMIC Certificates until the principal balance of each such Class of Lower Tier Interests equals one-half of the Class Principal Balance of the Corresponding Class of Certificates in the Master REMIC immediately after such Distribution Date; and

(b) Second, to the Class LT1-Q Interest, any remaining amounts.

On each distribution Date, Prepayment Premiums shall be distributed to the Class LT1-Q Interest.

Master REMIC
Master REMIC Class Designation	Initial Class Principal or Class Notional Amount	Pass-Through Rate	Minimum Denominations	Integral Multiples in Excess of Minimum Denominations
Class A-1-A Certificates	$232,240,000.00	5.9646% (1)	$25,000	$1
Class A-1-B Certificates	$15,740,000.00	6.0280% (1)	$25,000	$1
Class A-2-A Certificates	$116,968,000.00	Variable (2)	$25,000	$1
Class A-2-B Certificates	$7,930,000.00	5.9102% (1)	$25,000	$1
Class A-3-A Certificates	$22,550,000.00	Variable (3)	$25,000	$1
Class A-3-B Certificates	$1,525,000.00	6.0426% (1)	$25,000	$1
Class A-4-A Certificates	$23,500,000.00	6.1832% (4)	$25,000	$1
Class A-4-B Certificates	$59,910,000.00	Variable (5)	$25,000	$1
Class A-5 Certificates	$29,794,000.00	6.3324%(6)	$25,000	$1
Class A-6-A Certificates	$84,833,000.00	6.0145%(7)	$25,000	$1
Class A-6-B Certificates	$12,340,000.00	6.1533%(8)	$25,000	$1
Class M-1 Certificates	$15,240,000.00	Variable (9)	$25,000	$1
Class M-2 Certificates	$10,380,000.00	Variable (10)	$25,000	$1
Class M-3 Certificates	$4,214,000.00	Variable (11)	$25,000	$1
Class M-4 Certificates	$2,270,000.00	Variable (12)	$25,000	$1
Class M-5 Certificates	$3,240,000.00	Variable (13)	$25,000	$1
Class PO-1 Certificates	$3,500,000.00	0.00%(14)	10%	1%
Class PO-2 Certificates	$2,000,000.00	0.00%(14)	10%	1%
Class R Certificates(15)	$100	0.00%	20%	20%
Class X Certificates	Notional(16)	0.00%(16)	10%	1%

(1)	These Certificates are subject to a limitation on their Pass-Through Rates equal to the Net Funds Cap.

(2)
The initial Pass-Through Rate on these Certificates is approximately 5.5000% per annum. On each Distribution Date, the per annum Pass-Through Rate on the Class A-2-A Certificates will be equal to the least of (i) LIBOR plus 0.1800%, (ii) 11.00% and (iii) the Net Funds Cap.

(3)
The initial Pass-Through Rate on these Certificates is approximately 5.6200% per annum. On each Distribution Date, the per annum Pass-Through Rate on the Class A-3-A certificates will be equal to the least of (i) LIBOR plus 0.3000%, (ii) 11.00% and (iii) the Net Funds Cap.

(4)
Approximate Pass-Through Rate applicable to the first Distribution Date. On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass- Through Rate on the Class A-4-A Certificates will be equal to the lesser of (i) 6.1832% and (ii) the Net Funds Cap. After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the lesser of (i) 6.6832% and (ii) the Net Funds Cap.

(5)
The initial Pass-Through Rate on these Certificates is approximately 5.7400% per annum. On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on the Class A-4-B certificates will be equal to the least of (i) LIBOR plus 0.4200%, (ii) 11.00% and (iii) the Net Funds Cap. After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) LIBOR plus 0.8400%, (ii) 11.00% and (iii) the Net Funds Cap.

(6)
Approximate Pass-Through Tate applicable to the first Distribution Date. On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass- Through Rate on the Class A-5 Certificates will be equal to the lesser of (i) 6.3324% and (ii) the Net Funds Cap. After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the lesser of (i) 6.8324% and (ii) the Net Funds Cap.

(7)
Approximate Pass-Through Rate applicable to the first Distribution Date. On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass- Through Rate on the Class A-6-A Certificates will be equal to the lesser of (i) 6.0145% and (ii) the Net Funds Cap. After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the lesser of (i) 6.5145% and (ii) the Net Funds Cap.

(8)
Approximate Pass-Through Rate applicable to the first Distribution Date. On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass- Through Rate on the Class A-6-B Certificates will be equal to the lesser of (i) 6.1533% and (ii) the Net Funds Cap. After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the lesser of (i) 6.6533% and (ii) the Net Funds Cap.

(9)
The initial Pass-Through Rate on these Certificates is approximately 5.8700% per annum. On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on the Class M-1 certificates will be equal to the least of (i) LIBOR plus 0.5500%, (ii) 11.00% and (iii) the Net Funds Cap. After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) LIBOR plus 0.8250%, (ii) 11.00% and (iii) the Net Funds Cap.

(10)
The initial Pass-Through Rate on these Certificates is approximately 6.5700% per annum. On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on the Class M-2 Certificates will be equal to the least of (i) LIBOR plus 1.2500%, (ii) 11.00% and (iii) the Net Funds Cap. After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) LIBOR plus 1.7500%, (ii) 11.00% and (iii) the Net Funds Cap.

(11)
The initial Pass-Through Rate on these Certificates is approximately 6.8200% per annum. On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on the Class M-3 Certificates will be equal to the least of (i) LIBOR plus 1.5000%, (ii) 11.00% and (iii) the Net Funds Cap. After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) LIBOR plus 2.0000%, (ii) 11.00% and (iii) the Net Funds Cap.

(12)
The initial Pass-Through Rate on these Certificates is approximately 6.8200% per annum. On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on the Class M-4 Certificates will be equal to the least of (i) LIBOR plus 1.5000%, (ii) 11.00% and (iii) the Net Funds Cap. After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) LIBOR plus 2.0000%, (ii) 11.00% and (iii) the Net Funds Cap.

(13)
The initial Pass-Through Rate on these Certificates is approximately 7.3200% per annum. On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on the Class M-5 Certificates will be equal to the least of (i) LIBOR plus 2.0000%, (ii) 11.00% and (iii) the Net Funds Cap. After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) LIBOR plus 2.5000%, (ii) 11.00% and (iii) the Net Funds Cap.

(14)	The Class PO-1 and Class PO-2 Certificates are Principal-Only Certificates and will not accrue any interest.

(15)	The Class R Certificates shall represent beneficial ownership of the Class LT1-R Interest and the residual interest in the Master REMIC.

(16)
The Class X Certificates shall represent ownership of a regular interest in the Master REMIC (the “Class X Interest”). The Class X Interest shall have an initial principal balance of $335,865.46. The Class X Interest shall also comprise a notional component, which has a notional balance that shall at all times equal the aggregate Class Principal Balance of the Lower Tier Interest in the Subsidiary REMIC. For each Distribution Date (and the related Accrual Period), this notional component shall bear interest at a per annum rate equal to the excess, if any, of (i) the weighted average of the interest rates on the Lower Tier Interests in the Subsidiary REMIC, over (ii) the Adjusted Subsidiary REMIC WAC. In addition, for federal income tax purposes, the Class X Certificates shall represent (i) ownership of the Interest Rate Cap Agreements, Interest Rate Cap Account and the Basis Risk Reserve Fund. The Class X Certificates will also be entitled to all Prepayment Premiums received on the Mortgage Loans.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall—actual or potential (other than for credit losses) to any REMIC regular interest. To the extent that the structure is believed to diverge from such intention the Trust Administrator shall resolve ambiguities to accomplish such result and shall to the extent necessary rectify any drafting errors or seek clarification to the structure without Certificateholder approval (but with guidance of counsel) to accomplish such intention.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.

Class A Certificates	The Class A-1-A, Class A-1-B, Class A-2-A, Class A-2-B, Class A-3-A, Class A-3-B, Class A-4-A, Class A-4-B, Class A-5, Class A-6-A and Class A-6-B Certificates.

Class M Certificates	The Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates.

ERISA-Restricted Certificates	The Residual Certificates, the Private Certificates and any Certificates that do not satisfy the applicable ratings requirement under the Underwriter’s Exemption.

Floating Rate Certificates	The Class A-2-A, Class A-3-A and Class A-4-B, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates.

Senior Certificates	The Class A-1-A, Class A-1-B, Class A-2-A, Class A-2-B, Class A-3-A, Class A-3-B, Class A-4-A, Class A-4-B, Class A-5, Class A-6-A, Class A-6-B and Class R Certificates.

Subordinate Certificates	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class PO-1, Class PO-2, and Class X Certificates.

LIBOR Certificates	The Floating Rate Certificates.

Lockout Certificates	The Class A-6-A and A-6-B Certificates.

Notional Amount Certificates	The Class X Certificates.

Offered Certificates	All Classes of Certificates other than the Private Certificates.

Physical Certificates	The Private Certificates and the Class R Certificates.

Principal-only Certificates	The Class PO-1 and Class PO-2 Certificates.

Private Certificates	The Class PO-1, Class PO-2 and Class X Certificates.

Rating Agencies	DBRS, S&P and Moody’s.

Regular Certificates	All Classes of Certificates other than the Residual Certificates.

Residual Certificates	The Class R Certificates.

All covenants and agreements made by the Depositor herein are for the benefit and security of the Certificateholders and the Certificate Insurer. The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby and thereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. The principal balance of the Mortgage Loans as of the Cut-off Date is $648,509,965.46.

The parties hereto intend to effect an absolute sale and assignment of the Mortgage Loans to the Trustee for the benefit of Certificateholders under this Agreement. However, each of the Depositor and the Seller shall hereunder absolutely assign and, as a precautionary matter grant a security interest, in and to its rights, if any, in the related Mortgage Loans to the Trustee on behalf of Certificateholders to ensure that the interest of the Certificateholders hereunder in the Mortgage Loans is fully protected.

WITNESSETH THAT:

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Master Servicer, the Servicer, the Trustee and the Trust Administrator agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accountant’s Attestation: The attestation required from an accountant pursuant to Section 14.08.

Accrual Period: For any interest-bearing Class of Certificates (other than the LIBOR Certificates) and for each Class of Lower Tier Interests, and any Distribution Date, the calendar month immediately preceding that Distribution Date. For any class of LIBOR Certificates, the period from and including the Distribution Date immediately preceding that Distribution Date (or the Closing Date, in the case of the first Accrual Period) to and including the day immediately preceding that Distribution Date.

Additional Disclosure Notification: As defined in Section 14.02.

Additional Form 10-D Disclosure: As defined in Section 14.02.

Additional Form 10-K Disclosure: As defined in Section 14.03.

Additional Servicer: means each affiliate of the Servicer that Services any of the Mortgage Loans and each Person who is not an affiliate of the Servicer, who Services 10% or more of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Item 1123 Certification is required to be delivered). For clarification purposes, the Master Servicer and the Trust Administrator are Additional Servicers.

Adjusted Subsidiary REMIC WAC: For any Distribution Date (and the related Accrual Period), an amount equal to (i) two, multiplied by (ii) the weighted average of the interest rates for such Distribution Date for each class of Lower Tier Interest in the Subsidiary REMIC, other than the Class LT1-R Interest, weighted in proportion to their principal balances as of the beginning of the related Accrual Period and computed by subjecting the rate on the Class LT1-Q Interest to a cap of 0.00%, and by subjecting the rate on each of the other Classes of Lower Tier Interests in the Subsidiary REMIC, other than the Class LT1-R Interest, to a cap that corresponds to the Pass-Through Rate for the Corresponding Class of Certificates; provided, however, that for each Class of LIBOR Certificates, the Pass-Through Rate shall be multiplied by the quotient of (a) the actual number of days in the Accrual Period, divided by (b) 30.

Advance: With respect to any Mortgage Loan, the payment required to be made by the Servicer or the Master Servicer, as applicable, with respect to any Distribution Date pursuant to the Servicing Agreement or this Agreement.

Adverse REMIC Event: As defined in Section 2.07(f).

Aggregate Loan Balance: As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans as of (except as otherwise provided herein) the last day of the related Collection Period.

Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

Applied Loss Amount: As to any Distribution Date, an amount equal to the excess, if any of (i) the aggregate Class Principal Balance of the Certificates after giving effect to (A) all Realized Losses incurred with respect to Mortgage Loans during the Collection Period for such Distribution Date, (B) payments of principal on such Distribution Date and (C) any additions to the Class Principal Balance of the Certificates on such Distribution Date pursuant to Section 4.03(a) over (ii) the Aggregate Loan Balance for such Distribution Date.

Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made for the originator at the time of the origination of the related Mortgage Loan or the sales price of the Mortgaged Property at the time of such origination, whichever is less or, with respect to any Mortgage Loan that represents a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing.

Assessment of Compliance: The certification required pursuant to Section 14.07.

Assignment and Assumption Agreement: The assignment and assumption agreement dated as of May 1, 2007, by and between DLJ Mortgage Capital, Inc., as assignor and the Depositor, as assignee, relating to the Mortgage Loans.

Bankruptcy Code: The United States Bankruptcy Code, as amended from time to time (11 U.S.C. §§ 101 et seq.).

Basis Risk Reserve Fund: The separate Eligible Account created and initially maintained by the Trust Administrator pursuant to Section 4.07 in the name of the Trust Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., as Trust Administrator, in trust for registered holders of Credit Suisse First Boston Mortgage Securities Corp., TBW Mortgage-Backed Trust Series 2007-2, TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2.” The Basis Risk Reserve Fund shall not be part of any REMIC. Funds in the Basis Risk Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Basis Risk Shortfall: For any Class of Offered Certificates (other than the Class R Certificates), and any Distribution Date, the sum of (i) the excess, if any, of the related Current Interest calculated on the basis of the applicable Pass-Through Rate of such Class of Certificates without regard to the application of the Net Funds Cap over the related Current Interest for that Distribution Date; (ii) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates; and (iii) interest accrued during the related Accrual Period on the amount in clause (ii) calculated at a per annum rate equal to the applicable Pass-Through Rate of such Class of Certificates without regard to the application of the Net Funds Cap.

Beneficial Holder: A Person holding a beneficial interest in any Certificate through a Participant or an Indirect Participant or a Person holding a beneficial interest in any Definitive Certificate.

Book-Entry Certificates: As specified in the Preliminary Statement.

Book-Entry Form: Any Certificate held through the facilities of the Depository.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York or the state in which the office of the Master Servicer or the Servicer or the Corporate Trust Office of the Trustee or Trust Administrator are located are authorized or obligated by law or executive order to be closed.

Carryforward Interest: For any Class of Offered Certificates (other than the Class R Certificates) and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from the immediately preceding Distribution Date exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Pass-Through Rate for such Distribution Date.

Certificate: Any Certificates executed and authenticated by the Trust Administrator on behalf of the Trustee for the benefit of the Certificateholders in substantially the form or forms attached as Exhibits A through D hereto.

Certificate Account: The separate Eligible Account created and maintained with the Trust Administrator, or any other bank or trust company acceptable to the Rating Agencies that is incorporated under the laws of the United States or any state thereof pursuant to Section 3.04, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust Administrator, as agent for the Trustee, on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may (i) be held uninvested without liability for interest or compensation thereon or (ii) be invested at the direction of the Trust Administrator in Eligible Investments and reinvestment earnings thereon (net of investment losses) shall be paid to the Trust Administrator. Funds deposited in the Certificate Account (exclusive of the amounts permitted to be withdrawn pursuant to Section 3.06(a)) shall be held in trust for the Certificateholders.

Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof

(a) minus all distributions of principal previously made or allocated with respect thereto and, in the case of any Class of Subordinate Certificates, reduced by any Applied Loss Amounts allocated to such Class prior Distribution Dates in accordance with Section 4.02;

(b) plus, the amount of any increase to the Certificate Balance of such Certificate pursuant to Section 4.03.

Certificate Index: With respect to each Distribution Date and the LIBOR Certificates, the rate for one-month United States dollar deposits quoted on Reuters Screen LIBOR01 as of 11:00 A.M., London time, on the related Interest Determination Date relating to each Class of LIBOR Certificates. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trust Administrator after consultation with DLJMC), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, the Certificate Index will be the Certificate Index applicable to the preceding Distribution Date. On the Interest Determination Date immediately preceding each Distribution Date, the Trust Administrator shall determine the Certificate Index for the Accrual Period commencing on such Distribution Date and inform the Master Servicer of such rate.

Certificate Insurance Policy: Financial guaranty insurance policy no. D-2007-90 issued by the Certificate Insurer with respect to the Insured Certificates, including any endorsements thereto.

Certificate Insurer: Assured Guaranty Corp., a Maryland domiciled insurance company, and its successors in interest.

Certificate Insurer Default: As defined in Section 15.04(j).

Certificate Insurer Premium: The premium for the Certificate Insurance Policy payable pursuant to Section 4.01 hereof for each Distribution Date in an amount equal to (i) the product of the Certificate Insurer Premium Rate and  the aggregate Class Principal Balance of the Insured Certificates immediately prior to such Distribution Date, divided by (ii) 12.

Certificate Insurer Premium Rate: The per annum rate at which the Certificate Insurer Premium for the Certificate Insurance Policy is calculated, which shall be 0.09% per annum.

Certificate Register: The register maintained pursuant to Section 6.02(a) hereof.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register.

Certification Parties: As defined in Section 14.09.

Certifying Person: As defined in Section 14.09.

Class: All Certificates bearing the same Class designation as set forth in the Preliminary Statement.

Class A Certificates: As set forth in the Preliminary Statement.

Class A-2-A Interest Rate Cap Agreement: The interest rate cap agreement relating primarily to the Class A-2-A Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Trust Administrator, on behalf of the Trust and the Interest Rate Cap Agreement Counterparty, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class A-2-A Interest Rate Cap Sub-Account: The separate sub-account of the Interest Rate Cap Account created and initially maintained by the Trust Administrator pursuant to Section 4.08 in the name of the Trust Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., as Trust Administrator, in trust for registered holders of TBW Mortgage-Backed Trust Series 2007-2, TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2.” Funds in the Class A-2-A Interest Rate Cap Sub-Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Class A-2-A Interest Rate Cap Sub-Account will not be an asset of any REMIC.

Class A-3-A Interest Rate Cap Agreement: The interest rate cap agreement relating primarily to the Class A-3-A Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Trust Administrator, on behalf of the Trust and the Interest Rate Cap Agreement Counterparty, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class A-3-A Interest Rate Cap Sub-Account: The separate sub-account of the Interest Rate Cap Account created and initially maintained by the Trust Administrator pursuant to Section 4.08 in the name of the Trust Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., as Trust Administrator, in trust for registered holders of TBW Mortgage-Backed Trust Series 2007-2, TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2.” Funds in the Class A-3-A Interest Rate Cap Sub-Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Class A-3-A Interest Rate Cap Sub-Account will not be an asset of any REMIC.

Class A-4-B Interest Rate Cap Agreement: The interest rate cap agreement relating primarily to the Class A-4-B Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Trust Administrator, on behalf of the Trust and the Interest Rate Cap Agreement Counterparty, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class A-4-B Interest Rate Cap Sub-Account: The separate sub-account of the Interest Rate Cap Account created and initially maintained by the Trust Administrator pursuant to Section 4.08 in the name of the Trust Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., as Trust Administrator, in trust for registered holders of TBW Mortgage-Backed Trust Series 2007-2, TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2.” Funds in the Class A-4-B Interest Rate Cap Sub-Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Class A-4-B Interest Rate Cap Sub-Account will not be an asset of any REMIC.

Class A-6 Available Principal Amount: With respect to any Distribution Date, an amount equal to (i) if such Distribution Date is prior to the Stepdown Date or occurs when a Trigger Event is in effect, the Principal Payment Amount for that Distribution Date, plus any amounts allocable to the Senior Certificates pursuant to clause (A)(i) of Section 4.01(c) hereof and (ii) if such Distribution Date is on or after the Stepdown Date and a Trigger Event is not in effect, the lesser of (x) the Senior Principal Payment Amount for that distribution date and (y) the Principal Payment Amount for that distribution date, plus any amounts allocable to the Senior Certificates pursuant to clause (B)(i) of Section 4.01(c) hereof.

Class A-6 Calculation Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Class Principal Balance of the Class A-6-A and Class A-6-B Certificates and the denominator of which is the aggregate Class Principal Balance of the Senior Certificates, in each case prior to giving effect to the distributions of principal on that Distribution Date.

Class A-6 Lockout Distribution Amount: With respect to any Distribution Date, an amount equal to the product of (1) the applicable Class A-6 Lockout Percentage for that Distribution Date, (2) the Class A-6 Calculation Percentage for that Distribution Date and (3) the Class A-6 Available Principal Amount for that Distribution Date; provided, however, that in no event shall the Class A-6 Lockout Distribution Amount exceed (a) the outstanding aggregate Class Principal Balance of the Class A-6-A and Class A-6-B Certificates or (b) the Class A-6 Available Principal Amount for such Distribution Date.

Class A-6 Lockout Percentage: With respect to any Distribution Date, the applicable percentage set forth below for that Distribution Date:

Range of Distribution Dates	Class A-6 Lockout Percentage
June 2007 - May 2010	0%
June 2010 - May 2012	45%
June 2012 - May 2013	80%
June 2013 - May 2014	100%
June 2014 and thereafter	300%

Class M-1 Interest Rate Cap Agreement: The interest rate cap agreement relating primarily to the Class M-1 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Trust Administrator, on behalf of the Trust and the Interest Rate Cap Agreement Counterparty, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class M-1 Interest Rate Cap Sub-Account: The separate sub-account of the Interest Rate Cap Account created and initially maintained by the Trust Administrator pursuant to Section 4.08 in the name of the Trust Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., as Trust Administrator, in trust for registered holders of TBW Mortgage-Backed Trust Series 2007-2, TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2.” Funds in the Class M-1 Interest Rate Cap Sub-Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Class M-1 Interest Rate Cap Sub-Account will not be an asset of any REMIC.

Class M-1 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the excess, if any, of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.00% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the excess, if any, of (i) the Aggregate Loan Balance for such Distribution Date over (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-2 Interest Rate Cap Agreement: The interest rate cap agreement relating primarily to the Class M-2 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Trust Administrator, on behalf of the Trust and the Interest Rate Cap Agreement Counterparty, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class M-2 Interest Rate Cap Sub-Account: The separate sub-account of the Interest Rate Cap Account created and initially maintained by the Trust Administrator pursuant to Section 4.08 in the name of the Trust Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., as Trust Administrator, in trust for registered holders of TBW Mortgage-Backed Trust Series 2007-2, TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2.” Funds in the Class M-2 Interest Rate Cap Sub-Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Class M-2 Interest Rate Cap Sub-Account will not be an asset of any REMIC.

Class M-2 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the excess, if any, of (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class M-1 Certificates, in each case after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the excess, if any, of (i) the Aggregate Loan Balance for such Distribution Date over (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-3 Interest Rate Cap Agreement: The interest rate cap agreement relating primarily to the Class M-3 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Trust Administrator, on behalf of the Trust and the Interest Rate Cap Agreement Counterparty, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class M-3 Interest Rate Cap Sub-Account: The separate sub-account of the Interest Rate Cap Account created and initially maintained by the Trust Administrator pursuant to Section 4.08 in the name of the Trust Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., as Trust Administrator, in trust for registered holders of TBW Mortgage-Backed Trust Series 2007-2, TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2.” Funds in the Class M-3 Interest Rate Cap Sub-Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Class M-3 Interest Rate Cap Sub-Account will not be an asset of any REMIC.

Class M-3 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 96.50% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-4 Interest Rate Cap Agreement: The interest rate cap agreement relating primarily to the Class M-4 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Trust Administrator, on behalf of the Trust and the Interest Rate Cap Agreement Counterparty, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class M-4 Interest Rate Cap Sub-Account: The separate sub-account of the Interest Rate Cap Account created and initially maintained by the Trust Administrator pursuant to Section 4.08 in the name of the Trust Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., as Trust Administrator, in trust for registered holders of TBW Mortgage-Backed Trust Series 2007-2, TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2.” Funds in the Class M-4 Interest Rate Cap Sub-Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Class M-4 Interest Rate Cap Sub-Account will not be an asset of any REMIC.

Class M-4 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the excess, if any, of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates, the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, in each case after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the excess, if any, of (i) the Aggregate Loan Balance for such Distribution Date over (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-5 Interest Rate Cap Agreement: The interest rate cap agreement relating primarily to the Class M-5 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Trust Administrator, on behalf of the Trust and the Interest Rate Cap Agreement Counterparty, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class M-5 Interest Rate Cap Sub-Account: The separate sub-account of the Interest Rate Cap Account created and initially maintained by the Trust Administrator pursuant to Section 4.08 in the name of the Trust Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., as Trust Administrator, in trust for registered holders of TBW Mortgage-Backed Trust Series 2007-2, TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2.” Funds in the Class M-5 Interest Rate Cap Sub-Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Class M-5 Interest Rate Cap Sub-Account will not be an asset of any REMIC.

Class M-5 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the excess, if any, of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates, the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, in each case after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 98.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the excess, if any, of (i) the Aggregate Loan Balance for such Distribution Date over (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class PO-1 Certificates: As set forth in the Preliminary Statement.

Class PO-2 Certificates: As set forth in the Preliminary Statement.

Class Principal Balance: With respect to any Class of Certificates, other than the Private Certificates, and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class X Distributable Amount: With respect to any Distribution Date, the excess of (i) the sum of (a) the amounts distributable on the Class X Interest on such Distribution Date as described in the Preliminary Statement and (b) amounts so distributable in all prior Accrual Periods over (ii) the sum of (a) amounts distributed with respect to the Class X Certificates pursuant to Section 4.01(c)(xv) on prior Distribution Dates (but not including any amounts distributed from the Basis Risk Reserve Fund pursuant to Section 4.07 (b) or (c) or from Interest Rate Cap Account pursuant to Section 4.08(b), and (b) any amounts deposited into the Basis Risk Reserve Fund on such Distribution Date or any prior Distribution Date.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, which initially shall be DTC.

Closing Date: May 30, 2007.

Code: The Internal Revenue Code of 1986, as amended.

Collection Period: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

Commission: The U.S. Securities and Exchange Commission.

Compensating Interest Payment: For any Distribution Date and the Master Servicer, the Compensating Interest Payment shall be equal to the excess of (i) the Compensating Interest Payment required to be remitted by the Servicer under the Servicing Agreement for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by the Servicer for such Distribution Date.

Controlling Person: With respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

Cooperative Corporation: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Property and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Cooperative Loan: A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Property: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

Cooperative Unit: With respect to any Cooperative Loan, a specific unit in a Cooperative Property.

Corporate Trust Office: With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 60 Livingston Avenue, Structured Finance EP-MN-WS3D, St. Paul, Minnesota 55107-2292, Attention: Corporate Trust—Structured Finance, TBW 2007-2. With respect to the Trust Administrator, the designated office of the Trust Administrator at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager, TBW 2007-2, except for purposes of Section 6.06 and certificate transfer purposes, such term shall mean the office or agency of the Trust Administrator located at Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: TBW 2007-2.

Corresponding Classes of Certificates: With respect to each Lower Tier Interest, any Class of Certificates appearing opposite such Lower Tier Interest in the Preliminary Statement.

Current Interest: For any Class of Offered Certificates (other than the Class R Certificates) and any Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Class Principal Balance of such Class during the related Accrual Period, provided that if and to the extent that on any Distribution Date the Interest Remittance Amount is less than the aggregate distributions required pursuant to Section 4.01(a), without regard to this proviso, as a result of Interest Shortfalls, then the Current Interest for each Class for such Distribution Date shall be reduced by such Interest Shortfalls, pro rata in proportion to the amount of Current Interest for each Class without regard to this proviso.

Curtailment: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

Custodial Account: The accounts established and maintained by the Servicer in accordance with the Servicing Agreement.

Custodial Agreement: The custodial agreement dated as of May 1, 2007 among the Trustee, the Trust Administrator and the Custodian, with respect to the Mortgage Loans.

Custodian: Colonial Bank, N.A., or its successor in interest under the Custodial Agreement, acting as agent on behalf of the Trustee and compensated by the Trust Administrator or as otherwise specified therein.

Cut-off Date: May 1, 2007.

Cut-off Date Pool Principal Balance: $648,509,965.46.

Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

Data Remittance Date: With respect to any Distribution Date, the 10th calendar day of the month in which such Distribution Date occurs, or if such 10th day is not a Business Day, the Business Day immediately following such 10th day.

DBRS: DBRS, Inc., or any successor thereto.

Deferred Amounts: For any Class of Subordinate Certificates and any Distribution Date, the excess of (x) the aggregate Applied Loss Amount previously applied in reduction of the Class Principal Balance thereof over (y) the sum of (i) the aggregate amount previously paid in reimbursement thereof and (ii) any additions to the Class Principal Balance pursuant to Section 4.03 on such Distribution Date or any previous Distribution Date. Any payment of Deferred Amounts pursuant to Section 4.01(c) shall not result in a reduction of the Class Principal Balance of the related Class Certificate.

Definitive Certificate: As defined in Section 6.07.

Deleted Mortgage Loan: As defined in Section 2.03(c).

Delinquency Rate: For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month, in each case after giving effect to any modification to the principal balance of any Mortgage Loan.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

Depositor: Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

Depository Agreement: The Letter of Representation dated as of the Closing Date by and among DTC, the Depositor and the Trust Administrator for the benefit of the Trustee.

Determination Date: With respect to each Distribution Date, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately succeeding such Business Day.

Disqualified Organization: Any organization defined as a “disqualified organization” under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” within the meaning of Section 775 of the Code, and (vi) any other Person so designated by the Trust Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any REMIC formed hereby or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

Distribution Date: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in June 2007.

DLJMC: DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

DTC: The Depository Trust Company.

Due Date: With respect to each Mortgage Loan and any Distribution Date, the date on which Scheduled Payments on such Mortgage Loan are due which is either the first day of the month of such Distribution Date, or if Scheduled Payments on such Mortgage Loan are due on a day other than the first day of the month, the date in the calendar month immediately preceding the Distribution Date on which such Scheduled Payments are due, exclusive of any days of grace.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category (or a short-term rating of at least “A-2,” in the case of S&P), or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee, the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee, the Trust Administrator and the Rating Agencies. Eligible Accounts may bear interest.

Eligible Institution: An institution having the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies or the approval of the Rating Agencies.

Eligible Investments: Any one or more of the obligations and securities listed below:

1.
direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; the FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA (or the equivalent) or higher by the Rating Agencies;

2.
federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

3.
repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated “A-1+” by the Rating Agencies; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee or the Trust Administrator in exchange for such collateral, and (C) be delivered to the Trustee or the Trust Administrator or, if the Trustee or the Trust Administrator, as applicable, is supplying the collateral, an agent for the Trustee or the Trust Administrator, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

4.
securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

5.
commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

6.
a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

7.
money market funds (which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody’s and one of the two highest available rating categories of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of the Master Servicer, a Servicer, the Trustee or the Trust Administrator and any such funds that are managed by the Master Servicer, a Servicer, the Trustee or the Trust Administrator or their respective Affiliates or for the Master Servicer, a Servicer, the Trustee or the Trust Administrator or any Affiliate of such Person acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

8.
such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the Ratings of the Certificates, without regard to the Certificate Insurance Policy;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements (without regard to the ratings requirements) of an Underwriter’s Exemption.

ERISA-Restricted Certificate: As set forth in the Preliminary Statement.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

Event of Default: As defined in Section 8.01 hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Expense Fee Rate: As to each Mortgage Loan, the sum of the related Servicing Fee Rate, the rate at which any lender paid primary mortgage guaranty insurance fee accrues, if applicable, and the Qualified Substitute Mortgage Loan Excess Interest Rate, if applicable.

Expense Fees: As to each Mortgage Loan, the sum of the related Servicing Fee, any lender paid primary mortgage guaranty insurance premium, if applicable, and any Qualified Substitute Mortgage Loan Excess Interest, if applicable.

Fair Credit Reporting Act: The Fair Credit Reporting Act of 1970, as amended.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Financing Statement: A financing statement in the form of a UCC-1 or UCC-3, as applicable, filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

Fitch Ratings: Fitch, Inc., or any successor thereto.

FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Form 8-K Disclosure Information: As defined in Section 14.04.

Indemnification Agreement: The Indemnification Agreement, dated as of May 30, 2007, among the Certificate Insurer, the Depositor, the Seller and the Servicer.

Independent: When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, Trust Administrator, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

Indirect Participants: Entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Initial Class Principal Balance: As set forth in the Preliminary Statement.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any Mortgage Guaranty Insurance Policy, any standard hazard insurance policy, flood insurance policy or title insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any such insurance policies.

Insurance Proceeds: Amounts paid pursuant to any Insurance Policy with respect to a Mortgage Loan that have not been used to restore the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures.

Insured Amounts: With respect to the Insured Certificates, the same meaning assigned in the Certificate Insurance Policy.

Insured Certificates: The Class A-4-A, Class A-4-B and Class A-5 Certificates.

Insured Payments: The aggregate amount actually paid by the Certificate Insurer to the Trust Administrator in respect of Insured Amounts.

Interest Determination Date: With respect to the LIBOR Certificates and for each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

Interest Rate: With respect to each Subsidiary REMIC Regular Interest, the applicable rate set forth or calculated in the manner described in the Preliminary Statement.

Interest Rate Cap Account: The separate Eligible Account created and initially maintained by the Trust Administrator pursuant to Section 4.08 in the name of the Trust Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., as Trust Administrator, in trust for registered holders of TBW Mortgage-Backed Trust Series 2007-2, TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2.” The Interest Rate Cap Account shall include the Interest Rate Cap Sub-Accounts established by the Trust Administrator for the benefit of the Certificateholders to hold amounts from the Class A-2-A, Class A-3-A, Class A-4-B, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Interest Rate Cap Agreements. Funds in the Interest Rate Cap Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Interest Rate Cap Account will not be an asset of any REMIC.

Interest Rate Cap Agreements: The Class A-2-A Interest Rate Cap Agreement, the Class A-3-A Interest Rate Cap Agreement, the Class A-4-B Interest Rate Cap Agreement, the Class M-1 Cap Agreement, the Class M-2 Cap Agreement, the Class M-3 Cap Agreement, the Class M-4 Cap Agreement and the Class M-5 Cap Agreement.

Interest Rate Cap Agreement Counterparty: Credit Suisse International.

Interest Rate Cap Agreement Termination Date: With respect to the Class A-2-A Interest Rate Cap Agreement, the Distribution Date in February 2011, after any required payment is made. With respect to the Class A-3-A Interest Rate Cap Agreement, the Distribution Date in September 2011, after any required payment is made. With respect to the Class A-4-B Interest Rate Cap Agreement, the Distribution Date in April 2016, after any required payment is made. With respect to the Class M-1 Interest Rate Cap Agreement, the Class M-2 Interest Rate Cap Agreement, the Class M-3 Interest Rate Cap Agreement, the Class M-4 Interest Rate Cap Agreement and the Class M-5 Interest Rate Cap Agreement, the Distribution Date in May 2010, after any required payments are made.

Interest Rate Cap Sub-Accounts: The Class A-2-A Interest Rate Cap Sub-Account, the Class A-3-A Interest Rate Cap Sub-Account, the Class A-4-B Interest Rate Cap Sub-Account, the Class M-1 Cap Sub-Account, the Class M-2 Cap Sub-Account, the Class M-3 Cap Sub-Account, the Class M-4 Cap Sub-Account and the Class M-5 Cap Sub-Account.

Interest Remittance Amount: For any Distribution Date, an amount equal to the sum of (1) all interest collected (other than related Payaheads, if applicable) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all Payoffs and Curtailments received on the Mortgage Loans during the related Prepayment Period (other than interest on Principal Prepayments in full that occur during the portion of the Prepayment Period that is in the same calendar month as the related Distribution Date), less (x) the Servicing Fee and any lender paid Mortgage Guaranty Insurance Policy premiums with respect to the Mortgage Loans and (y) unreimbursed Advances and other amounts due to the Servicer, the Master Servicer, the Trust Administrator or the Trustee with respect to the Mortgage Loans, (2) all Compensating Interest Payments paid by the Servicer or the Master Servicer with respect to the Mortgage Loans with respect to such Distribution Date, (3) the portion of any Substitution Adjustment Amount and Purchase Price paid with respect to the Mortgage Loans during the calendar month immediately preceding the Distribution Date, and the proceeds of any purchase of the Mortgage Loans by the Servicer pursuant to Section 11.01 and (4) all Net Liquidation Proceeds, and any Insurance Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and expenses, and unpaid Servicing Fees) collected with respect to the Mortgage Loans during the prior calendar month.

Interest Shortfall: For any Distribution Date, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rate) on the Mortgage Loans resulting from (a) Prepayment Interest Shortfall Amounts to the extent not covered by a Compensating Interest Payment and (b) limitations on interest payments on certain of the Mortgage Loans pursuant to the provisions of the Relief Act.

ISDA: International Swaps and Derivatives Association, Inc.

ISDA Master Agreement: An ISDA Master Agreement (Multicurrency-Cross Border) in the form published by ISDA in 1992 including the schedule thereto.

Late Payment Rate: As of the date of calculation, the lesser of (a) the greater of (i) the per annum rate of interest, publicly announced from time to time by JPMorgan Chase Bank, National Association at its principal office in the City of New York as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank, National Association) plus 3% and (ii) the then applicable highest rate of interest on the Insured Certificates and (b) the maximum rate permissible under any applicable law limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

Lender Paid Mortgage Guaranty Insurance Policy: Any lender paid Mortgage Guaranty Insurance Policy.

LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the City of London, England are required or authorized by law to be closed.

Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has determined (with respect to the Mortgage Loans, in accordance with this Agreement and the Servicing Agreement that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property.

Liquidation Expenses: Customary and reasonable “out of pocket” expenses incurred by a Servicer (or the related Sub-Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered by such Servicer (or the related Sub-Servicer) under a Mortgage Guaranty Insurance Policy for reasons other than such Servicer’s failure to comply with Section 3.03 of the Servicing Agreement.

Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property related to a Mortgage Loan and any other proceeds received in connection with an REO Property, other than Recoveries.

Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the Mortgaged Property.

Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Lower Tier Interest: As described in the Preliminary Statement.

Master REMIC: As described in the Preliminary Statement.

Master Servicer: Wells Fargo.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS® System.

MERS® System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The mortgage identification number for any MERS Mortgage Loan.

Modified Mortgage Loan: Any Mortgage Loan that is modified in accordance with Section 3.07 hereof, the outstanding Stated Principal Balance of which has been changed by either adding to such Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan or subtracting from such Stated Principal Balance the amount by which the balance of such Mortgage Loan has been reduced.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Excess Cashflow: For any Distribution Date, an amount equal to the sum of the Monthly Excess Interest and the Overcollateralization Release Amount, if any, for such date.

Monthly Excess Interest: As to any Distribution Date, the Interest Remittance Amount remaining after the application of payments pursuant to clauses (i) through (viii) of Section 4.01(I)(a) and the Principal Payment Amount remaining after the application of payments pursuant to clauses (A) through (H) of Section 4.01(b)(I) or clauses (A) through (G) of Section 4.01(b)(II), as applicable.

Moody’s: Moody’s Investors Service, Inc., or any successor thereto.

Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument creating a first lien on a fee simple or leasehold estate in real property securing a Mortgage Note.

Mortgage File: For each Mortgage Loan, the Trustee Mortgage File and the Servicer Mortgage File.

Mortgage Guaranty Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Mortgage Loans: Such of the mortgage loans and cooperative loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Auction Price: The price, calculated as set forth in Section 11.01, to be paid in connection with the purchase of the Mortgage Loans by the Auction Purchaser.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 11.01, to be paid in connection with the purchase of the Mortgage Loans pursuant to an Optional Termination.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:

1. the Mortgage Loan identifying number;

2. a code indicating the type of Mortgaged Property (detached single family dwelling, PUD, condominium unit, two- to four-unit residential property or Cooperative Unit) and the occupancy status;

3. the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

4. the Loan-to-Value Ratio at origination;

5. a code indicating the existence of a subordinate lien for the related mortgaged property;

6. the combined loan-to-value ratio at origination;

7. the related borrower’s debt-to-income ratio;

8. the related borrower’s credit score at origination;

9. the Mortgage Rate as of the Cut-off Date;

10. the stated maturity date;

11. the amount of the Scheduled Payment as of the Cut-off Date;

12. the original principal amount of the Mortgage Loan;

13. the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

14. a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

15. a code indicating whether a Prepayment Premium is required to be paid in connection with a prepayment of the Mortgage Loan and the term and the amount of the Prepayment Premium;

16. the Expense Fee Rate as of the Cut-off Date;

17. the Servicing Fee Rate (which may be disclosed on the Mortgage Loan Schedule in two parts identified as the servicing fee and the master servicing fee or in two parts identified as the “Lender Fee” and the “Mgmt Fee” or in two parts identified as “service fee” and “excess fee”);

18. a code indicating whether the Mortgage Loan is covered under a borrower paid or lender paid Primary Insurance Policy (and, if so, the name of the insurance carrier) and the rate at which any lender paid Primary Insurance Policy premium is calculated, if applicable;

19. a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, its corresponding MIN.

With respect to the Mortgage Loans in the aggregate, each Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

1. the number of Mortgage Loans;

2. the current aggregate principal balance of the Mortgage Loans as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; and

3. the weighted average Mortgage Rate of the Mortgage Loans.

Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note.

Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Shares and Proprietary Lease.

Mortgagor: The obligor on a Mortgage Note.

Most Senior Enhancement Percentage: With respect to any Distribution Date and any Class of Certificates, a fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Class Principal Balance of those Classes of Certificates that are lower in priority and (ii) the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such Distribution Date, and the denominator of which is the Aggregate Loan Balance as of the first day of the related Collection Period.

Net Funds Cap: For any Distribution Date and each Class of Offered Certificates (other than the Class R Certificates), a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount on such date (adjusted to account for the Certificate Insurer Premium with respect to the Insured Certificates) and (2) 12, and the denominator of which is the Aggregate Loan Balance for the immediately preceding Distribution Date multiplied by, with respect to the LIBOR Certificates only, (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the excess of the related Liquidation Proceeds over the sum of Liquidation Expenses, Expense Fees and unreimbursed Advances and Servicing Advances.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate for such Mortgage Loan less the related Expense Fee Rate.

Net Prepayment Interest Shortfall Amount: For any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfall Amounts during the related Prepayment Period exceeds the related Compensating Interest Payments for such Distribution Date.

1933 Act: The Securities Act of 1933, as amended.

Nonrecoverable Advance: Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Master Servicer or a Servicer that, in the good faith judgment of the Master Servicer or a Servicer, will not be ultimately recoverable by the Master Servicer or a Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise from proceeds or collections on the related Mortgage Loan.

Offered Certificates: As set forth in the Preliminary Statement.

Officer’s Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President, Senior Vice President, a Vice President, or other authorized officer, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, the Seller, the Master Servicer, the Servicer, a Sub-Servicer, the Trustee or the Trust Administrator, as the case may be, and delivered to the Depositor, the Seller, the Master Servicer, the Servicer, the Trustee or the Trust Administrator, as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, the Master Servicer or a Servicer, reasonably acceptable to the Trustee and the Trust Administrator. With respect to the definition of Eligible Account in this Article I and Sections 2.05 and 7.04 hereof and any opinion dealing with the qualification of the REMIC or compliance with the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor, the Master Servicer and such Servicer, (ii) not have any direct financial interest in the Depositor, the Master Servicer or such Servicer or in any affiliate of either of them and (iii) not be connected with Depositor, the Master Servicer or such Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Optimal Interest Remittance Amount: With respect to any Distribution Date, an amount equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the Expense Fee Rate.

Optional Termination: Any purchase of the Mortgage Loans by the Servicer, pursuant to Section 11.01.

Optional Termination Date: As defined in Section 11.01(a).

Optional Termination Notice Period: The period during which notice is to be given to the affected Certificateholders of an Optional Termination pursuant to Section 11.03(d).

OTS: The Office of Thrift Supervision.

Overcollateralization Amount: For any Distribution Date the excess, if any, of (x) the applicable Aggregate Loan Balance for such Distribution Date over (y) the aggregate Class Principal Balance of the Certificates after giving effect to payments on such Distribution Date.

Overcollateralization Deficiency: For any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Class Principal Balance of the Certificates resulting from the payment of the Principal Payment Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount: For any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Ownership Interest: With respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Par Value: As defined in Section 11.01.

Participant: A broker, dealer, bank, other financial institution or other Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

Pass-Through Entity: (a) a regulated investment company described in Section 851 of the Code, a real estate investment trust described in Section 856 of the Code, a common trust fund or an organization described in Section 1381(a) of the Code, (b) any partnership, trust or estate or (c) any person holding a Class A Certificate as nominee for another person.

Pass-Through Rate: For any interest-bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement. Interest on the Certificates (other than the LIBOR Certificates) shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the LIBOR Certificates shall be calculated on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Monthly Payment received by the Servicer during any Due Period in addition to the Monthly Payment due on such Due Date and intended by the Mortgagor to be applied at a future Due Date.

Payoff: Any payment of principal on a Mortgage Loan equal to the entire outstanding Stated Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

PCAOB: The Public Company Accounting Oversight Board.

Percentage Interest: As to any Certificate, either the percentage set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates: As set forth in the Preliminary Statement.

Pledge Instruments: With respect to each Cooperative Loan, the Stock Power, the Assignment of Proprietary Lease and the Security Agreement.

Policy Payments Account: As defined in Section 15.04(b) of this Agreement.

Preference Claim: As defined in Section 15.04(e) of this Agreement.

Prepayment Interest Shortfall Amount: As defined in the Servicing Agreement.

Prepayment Premium: With respect to any Mortgage Loan, any penalty, fee or premium required to be paid if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

Prepayment Period: With respect to any full or partial Principal Prepayments and any Distribution Date, the calendar month immediately preceding such Distribution Date.

Principal Payment Amount: For any Distribution Date, the excess of the Principal Remittance Amount for such date over the Overcollateralization Release Amount, if any, for such date.

Principal Prepayment: Any payment of principal on a Mortgage Loan that constitutes a Payoff or Curtailment.

Principal Remittance Amount: For any Distribution Date, an amount equal to the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period (less unreimbursed Advances, Servicing Advances and other amounts due to the Servicer, the Master Servicer, the Trust Administrator and the Trustee with respect to the Mortgage Loans, to the extent allocable to principal or to the extent the Interest Remittance Amount is insufficient (or as otherwise permitted by this Agreement)) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all Principal Prepayments on the Mortgage Loans received during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller or purchased by the Servicer during the calendar month immediately preceding such Distribution Date, (4) the principal portion of the Mortgage Loan Purchase Price received in connection with an Optional Termination pursuant to Section 11.01, (5) the principal portion of the Mortgage Loan Auction Price received in connection with an Auction Sale pursuant to Section 11.01, (6) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loans during the calendar month immediately preceding such Distribution Date allocable to principal and (7) all Net Liquidation Proceeds (net of unreimbursed Advances, Servicing Advances and other expenses, to the extent allocable to principal or to the extent the Interest Remittance Amount is insufficient (or as otherwise permitted by this Agreement)) and any Recoveries collected with respect to the Mortgage Loans during the prior calendar month, to the extent allocable to principal.

Private Certificates: As set forth in the Preliminary Statement.

Proprietary Lease: The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Prospectus: The Prospectus dated April 20, 2007 relating to the offering by the Depositor from time to time of its TBW Mortgage-Backed Pass-Through Certificates (Issuable in Series) in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the Offered Certificates.

Prospectus Supplement: The Prospectus Supplement, dated May 29, 2007, relating to the offering of the Offered Certificates in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the Offered Certificates.

Purchase Price: With respect to any Mortgage Loan required to be purchased by the related Seller pursuant to Section 2.02 or 2.03, the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued and unpaid interest on the Mortgage Loan at the applicable Mortgage Rate (reduced by the Servicing Fee Rate, if the purchaser is also the Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, (iii) in the case of a Mortgage Loan purchased by the Seller, the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan and (iv) any costs and damages (including without limitation late fees) actually incurred and paid by or on behalf of the Trust in connection with the fact that such Mortgage Loan at the time it was made failed to comply in all material respects with applicable federal, state or local predatory and abusive lending laws, to the extent such costs and damages result from a breach by the Seller of the representation and warranty set forth in Schedule III(viii). With respect to any Mortgage Loan required or allowed to be purchased, the Servicer or the Seller, as applicable, shall deliver to the Trustee and the Trust Administrator an Officer’s Certificate as to the calculation of the Purchase Price.

Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Qualified Substitute Mortgage Loan: One or more Mortgage Loans substituted by the Seller for one or more Deleted Mortgage Loans which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit L, individually or in the aggregate and on a weighted average basis, as applicable, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year greater than or less than that of the Deleted Mortgage Loan, provided that the remaining term to maturity of any such Mortgage Loan shall be no greater than the last maturing Mortgage Loan in the Trust immediately prior to any substitution; (v) not be a Cooperative Loan and (vi)  comply with each representation and warranty set forth in Section 2.03(b).

Qualified Substitute Mortgage Loan Excess Interest: For any Qualified Substitute Mortgage Loan and Distribution Date, the product of (x) the Stated Principal Balance, as of the second preceding Due Date after giving effect to scheduled payments for that Due Date, whether or not received, of such Mortgage Loan and (y) the Qualified Substitute Mortgage Loan Excess Interest Rate for such Mortgage Loan and Distribution Date.

Qualified Substitute Mortgage Loan Excess Interest Rate: For any Qualified Substitute Mortgage Loan and Distribution Date, the excess of the rate at which such Mortgage Loan is accruing interest over the rate at which the related Deleted Mortgage Loan was accruing interest on the date of substitution.

Rating Agency: DBRS, S&P or Moody’s, or any successor to either of them.

Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

Realized Loss: With respect to any Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the applicable Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan, and with respect to each Modified Mortgage Loan, the amount, if any, by which the principal balance of such Mortgage Loan has been reduced as a result of such modification.

Record Date: With respect to any Distribution Date and the LIBOR Certificates, the Business Day immediately preceding that Distribution Date so long as the Certificates remain Book-Entry Certificates, or otherwise on the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs. With respect to any Class of Certificates other than the LIBOR Certificates, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

Recovery: With respect to any Distribution Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month prior to that Distribution Date, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month which has previously been allocated as a Realized Loss to a Class or Classes of Certificates, net of any reimbursable expenses.

Reference Bank Rate: As to any Accrual Period relating to the LIBOR Certificates, the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the Interest Determination Date prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trust Administrator after consultation with DLJMC, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Accrual Period.

Reference Banks: Three major banks that are engaged in the London interbank market, selected by the Trust Administrator after consultation with DLJMC.

Registration Statement: That certain registration statement on Form S-3, as amended (Registration No. 333-140945), relating to the offering by the Depositor from time to time of its CSMC Mortgage-Backed Pass-Through Certificates (Issuable in Series) as heretofore declared effective by the Securities and Exchange Commission.

Regular Certificates: All of the Certificates other than the Residual Certificates.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Reimbursement Amount: As to any Distribution Date, the sum of (i)(a) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to this Agreement, plus (b) interest accrued thereon, calculated at the related Late Payment Rate from the date the Certificate Insurer paid the Insured Payment to the Trust Administrator and (ii) without duplication, (a) any other amounts owing to the Certificate Insurer under this Agreement and the Indemnification Agreement, as certified to the Trust Administrator by the Certificate Insurer plus (b) interest accrued thereon calculated at the related Late Payment Rate.

Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit Q attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, each Servicer, the Trust Administrator, the Trustee or each Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act: The Servicemembers Civil Relief Act of 1940, as amended, and any similar state or local law.

Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code. Reference herein to REMIC refers to the Master REMIC and the Subsidiary REMIC, as the context requires.

REMIC Election: An election, for federal income tax purposes, to treat certain assets as a REMIC.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REO Disposition: The final sale by the Servicer of any REO Property.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Representatives: As defined in Section 3.02.

Required Basis Risk Reserve Fund Amount: With respect to any Distribution Date, $5,000.

Required Basis Risk Reserve Fund Deposit: With respect to any Distribution Date, the sum of (i) any Basis Risk Shortfall for such date (net of amounts available to pay Basis Risk Shortfalls on deposit in the Interest Rate Cap Account (which include the Interest Rate Cap Sub-Account) on such date) and (ii) the excess, if any, of the Required Basis Risk Reserve Fund Amount for such Distribution Date over the amount on deposit in the Basis Risk Reserve Fund at the close of business on the Business Day immediately preceding such Distribution Date.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan or the related Mortgaged Property.

Reportable Event: As defined in Section 14.04.

Reporting Servicer: As defined in Section 14.03.

Residual Certificates: The Class R Certificates.

Responsible Officer: When used with respect to the Trustee or the Trust Administrator, shall mean any officer within the corporate trust department of the Trustee or the Trust Administrator, respectively, including any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or any other officer of the Trustee or the Trust Administrator customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Rolling Three Month Delinquency Rate: For any Distribution Date, the fraction, expressed as a percentage, equal to the average of the related Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Rule 144A: Rule 144A under the 1933 Act, as in effect from time to time.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: As defined in Section 14.09.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Shares.

Seller: DLJMC.

Senior Certificates: As set forth in the Preliminary Statement.

Senior Enhancement Percentage: For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such Distribution Date (assuming no Trigger Event has occurred), and the denominator of which is the Aggregate Loan Balance as of the first day of the related Collection Period.

Senior Payment Priority: The priority of payment set forth in Section 4.01(b)(I)(B).

Senior Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the excess, if any, of (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.30% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the excess, if any, of (i) the Aggregate Loan Balance for such Distribution Date over (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Servicer: TBW and any successor in interest thereto or any successor servicer appointed as provided herein and the Servicing Agreement.

Service(s)(ing): In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicer Mortgage File: All documents pertaining to a Mortgage Loan not required to be included in the Trustee Mortgage File and held by the Master Servicer or the Servicer or any Sub-Servicer.

Servicing Advance: The meaning assigned to such term in the Servicing Agreement.

Servicing Agreement: The securitization servicing agreement between DLJ Mortgage Capital, Inc., as seller, the Master Servicer, the Trust Administrator, the Trustee and TBW, as servicer, dated as of May 1, 2007.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.14.

Servicing Fee Rate: 0.25% per annum.

Servicing Function Participant: Any Sub-Servicer, Subcontractor or any other Person, other than each Servicer, the Master Servicer, the Trustee and the Trust Administrator, that is performing activities addressed by the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Mortgage Loans (measured as the weighted average of the monthly percentages of the aggregate Stated Principal Balance of the Mortgage Loans serviced by such participant during the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months in such year during which such Servicing Function Participant Services the related Mortgage Loans and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed from the Cut-Off Date to the end of such calendar year).

Servicing Officer: Any officer of the Master Servicer or a Servicer involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Trust Administrator by the Master Servicer or by a Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and delivered to the Trustee and Trust Administrator.

Special Payoff Mortgage Loan: With respect to any Distribution Date, any Mortgage Loan (i) that was subject to a Payoff in the month preceding the month of such Distribution Date and (ii) the principal of which was distributed on the Distribution Date immediately preceding such Distribution Date.

Standard Hazard Policy: Each standard hazard insurance policy or replacement therefor.

Startup Day: The Closing Date.

Stated Principal Balance: As to any Mortgage Loan and date of determination, the principal balance of such Mortgage Loan as of the Cut-off Date, after application of the principal portion of all Scheduled Payments due on or before the Cut-off Date, whether or not received, minus the sum of (i) all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before that date of determination and (ii) any Realized Losses on such Mortgage Loan that have been allocated to one or more Classes of Certificates on or before that date of determination.

Stepdown Date: The date occurring on the earlier of (i) the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates is reduced to zero and (ii) the later of (x) the Distribution Date in June 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to 12.70%.

Stock Power: With respect to a Cooperative Loan, an assignment of the stock certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

Subcontractor: Any vendor, subcontractor or other Person that (i) is a Servicing Function Participant and (ii) is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee or the Trust Administrator.

Subordinate Certificates: As set forth in the Preliminary Statement.

Subservicing Agreement: An agreement between the Servicer and a Sub-Servicer for the servicing of the related Mortgage Loans.

Subsidiary REMIC: As described in the Preliminary Statement.

Subsidiary REMIC Regular Interest: Any one of the “regular interests” in the Subsidiary REMIC as described in the Preliminary Statement.

Substitution Adjustment Amount: As defined in Section 2.03(c).

Sub-Servicer: Any Person that (i) is a Servicing Function Participant, (ii) services Mortgage Loans on behalf of any Servicer, and (iii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions required to be performed under this Agreement, the Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

Sub-Servicing Agreement: Any servicing agreement between the Servicer and a Sub-Servicer pursuant to which such Servicer delegates any of its servicing responsibilities with respect to any of the Mortgage Loans.

Targeted Overcollateralization Amount: With respect to any Distribution Date prior to the Stepdown Date, 0.90% of the Aggregate Loan Balance as of the Cut-off Date; (2) with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, the greater of (a) 1.80% of the Aggregate Loan Balance for such Distribution Date, and (b) 0.50% of the Aggregate Loan Balance as of the Cut-off Date; and (3) with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)-1T. Initially, the Tax Matters Person shall be the Trust Administrator.

TBW: Taylor, Bean & Whitaker Mortgage Corp.

Transferee Affidavit and Agreement: As defined in Section 6.02(g)(iii).

Trigger Event: A Trigger Event shall occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage set forth in the table immediately below of the Most Senior Enhancement Percentage for the most senior Class of Certificates then outstanding :

Class	Percentage
Senior	50.00%
Class M-1	79.38%
Class M-2	132.29%
Class M-3	181.43%
Class M-4	226.79%
Class M-5	352.78%

or (ii) the cumulative Realized Losses with respect to Mortgage Loans as a percentage of the original Aggregate Loan Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage*
June 2009 - May 2010	0.20%
June 2010 - May 2011	0.55%
June 2011 - May 2012	0.95%
June 2012 - May 2013	1.35%
June 2013 - and thereafter	1.60%

* The percentages set forth above are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Trust Administrator: Wells Fargo Bank, N.A. a national banking association, not in its individual capacity, but solely in its capacity as trust administrator for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

Trust Fund: The corpus of the trust created by this Agreement consisting of (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property, (c) the Custodial Account, the Certificate Account, the Interest Rate Cap Account (subject to Section 4.08(b)), the Interest Rate Cap Agreements and the Basis Risk Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policies with respect to the Mortgage Loans, (e) the Depositor’s rights under the Assignment and Assumption Agreement and (g) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

Trust Receipt and Final Certification: As defined in Section 2.02(a).

Trust Receipt and Initial Certification: As defined in Section 2.02(a).

Trustee: U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

Trustee Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Trustee Mortgage File pursuant to this Agreement.

Underwriter’s Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

U.S. Bank: U.S. Bank National Association.

U.S. Person: Means (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 99% of all Voting Rights shall be allocated among the Holders of the Certificates, except for the Class PO-1, Class PO-2, Class X and Class R Certificates. The portion of such 99% Voting Rights allocated to each of the Certificates, except for the Class PO-1, Class PO-2, Class X and Class R Certificates, shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all such Classes then outstanding. The Class X Certificates shall be allocated 1% of the Voting Rights. Voting Rights shall be allocated among the Certificates within each such Class in proportion to their respective Percentage Interests. The Class PO-1, Class PO-2 and Class R Certificates shall have no Voting Rights. Notwithstanding any of the foregoing, unless a Certificate Insurer Default is continuing, on any date on which any Insured Certificates are outstanding, or any amounts are owed to the Certificate Insurer under this Agreement, the Certificate Insurer will have all Voting Rights of the Insured Certificates. So long as the Certificate Insurer has the Voting Rights pursuant to the preceding sentence, the reference to holders of the Class A-4-A, Class A-4-B and Class A-5 Certificates in this definition shall be deemed to refer to the Certificate Insurer.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

SECTION 2.01	Conveyance of Trust Fund.

(a) The Depositor hereby sells, transfers, assigns, delivers, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer, without recourse, the Depositor’s right, title and interest in and to (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received or receivable by the Depositor on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property related to the Mortgage Loans, (c) the Custodial Account, the Certificate Account, the Interest Rate Cap Account (which includes the Interest Rate Cap Sub-Accounts), the Basis Risk Reserve Fund, the Class X Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policies with respect to the Mortgage Loans, (e) the Depositor’s rights under the Assignment and Assumption Agreement and (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. In addition, on or prior to the Closing Date, the Depositor shall cause the Trust Administrator, on behalf of the Trust, to enter into the Interest Rate Cap Agreements with the Interest Rate Cap Agreement Counterparty and the Depositor shall pay or cause to be paid on behalf of the Trust Fund the payments owed to the Interest Rate Cap Agreement Counterparty as of the Closing Date under the Interest Rate Cap Agreements.

(b) It is agreed and understood by the Depositor, the Seller, the Servicer, the Master Servicer, the Trust Administrator and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or The Home Loan Protection Act of New Mexico, effective as of January 1, 2004, or that is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective as of November 7, 2004, or that is an “Indiana High Cost Home Mortgage Loan” as defined in the Indiana High Cost Home Loan Act, effective as of January 1, 2005.

(c) In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Custodian for the benefit of the Certificateholders and the Certificate Insurer, the documents and instruments with respect to each Mortgage Loan as assigned:

(i)
(A) the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed “Pay to the order of ________________, without recourse” and signed in the name of the last named endorsee by an authorized officer or (B) with respect to any Lost Mortgage Note, a lost note affidavit and indemnity from the Seller stating that the original Mortgage Note was lost or destroyed (together with a copy of such Mortgage Note, if available) and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note;

(ii)	the original of any guarantee executed in connection with the Mortgage Note (if any);

(iii)
for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the Seller indicating that such Mortgage has been delivered for recording (the return directions for the original Mortgage should indicate, when recorded, mail to the Seller) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the related Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iv)
the originals of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

(v)	for each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage as appropriate, in recordable form, for each Mortgage Loan from the last assignee assigned in blank;

(vi)
for each Mortgage Loan that was not a MERS Mortgage Loan at its origination, the originals of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the last assignee, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Custodian forthwith after return from such recording office); and

(vii)
a copy of the original mortgage title insurance policy (the original of which is held by the Servicer as custodian pursuant to the Servicing Agreement), or copy of title commitment (or in appropriate jurisdictions, attorney’s opinion of title and abstract of title).

In addition, in connection with the assignment of any MERS Mortgage Loan, the Servicer agrees that it will cause, at the Servicer’s expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders and the Certificate Insurer by including (or deleting, in the case of Mortgage Loans that are repurchased or substituted in accordance with this Agreement) the information required by the MERS® System to (a) identify the Trustee and (b) identify the series of the Certificates issued in connection with such Mortgage Loans. The Depositor shall report to the Custodian and the Certificate Insurer the status of updating all applicable assignments with MERS within 60 days of the Closing Date and shall confirm in writing to the Custodian and the Certificate Insurer (which may be furnished electronically) once all assignments are updated with MERS. The Servicer agrees that it shall not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased or substituted in accordance with the terms of this Agreement.

In the event the Depositor delivers to the Custodian certified copies of any document or instrument set forth in 2.01(c) because of a delay caused by the public recording office in returning any recorded document, the Depositor shall deliver or cause to be delivered to the Custodian, within 60 days of the Closing Date, an Officer’s Certificate that shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) for a Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, (b) all interim recorded assignments or (c) a copy of the lender’s title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Custodian, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office.

As promptly as practicable subsequent to such transfer and assignment, and in any event within 30 days thereafter, DLJMC shall, at its expense, (i) affix or cause to be affixed the Trustee’s name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within 30 days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which DLJMC has not received the information required to prepare such assignment in recordable form, DLJMC’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof, and DLJMC need not cause to be recorded any assignment that relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor (at the Depositor’s expense) to the Trustee, the Certificate Insurer, the Trust Administrator and DLJMC, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s, the Certificate Insurer’s and the Certificateholders’ interest in the related Mortgage Loan.

If any original Mortgage Note referred to in Section 2.01(c)(A) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Custodian of a photocopy of such Mortgage Note, if available, with a lost note affidavit and indemnity substantially in the form of Exhibit F. If any of the original Mortgage Notes for which a lost note affidavit and indemnity was delivered to the Custodian is subsequently located, such original Mortgage Note shall be delivered to the Custodian within three Business Days.

(d) The Trustee and the Trust Administrator are authorized to enter into one or more Custodial Agreements, at the direction of the Depositor, for the purpose of having a Custodian maintain custody of the documents and instruments referred to in this Section 2.01, and any documents delivered thereunder shall be delivered to the Custodian and any Officer’s Certificates delivered with respect thereto shall be delivered to the Trustee, the Certificate Insurer, the Trust Administrator and the Custodian.

(e) It is the express intent of the parties to this Agreement that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee. It is, further, not the intention of the parties to this Agreement that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties to this Agreement, the Mortgage Loans are held to be the property of the Depositor or if, for any other reason, this Agreement is held or deemed to create a security interest in the Mortgage Loans then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders and the Certificate Insurer of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or the Custodian of such items of property and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “in possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 of the New York Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders and the Certificate Insurer for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (d) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interests unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing). The Depositor and the Trustee, upon directions from the Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of this Agreement.

(f) The Trustee is hereby directed, on or prior to the Closing Date, not in its individual capacity but solely on behalf of the Trust Fund, to execute and deliver the Servicing Agreement in the form presented to it by the Depositor, for the benefit of the Holders of the Certificates and the Certificate Insurer. The Trustee shall not be personally liable for the payment of any indebtedness or expenses of the Trust Fund or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee on behalf of the Trust Fund under the Servicing Agreement or any other related documents, as to all of which recourse shall be had solely to the assets of the Trust Fund in accordance with the terms of this Agreement. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution of the Servicing Agreement and the performance of any obligations thereunder.

SECTION 2.02	Acceptance by the Trustee.

(a) The Trustee shall, or pursuant to the Custodial Agreement, the Trustee shall require the Custodian to, execute and deliver on the Closing Date to the Depositor, the Master Servicer, the Seller, the Servicer, the Certificate Insurer, the Trustee and the Trust Administrator a Trust Receipt and Initial Certification with respect to the Mortgage Loans substantially in the form annexed hereto as Exhibit J (the “Trust Receipt and Initial Certification”). Such Trust Receipt and Initial Certification shall require the Custodian, based on its review and examination, and only as to the documents identified in such Trust Receipt and Initial Certification, to acknowledge that such documents appear regular on their face and relate to such Mortgage Loan. The Custodian shall not be required to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

The Trustee shall, or pursuant to the Custodial Agreement, the Trustee shall require the Custodian to, not later than 90 days after the Closing Date, deliver to the Depositor, the Master Servicer, the Seller, the Servicer, the Trustee, the Certificate Insurer and the Trust Administrator a Trust Receipt and Final Certification with respect to the Mortgage Loans, in the form annexed hereto as Exhibit K (the “Trust Receipt and Final Certification”), with any applicable exceptions noted thereon.

Based solely upon the Trust Receipt and Initial Certification received from the Custodian, and subject to the provisions of Section 2.01 and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

If, in the course of its review, the Custodian finds any document constituting a part of a Mortgage File to be missing or incomplete, the Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period and such defect materially and adversely affects the interests of Certificateholders or the Certificate Insurer in the related Mortgage Loan, the Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) repurchase such Mortgage Loan within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; or such longer period not to exceed 720 days from the Closing Date if the substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office; provided, however, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Servicer’s failure to record such Assignment of Mortgage, and provided, further, that the Seller shall not be obligated to repurchase or cure any Mortgage Loan solely as a result of the Servicer’s failure to record such Assignment of Mortgage. The Trust Administrator shall direct the Custodian to deliver to each Rating Agency and the Certificate Insurer written notice within 270 days from the Closing Date indicating each Mortgage Loan (a) for which a mortgage or assignment of mortgage required to be recorded hereunder has not been returned by the appropriate recording office or (b) as to which the Custodian has been notified that there is a dispute as to location or status of such Mortgage Loan. Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the Custodian. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee, the Certificate Insurer and the Trust Administrator of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee or the Trust Administrator of a Request for Release substantially in the form of Exhibit L. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Business Day immediately preceding such Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit L hereto, the Trustee shall cause the Custodian to release the related Mortgage File to the Seller and shall execute and deliver at such entity’s request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.

If pursuant to the preceding paragraph the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Servicer shall, at the Seller’s expense, either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller as the beneficial holder of such Mortgage Loan.

With respect to any Mortgage Loan that is delinquent, in default or default is reasonably foreseeable for which the Seller reasonably believes breaches a representation, warranty or covenant under a purchase agreement pursuant to which the Seller purchased from the originator or prior holder of such Mortgage Loan, the Seller shall have the right to repurchase such Mortgage Loan from the Trust at any time in order to facilitate its rights against such originator or prior holder of such Mortgage Loan at a price equal to the Purchase Price; provided, however, that in no event shall such repurchase take place with respect to Mortgage Loans constituting more than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans. Any such repurchase by the Seller pursuant to this provision shall be effected in accordance with the provisions of Section 2.03(c).

In the event that DLJMC exercises such option, the Repurchase Price therefor shall be deposited in the Certificate Account and upon such deposit of the Repurchase Price and receipt of a Request for Release in the form of Exhibit L hereto, the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders and the Certificate Insurer to DLJMC, and the Trustee shall execute and deliver at DLJMC’s direction such instruments of transfer or assignment prepared by DLJMC, in each case without recourse, as shall be necessary to transfer title from the Trustee to DLJMC.

(b) It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Trust Administrator, the Depositor, the Certificate Insurer and any Certificateholder against the Seller.

SECTION 2.03	Representations and Warranties of the Seller and the Master Servicer.

(a) Each of DLJMC, in its capacity as Seller and Wells Fargo, in its capacity as the Master Servicer hereby makes the representations and warranties applicable to it set forth in Schedule IIA and IIB, respectively, as applicable, hereto, and by this reference incorporated herein, to the Depositor, the Trustee, the Certificate Insurer and the Trust Administrator, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

(b) DLJMC, in its capacity as Seller hereby makes the representations and warranties set forth in Schedule IIIA applicable to the Mortgage Loans and by this reference incorporated herein, to the Depositor, the Servicer, the Trustee, the Certificate Insurer and the Trust Administrator, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified, with respect to the Mortgage Loans identified on Schedule I hereto. Any breach of the representations and warranties set forth in Schedule IIIA(xxiii), IIIA(xxiv), IIIA(xxvi) and IIIA(xxx) shall be deemed to materially and adversely affect the interests of the Certificateholders in that Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty.

(c) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties and the Certificate Insurer. The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan sold by the Seller to the Trust, it shall cure such breach in all material respects and, if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee, the Certificate Insurer and the Trust Administrator of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee or the Trust Administrator of a Request for Release substantially in the form of Exhibit L relating to the Deleted Mortgage Loan and the Mortgage File for any such Qualified Substitute Mortgage Loan. The Seller shall promptly reimburse the Trustee, the Trust Administrator and the Servicer for any actual out-of-pocket expenses reasonably incurred by the Trustee, the Trust Administrator and the Servicer in respect of enforcing the remedies for such breach. With respect to any representation and warranties described in this Section that are made to the best of a Seller’s knowledge if it is discovered by any of the Depositor, the Master Servicer, Seller, the Certificate Insurer, the Servicer, the Trustee or the Trust Administrator that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders or the Certificate Insurer therein, notwithstanding the related Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Custodian for the benefit of the Certificateholders and the Certificate Insurer the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(c), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and shall be retained by the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders shall include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders and the Certificate Insurer to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee, the Servicer and the Trust Administrator. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Custodial Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall instruct the Custodian to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and the Trustee shall execute and deliver at the Seller’s direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances and Servicing Advances and unpaid Servicing Fees with respect to such Deleted Mortgage Loans shall be deposited in the Custodial Account by the Seller on or before the Business Day immediately preceding the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be repurchased or replaced hereunder.

One or more Mortgage Loans may be substituted for one or more Deleted Mortgage Loans. The determination of whether a Mortgage Loan is a Qualified Substitute Mortgage Loan may be satisfied on an individual basis. Alternatively, if more than one Mortgage Loan is to be substituted for one or more Deleted Mortgage Loans, the characteristics of such Mortgage Loans and Deleted Mortgage Loans shall be aggregated or calculated on a weighted average basis, as applicable, in determining whether such Mortgage Loans are Qualified Substitute Mortgage Loans.

In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Custodial Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel if required by Section 2.05 and receipt of a Request for Release in the form of Exhibit L hereto, the Trustee shall cause the Custodian to release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Trustee or the Trust Administrator on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee, the Trust Administrator or the Custodian for the benefit of the Certificateholders and the Certificate Insurer.

SECTION 2.04	Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Custodian.

SECTION 2.05	Delivery of Opinion of Counsel in Connection with Substitutions.

Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee, the Certificate Insurer and the Trust Administrator an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of any of the Trustee, the Trust Administrator or the Trust Fund, addressed to the Trustee and the Trust Administrator, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding; provided, however, that no Opinion of Counsel shall be required if (A) the substitution occurs within two years of the Closing Date and (B) the substitution occurs with respect to the Mortgage Loans that are “defective” under the Code and the Seller delivers to the Trust Administrator and the Trustee an Officer’s Certificate substantially in the form of Exhibit X.

SECTION 2.06	Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans together with the assignment to it of all other assets included in the Trust Fund, receipt of which, subject to the provisions of Section 2.02(a), is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed the Certificates and caused them to be authenticated and delivered to or upon the order of the Depositor in authorized denominations which evidence ownership of the Trust Fund. The rights of the Holders of such Certificates to receive distributions from the Trust Fund and all ownership interests of the Holders of the Certificates in such distributions shall be as set forth in this Agreement.

SECTION 2.07	REMIC Provisions.

(a) The Depositor hereby elects and authorizes the Trust Administrator to treat the Trust Fund as the number of separate REMICs specified in the Preliminary Statement (each, a “REMIC”) under the Code and, if necessary, under applicable state law. Each such election shall be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return (x) for the taxable year ending on the last day of the calendar year in which the Certificates are issued and (y) for the taxable year ending on the last day of the calendar year in which Certificates are first sold to a third party. The Closing Date is hereby designated as the “startup day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code. Each Certificate, other than the Class R Certificates and exclusive of their right to receive payments in respect of Basis Risk Shortfalls, represents ownership of “regular interests” (within the meaning of Section 860G of the Code) in the Master REMIC shall consist of the Certificates (other than the Class R Certificates). The Class R Certificates shall represent the beneficial ownership of the “residual interest” in each REMIC. Neither the Depositor nor the Trust Administrator nor the Trustee shall permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC other than the Certificates and the Subsidiary REMIC Regular Interests.

(b) The Trust Administrator on behalf of the Holders of the Class R Certificates, shall act as agent for the Class R Certificateholder as the “tax matters person” (within the meaning of the REMIC Provisions) for each REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. By its acceptance of a Class R Certificate, each Holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trust Administrator as its agent to act on behalf of each REMIC pursuant to the specific duties outlined herein.

(c) A Holder of the Class R Certificates, by the purchase of such Certificates, shall be deemed to have agreed to timely pay, upon demand by the Trust Administrator, the amount of any minimum California state franchise taxes due with respect to each REMIC created hereunder under Sections 23151(a) and 23153(a) of the California Revenue and Taxation Code. Notwithstanding the foregoing, the Trust Administrator shall be authorized to retain the amount of such tax from amounts otherwise distributable to such Holder in the event such Holder does not promptly pay such amount upon demand by the Trust Administrator. In the event that any other federal, state or local tax is imposed, including without limitation taxes imposed on a “prohibited transaction” of a REMIC as defined in Section 860F of the Code, such tax shall be charged against amounts otherwise available for distribution to the applicable Holder of a Class R Certificate and then against amounts otherwise available for distribution to the Holders of Regular Certificates in accordance with the provisions set forth in Section 4.01. The Trust Administrator or the Trustee shall promptly deposit in the Certificate Account any amount of “prohibited transaction” tax that results from a breach of the Trust Administrator’s or the Trustee’s duties, respectively, under this Agreement. The Master Servicer or the Servicer shall promptly deposit in the Certificate Account any amount of “prohibited transaction” tax that results from a breach of the Master Servicer’s or such Servicer’s duties, respectively, under this Agreement.

(d) The Trust Administrator shall act as attorney-in-fact and as agent on behalf of the tax matters person of each REMIC created hereunder and in such capacity the Trust Administrator shall: (i) prepare and file, or cause to be prepared and filed, federal and state tax returns (which returns the Trustee shall sign) using a calendar year as the taxable year for each REMIC created hereunder when and as required by the REMIC Provisions and other applicable federal income tax laws as the direct representative of each such REMIC in compliance with the Code and shall provide copies of such returns as required by the Code; (ii) make an election, on behalf of each REMIC created hereunder, to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year, in accordance with the REMIC Provisions; and (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to any governmental taxing authority all information reports as and when required to be provided to them in accordance with the REMIC Provisions. The expenses of preparing and filing such returns shall be borne by the Trust Administrator. The Depositor, the Master Servicer and the Servicer shall provide on a prompt and timely basis to the Trust Administrator or its designee such information with respect to each REMIC created hereunder as is in their possession and reasonably required or requested by the Trust Administrator to enable it to perform its obligations under this subsection.

In its capacity as attorney-in-fact and as agent on behalf of the tax matters person, the Trust Administrator shall also: (A) act on behalf of each REMIC created hereunder in relation to any tax matter or controversy involving the Trust Fund, (B) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and (C) cause to be paid solely from the sources provided herein the amount of any taxes imposed on each REMIC created hereunder when and as the same shall be due and payable (but such obligation shall not prevent the Trust Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trust Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

(e) The Trust Administrator shall provide (i) to any transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of such Residual Certificate to any Person who is not a permitted transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.

(f) The Trustee, to the extent directed by the Trust Administrator, the Depositor and the Holder of the Class R Certificates shall take any action or cause the Trust Fund to take any action necessary to create or maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, to the extent directed or (in the case of a failure to act) not directed by the Trust Administrator, nor the Holders of the Residual Certificates shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause the Trust Fund to take) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of each REMIC created hereunder as a REMIC or (ii) result in the imposition of a tax upon a REMIC (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee, the Certificate Insurer and the Trust Administrator have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.

The Trustee, the Certificate Insurer and the Trust Administrator shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer, a Servicer or the Depositor has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to a REMIC or their assets, or causing any REMIC created hereunder to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee and the Trust Administrator shall consult with the Master Servicer, the Servicer and the Depositor or their designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder and the Trustee, the Certificate Insurer and the Trust Administrator shall not take any such action or cause that REMIC to take any such action as to which the Master Servicer, any Servicer or the Depositor has advised it in writing that an Adverse REMIC Event could occur.

In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any REMIC created hereunder to take any action, which is not expressly permitted under the terms of this Agreement, the Holders of the Residual Certificates shall consult with the Trust Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder, and no such Person shall take any action or cause the Trust Fund to take any such action as to which the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur. The Trust Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take action not permitted by this Agreement.

At all times as may be required by the Code, the Trust Administrator shall to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMICs as “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder, as defined in Section 860F(a)(2) of the Code, on “net income from foreclosure property” of such REMIC, as defined in Section 860G(c) of the Code, on any contributions to a REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Servicer, if such Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax or if such tax arises out of or results from a breach of such Servicer’s duties under (x) Section 2.07(j) of this Agreement to not enter into any arrangement by which a REMIC would receive a fee or other compensation for services or to permit such REMIC to receive any income from assets other than “qualified mortgages” or “permitted investments”, (y) Section 3.01 of this Agreement to not make or any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code or (z) this Agreement to not cause any REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or to subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code of otherwise, (ii) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or if the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (iii) to the Trust Administrator, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article II, (iv) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article II, or (v) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.08 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall Amount.

In accordance with Section 2.07(c), the Servicer, the Master Servicer, the Trust Administrator or the Trustee, as applicable, shall promptly deposit in the Certificate Account any amount of such tax.

For purposes of this Section 2.07(g), a tax is imposed following the final and unappealable determination under the Code of the amount of such tax and written notice thereof by the Tax Matters Person to the party to be charged.

(h) The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i) Following the Startup Day, none of the Servicer, the Trustee (which shall act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement) or the Trust Administrator shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 2.05) such Servicer, the Trustee or the Trust Administrator shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in a REMIC will not cause that REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or subject that REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) None of the Servicer, the Trustee (which shall act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement) or the Trust Administrator shall (subject to Section 2.05) enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit such REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k) Within 30 days after the Closing Date, the Trust Administrator shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable means and prepare and file with the Internal Revenue Service Form 8811, “Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations” for each REMIC.

(l) None of the Trustee (which shall act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement), the Trust Administrator, the Master Servicer or the Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for a REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to a REMIC after the Closing Date (a) unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not affect adversely the status of any REMIC created hereunder as a REMIC or (b) unless the Master Servicer or such Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax.

(m) In order to enable the Trust Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided to the Trust Administrator, within ten days after the Closing Date, all information or data that the Trust Administrator determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans and the Trust Administrator shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein. Thereafter, the Master Servicer shall provide, promptly upon request therefor, any such additional information or data that the Trustee or the Trust Administrator may from time to time reasonably request in order to enable the Trustee and the Trust Administrator to perform their duties as set forth herein and the Trustee and the Trust Administrator shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein. DLJMC shall indemnify the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Trust Administrator arising from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trust Administrator on a timely basis. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Trustee and the Trust Administrator arising from any failure of the Master Servicer to provide, or to cause to be provided, accurate information or data required to be provided by the Master Servicer to the Trustee and the Trust Administrator on a timely basis; provided, however, that if the Servicer fails to provide such information to the Master Servicer upon timely request for such information by the Master Servicer, the Servicer shall indemnify each of the Master Servicer, the Trustee and the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Master Servicer, the Trustee and the Trust Administrator arising from any failure of that Servicer to provide, or to cause to be provided, the information referred to above on a timely basis. The indemnification provisions hereunder shall survive the termination of this Agreement and shall extend to any co-trustee and co-trust administrator appointed pursuant to this Agreement.

(n) The Trust Administrator shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Class X Certificateholder, and not as an asset of any REMIC. The Trust Administrator shall treat the rights of the Certificateholders (other than with respect to the Class X, Class PO-1, Class PO-2 or Class R Certificates) to receive payments from the Basis Risk Reserve Fund as rights in an interest rate cap contract written by the Class X Certificateholder in favor of such Certificateholders. Thus, each Certificate (other than the Class X, Class PO-1, Class PO-2 or Class R Certificates) shall be treated as representing ownership of not only REMIC Regular Interests, but also ownership of an interest in interest rate cap contracts or a separate contractual right. For purposes of determining the issue price of the REMIC Regular interests, the Trust Administrator shall assume that the interest rate cap contract has a value of $10,000.

(o) The Trust Administrator shall treat the Interest Rate Cap Account as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Class X Certificateholder, and not as an asset of any REMIC. Thus, each Certificate that has the benefit of an Interest Rate Cap Agreement shall be treated as representing ownership of not only REMIC Regular Interests, but also ownership of an interest in interest rate cap contracts or a separate contractual right. For purposes of determining the issue price of the REMIC Regular interests, the Trust Administrator shall assume that the Interest Rate Cap Agreement has a value of $10,000.

SECTION 2.08	Covenants of the Master Servicer and the Servicer.

The Master Servicer and the Servicer, severally and not jointly, hereby covenants to the Depositor, the Trustee, the Certificate Insurer and the Trust Administrator as follows:

(a) Each of the Servicer and the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Mortgage Guaranty Insurance Policy; and

(b) No written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor, the Certificate Insurer, the Trustee or the Trust Administrator and prepared by the Master Servicer or the Servicer pursuant to this Agreement will contain any untrue statement of a material fact.

(c) Each of the Servicer and the Master Servicer agrees to indemnify the Trust Fund, the Depositor, the Master Servicer, the Certificate Insurer, the Trust Administrator and the Trustee for losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer, the Certificate Insurer, the Trust Administrator and the Trustee, as a result of a breach of such Servicer’s or Master Servicer’s, as applicable, covenants set forth above in Section 2.08(a); provided that the Master Servicer shall not provide indemnification for any damages caused by information provided to the Master Servicer by the Certificate Insurer, the Servicer, the Interest Rate Cap Agreement Counterparty, the Custodian, any Subcontractor or any Sub-Servicer or any other party to this Agreement.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

SECTION 3.01	Master Servicing of the Mortgage Loans.

For and on behalf of the Certificateholders and the Certificate Insurer, as an independent contractor of the Trustee, the Master Servicer shall, in accordance with this Section 3.01, master service and administer the Mortgage Loans by overseeing and enforcing the servicing of the Mortgage Loans by the Servicer according to the terms of the Servicing Agreement. In connection with such servicing and administration of the Mortgage Loans, the Master Servicer shall have full power and authority, acting alone and/or, with respect to the Servicer, through Sub-Servicers, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, provided that neither the Master Servicer nor the Servicer shall take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, the Certificate Insurer, the Trust Administrator or the Certificateholders under this Agreement. Each of the Master Servicer and the Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan that would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Master Servicer and the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor, the Trustee and the Trust Administrator, when the Master Servicer or the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Trust Administrator, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer and the Servicer shall prepare and deliver to the Depositor and/or the Trustee and/or the Trust Administrator such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Master Servicer or the Servicer to master servicer and administer or service and administer the Mortgage Loans, as applicable, to the extent that the Master Servicer or the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee or the Trust Administrator shall execute such documents and deliver them to the Master Servicer or such Servicer, as applicable.

SECTION 3.02	[Reserved]

SECTION 3.03	Trustee to Act as Master Servicer.

In the event that the Master Servicer shall for any reason no longer be Master Servicer hereunder (including by reason of an Event of Default hereunder), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer hereunder and under the Servicing Agreement arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer pursuant to Section 3.13 of the Servicing Agreement or any acts or omissions of the related predecessor of the Master Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder or under the Servicing Agreement, including but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof; (iv) deemed to have made any representations and warranties of the Master Servicer hereunder or under the Servicing Agreement or (v) be obligated to perform any obligation of the Master Servicer under Section 14.06, Section 14.07 or Section 14.08 hereof or under Section 5.04, 5.05 or 6.05 of the Servicing Agreement with respect to any period of time during which the Trustee was not acting as the Master Servicer). Any such assumption shall be subject to Section 8.02 hereof.

The Servicer shall, upon request of the Trust Administrator, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by the Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement or substitute Subservicing Agreement to the assuming party.

SECTION 3.04	Certificate Account.

(a) On or prior to the Closing Date, the Trust Administrator shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trust Administrator shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

(i)	the aggregate amount remitted by the Servicer to the Master Servicer or Trust Administrator pursuant to the Servicing Agreement;

(ii)	all Compensating Interest Payments remitted by the Master Servicer to the Trust Administrator;

(iii)	all Advances remitted by the Master Servicer to the Trust Administrator; and

(iv)	any other amounts deposited hereunder that are required to be deposited in the Certificate Account.

In the event that the Master Servicer or the Servicer shall remit to the Trust Administrator any amount not required to be remitted, the Master Servicer or the Servicer, as applicable, may at any time direct the Trust Administrator to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer’s Certificate to the Trust Administrator that describes the amounts deposited in error in the Certificate Account. All funds deposited in the Certificate Account shall be held by the Trust Administrator in trust for the Certificateholders and the Certificate Insurer until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.06. In no event shall the Trust Administrator incur liability for withdrawals from the Certificate Account at the direction of the Master Servicer or the Servicer.

(b) Each institution at which the Certificate Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the Trust Administrator in Eligible Investments, which shall mature not later than the Business Day immediately preceding the Distribution Date, or on the Distribution Date, with respect to Eligible Investments invested with an affiliate of the Trust Administrator, and, in each case, shall not be sold or disposed of prior to its maturity. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trust Administrator as compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trust Administrator in the Certificate Account.

SECTION 3.05	Access to Certain Documentation and Information Regarding the Mortgage Loans; Inspections.

(a) The Master Servicer shall afford the Depositor, the Trustee and the Trust Administrator reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable written request and during normal business hours at the office designated by the Master Servicer.

(b) The Depositor or the Seller shall make reasonable efforts to assist the Certificate Insurer in obtaining the information from the Servicer relating to the Mortgage Loans that the Depositor believes it appropriate in its reasonable judgment.
SECTION 3.06	Permitted Withdrawals from the Certificate Account.

(a) The Trust Administrator shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to Section 2.07). In addition, the Trust Administrator may from time to time make withdrawals from the Certificate Account for the following purposes:

(i)
to pay to itself compensation for its services hereunder as set forth in Section 10.05 any investment income earned for the related Distribution Date, and to pay to itself or the Master Servicer any other amounts in respect of reimbursement of costs, expenses, indemnification or other amounts to which it or the Master Servicer is entitled to reimbursement or payment under the terms of this Agreement;

(ii)
to withdraw and return to the Master Servicer or the Servicer, in the case of the Servicer for deposit to the Custodial Account, any amount deposited in the Certificate Account and not required to be deposited therein; and

(iii)	to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 11.01 hereof.

SECTION 3.07	Mortgage Loan Modifications.

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable (within the meaning of the REMIC Provisions), and if in the Servicer’s determination such modification is not materially adverse to the interests of the Certificateholders and the Certificate Insurer (taking into account any estimated Realized Loss that might result absent such action), the Servicer may modify the terms of the related Mortgage Loan to (1) capitalize to the principal balance of the Mortgage Loan unreimbursed Advances, unreimbursed Servicing Advances, unpaid servicing fees, and related amounts due to the Servicer; (2) defer such amounts to a balloon payment due on the final payment date of the Mortgage Loan; (3) reduce the related Mortgage Rate (provided that the Mortgage Rate of any fixed-rate Mortgage Loan that does not relate to an overcollateralization structure may not be reduced); (4) reduce the principal balance of the Mortgage Loan; and/or (5) extend the maturity of the Mortgage Loan, but in no instance past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date; provided, however, that the Servicer will effect such modification only after the related borrower has made no less than three consecutive monthly payments pursuant the terms of the proposed modification.

SECTION 3.08	Trustee and Trust Administrator to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Trust Administrator shall immediately notify the Custodian, by delivering, or causing to be delivered a “Request for Release” substantially in the form of Exhibit L. Upon the Custodian’s release of the related Mortgage File to the Servicer pursuant to the Custodial Agreement, the Trustee shall within three Business Days of the Servicer’s direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy or, for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Servicer shall provide to the Custodian a Request for Release substantially in the form of Exhibit L signed by a Servicing Officer, requesting release of the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Custodian when the need therefor by such Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Custodial Account, in which case the Servicer shall deliver to the Custodian a Request for Release substantially in the form of Exhibit L, signed by a Servicing Officer. Each Servicer is also authorized to cause the removal from the registration on the MERS® System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release, including an assignment of such loan to the Trustee.

If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property related to a Mortgage Loan as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

SECTION 3.09	Master Servicing Compensation.

(a) The Master Servicer shall be compensated by the Trust Administrator as separately agreed. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by DLJMC (or if DLJMC shall fail to do so, by the Trust) and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or (c) the performance of any of the Master Servicer’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer’s duties hereunder or incurred by reason of any action of the Master Servicer taken at the direction of the Certificateholders; provided, however, that the sum of (x) such indemnity amounts payable by DLJMC or the Trust to the Master Servicer pursuant to this Section and (y) the indemnity amounts payable by DLJMC or the Trust to the Trust Administrator pursuant to Section 10.05, shall not exceed $200,000 per year; provided, further, that any amounts not payable by DLJMC or the Trust to the Master Servicer due to the preceding proviso shall be payable by DLJMC (or if DLJMC fails to do so, by the Trust) in any succeeding year, subject to the aggregate $200,000 per annum limitation imposed by the preceding proviso. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master Servicer hereunder.

SECTION 3.10	Access to Certain Documentation.

The Master Servicer and the Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer or the Servicer. Nothing in this Section shall limit the obligation of the Master Servicer or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer or the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section shall require the Master Servicer or the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

SECTION 3.11	[Reserved].

SECTION 3.12	[Reserved].

SECTION 3.13	Designated Mortgage Loans.

(a) For and on behalf of the Certificateholders, the Master Servicer shall oversee and enforce the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the Servicing Agreement and shall have full power and authority to do any and all things that it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement and with customary and usual standards of practice of prudent mortgage loan master servicers. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, and shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer.

The Master Servicer shall terminate the rights and obligations of the Servicer under the Servicing Agreement upon the failure of such Servicer to perform any of its obligations under such Servicing Agreement, which failure results in an Event of Default as provided in Section 8.01 thereof. In the event the Servicer is terminated pursuant to the preceding sentence, the Master Servicer shall notify the Depositor, the Certificate Insurer and the Trust Administrator and shall either (a) select and engage a successor servicer of the Mortgage Loans or (b) act as successor servicer of the Mortgage Loans. Such enforcement, including without limitation the legal prosecution of claims, termination of the Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

To the extent that the costs and expenses of the Master Servicer related to any termination of the Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to the Servicing Agreement (including without limitation (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an Event of Default by the Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Trust.

(b) Each month, if the Servicer fails to make a required Advance by the date such Advance is required to be made under the Servicing Agreement, the Master Servicer shall deposit in the amount of any required Advance in the Certificate Account.

(c) Each month, the Master Servicer shall make Compensating Interest Payments with respect to the Mortgage Loans to the extent provided in Section 8.02.

SECTION 3.14	Indemnification of Servicer and Master Servicer

The Servicer agrees to indemnify and hold the Master Servicer harmless from and against any and all losses, claims, expenses, costs, or liabilities (including reasonable attorneys fees and court costs) incurred by the Master Servicer as a result of or in connection with the failure by the Servicer to perform the obligations or responsibilities imposed upon or undertaken by the Servicer under this Agreement.

The Master Servicer agrees to indemnify and hold the Servicer harmless from and against any and all losses, claims, expenses, costs, or liabilities (including reasonable attorneys fees and court costs) incurred by such Servicer as a result of or in connection with the failure by the Master Servicer to perform the obligations or responsibilities imposed upon or undertaken by the Master Servicer under this Agreement.

ARTICLE IV

PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

SECTION 4.01	Priorities of Distribution.

(a) On each Distribution Date, the Trust Administrator shall distribute the Interest Remittance Amount for such date in the following order of priority:

(i)	to the Certificate Insurer, the Certificate Insurer Premium due in connection with the Certificate Insurance Policy;

(ii)
concurrently, to the Senior Certificates (other than the Class R Certificates), pro rata based on amounts due, Current Interest and any Carryforward Interest for each such Class and such Distribution Date;

(iii)	to the Certificate Insurer, any unpaid Reimbursement Amount;

(iv)	to the Class M-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(v)	to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(vi)	to the Class M-3 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(vii)	to the Class M-4 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(viii)	to the Class M-5 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date; and

(ix)
for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.01(c), any such Interest Remittance Amount remaining after application pursuant to clauses (i) through (viii) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

(b) On each Distribution Date, the Trust Administrator shall distribute the Principal Payment Amount as follows:

(I) On each Distribution Date, (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, in the following order of priority:

(A)	first, to the Class R Certificates, until its Class Principal Balance has been reduced to zero;

(B)
second, concurrently, on a pro rata basis, to the Senior Certificates (other than the Class R Certificates), as follows (the priority set forth in clauses (i) through (vii) below, referred to herein as the “Senior Payment Priority”):

(i)
first, to the Class A-6-A and Class A-6-B Certificates, pro rata based on their respective Class Principal Balances, the Class A-6 Lockout Distribution Amount, until their respective Class Principal Balances have been reduced to zero;

(ii)	second, to the Class A-1-A and Class A-1-B Certificates, pro rata based on their respective Class Principal Balances, until their Class Principal Balances have been reduced to zero;

(iii)	third, to the Class A-2-A and Class A-2-B Certificates, pro rata based on their respective Class Principal Balances, until their Class Principal Balances have been reduced to zero;

(iv)	fourth, to the Class A-3-A and Class A-3-B Certificates, pro rata based on their respective Class Principal Balances, until their Class Principal Balances have been reduced to zero;

(v)	fifth, to the Class A-4-A and Class A-4-B Certificates, pro rata based on their respective Class Principal Balances, until their Class Principal Balances have been reduced to zero;

(vi)	sixth, to the Class A-5 Certificates, until its Class Principal Balance has been reduced to zero;

(vii)	seventh, to the Class A-6-A and Class A-6-B Certificates, pro rata based on their respective Class Principal Balances, until their Class Principal Balances have been reduced to zero;

(C)	third, to the Certificate Insurer, any Certificate Insurer Premium and Reimbursement Amounts not repaid to the Certificate Insurer pursuant to clauses (a)(i) and (a)(iii) above;

(D)	fourth, to the Class M-1 Certificates, until its Class Principal Balance has been reduced to zero;

(E)	fifth, to the Class M-2 Certificates, until its Class Principal Balance has been reduced to zero;

(F)	sixth, to the Class M-3 Certificates, until its Class Principal Balance has been reduced to zero;

(G)	seventh, to the Class M-4 Certificates, until its Class Principal Balance has been reduced to zero;

(H)	eighth, to the Class M-5 Certificates, until its Class Principal Balance has been reduced to zero; and

(I)
ninth, for application as part of the Monthly Excess Cashflow for such distribution date, as set forth in Section 4.01(c), any such Principal Payment Amount remaining after application pursuant to clauses (A) through (H) above.

(II)	On each distribution date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, in the following order of priority:

(A)
first, to the Senior Certificates (other than the Class R Certificates), the Senior Principal Payment Amount for such distribution date concurrently, on a pro rata basis, to the Senior Certificates (other than the Class R Certificates) in accordance with the Senior Payment Priority, until their respective Class Principal Balances have been reduced to zero;

(B)	second, to the Certificate Insurer, any Certificate Insurer Premium and Reimbursement Amounts not repaid to the Certificate Insurer pursuant to clause (a)(i) above;

(C)	third, to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such distribution date, until its Class Principal Balance has been reduced to zero;

(D)	fourth, to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such distribution date, until its Class Principal Balance has been reduced to zero;

(E)	fifth, to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such distribution date, until its Class Principal Balance has been reduced to zero;

(F)	sixth, to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such distribution date, until its Class Principal Balance has been reduced to zero;

(G)	seventh, to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such distribution date, until its Class Principal Balance has been reduced to zero; and

(H)
eighth, for application as part of the Monthly Excess Cashflow for such distribution date, as set forth in Section 4.01(c), any such Principal Payment Amount remaining after application pursuant to clauses (A) through (G) above.

(c) On each Distribution Date, the Trust Administrator shall distribute the Monthly Excess Cashflow for such date in the following order of priority until the aggregate Class Principal Balance of the Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Date:

(A) On each Distribution Date prior to the Stepdown Date or with respect to which a Trigger Event is in effect, as follows:

(i)
first, concurrently, on a pro rata basis, to the Senior Certificates (other than the Class R Certificates), in accordance with the Senior Payment Priority, until their respective Class Principal Balances are reduced to zero:

(ii)	second, to the Class M-1 Certificates, until its Class Principal Balance has been reduced to zero;

(iii)	third, to the Class M-2 Certificates, until its Class Principal Balance has been reduced to zero;

(iv)	fourth, to the Class M-3 Certificates, until its Class Principal Balance has been reduced to zero;

(v)	fifth, to the Class M-4 Certificates, until its Class Principal Balance has been reduced to zero;

(vi)	sixth, to the Class M-5 Certificates, until its Class Principal Balance has been reduced to zero; and

(B) on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, as follows:

(i)
to fund any principal distributions required to be made on such Distribution Date set forth above in Section 4.01(b)(II) after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth herein;

(ii)   to the Class M-1 Certificates, any Deferred Amount for such Class;

(iii) to the Class M-2 Certificates, any Deferred Amount for such Class;

(iv) to the Class M-3 Certificates, any Deferred Amount for such Class;

(v) to the Class M-4 Certificates, any Deferred Amount for such Class;

(vi) to the Class M-5 Certificates, any Deferred Amount for such Class;

(vii) to the Senior Certificates (other than the Class R Certificates) pro rata based on amounts due, any Basis Risk Shortfall for each such Class;

(viii) to the Class M-1 Certificates, any Basis Risk Shortfall for such Class;

(ix) to the Class M-2 Certificates, any Basis Risk Shortfall for such Class;

(x) to the Class M-3 Certificates, any Basis Risk Shortfall for such class;

(xi) to the Class M-4 Certificates, any Basis Risk Shortfall for such Class;

(xii) to the Class M-5 Certificates, any Basis Risk Shortfall for such Class;

(xiii) to the Basis Risk Reserve Fund, the amount necessary so that the amount in the Basis Risk Reserve Fund equals the Required Basis Risk Reserve Fund Amount;

(xiv) to the Class PO-1 Certificates, until its Class Principal Balance has been reduced to zero;

(xv) to the Class PO-2 Certificates, until its Class Principal Balance has been reduced to zero;

(xvi) to the Class X Certificates, the Class X Distributable Amount; and

(xvii) to the Class R Certificates, any remaining amounts.

(d) Distributions pursuant to Section 4.01(c)(B)(vii) through (xii) on any Distribution Date shall be made after giving effect to withdrawals from the Interest Rate Cap Sub-Accounts to pay Basis Risk Shortfalls on such Distribution Date pursuant to Section 4.08(b).

(e) Notwithstanding the foregoing, in the event that the aggregate Class Principal Balances of the Subordinate Certificates and the Overcollateralization Amount have been reduced to zero, principal distributions to the Senior Certificates will be distributed pro rata based on their respective Class Principal Balances; provided, however, that (A) the pro rata allocation to the Class A-1-B Certificates will be distributed to the Class A-1-A Certificates, until its Class Principal Balance is reduced to zero and then to the Class A-1-B Certificates, until its Class Principal Balance is reduced to zero, (B) the pro rata allocation to the Class A-2-B Certificates will be distributed to the Class A-2-A Certificates, until its Class Principal Balance is reduced to zero and then to the Class A-2-B Certificates, until its Class Principal Balance is reduced to zero, (C) the pro rata allocation to the Class A-3-B Certificates will be distributed to the Class A-3-A Certificates, until its Class Principal Balance is reduced to zero and then to the Class A-3-B Certificates, until its Class Principal Balance is reduced to zero, and (D) the pro rata allocation to the Class A-6-B Certificates will be distributed to the Class A-6-A Certificates, until its Class Principal Balance is reduced to zero and then to the Class A-6-B Certificates, until its Class Principal Balance is reduced to zero.

(f) Payments to the Certificate Insurer shall be made by wire transfer of immediately available funds to the following account, unless the Certificate Insurer notifies the Trust Administrator in writing of a change in such wire transfer instructions: Assured Guaranty Corp., Account Number 910 2676450, Bank: JP Morgan Chase Bank, National Association, ABA Number 021 000 021, Re: TBW Mortgage-Backed Trust Series 2007-2, Policy No. D-2007-90.

(g) Each Holder of an Insured Certificate, by its acceptance of such Insured Certificate, hereby agrees that, in the event any distribution is made to any Holder of such Insured Certificate from amounts paid under the Certificate Insurance Policy, (i) the Certificate Insurer shall be subrogated in a manner herein provided to the rights of the Holder of such Insured Certificate to receive, from amounts on deposit in the Certificate Account, the distributions allocable to principal and interest that would have been distributable to such Holder if no distribution had been made under the Certificate Insurance Policy; and (ii) in addition to the rights of the Holders of the Insured Certificates that the Certificate Insurer may exercise in accordance with the provisions of Section 15.01, the Certificate Insurer may exercise any option, vote, right or power with respect to each Insured Certificate for which amounts paid under the Policy (plus interest at the Late Payment Rate thereon from the date such payment was made) are outstanding.

SECTION 4.02	Allocation of Losses.

(a) On each Distribution Date, the Trust Administrator shall determine the total of the Applied Loss Amount, if any, for such Distribution Date. The Applied Loss Amount for any Distribution Date shall be applied by reducing the Class Principal Balance of each Class of Subordinate Certificates (other than the Class X Certificates) beginning with the Class of Subordinate Certificates then outstanding with the lowest relative payment priority, in each case until the respective Class Principal Balance thereof has been reduced to zero. Any Applied Loss Amount allocated to a Class of Subordinate Certificates shall be allocated among the Subordinate Certificates of such Class in proportion to their respective Percentage Interests.

(b) Any allocation by the Trust Administrator of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate pursuant to this Section 4.02 shall be accomplished by reducing its Certificate Balance, immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Balance.”

SECTION 4.03	Recoveries.

(a) With respect to any Class of Subordinate Certificates to which an Applied Loss Amount has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), the Class Principal Balance of such Class shall be increased on any Distribution Date by the amount of Recoveries for such Distribution Date beginning with the Class of Subordinate Certificates with the highest relative payment priority, up to the amount of the Deferred Amount for that Class. Any increase in a Class Principal Balance on a Distribution Date pursuant to this Section 4.03(a) shall be made prior to giving effect to distributions on that Distribution Date; provided, however, there shall be no increase if amounts are owing to the Certificate Insurer or if there is a collateral deficiency.

(b) Any increase to the Class Principal Balance of a Class of Certificates shall increase the Certificate Balance of the related Class pro rata in accordance with each Certificate’s Percentage Interest.

SECTION 4.04	Monthly Statements to Certificateholders.

(a) Not later than each Distribution Date, the Trust Administrator shall prepare and cause to be made available to each Certificateholder, the Certificate Insurer, the Master Servicer, the Servicer, the Trustee, the Depositor and each Rating Agency, a statement setting forth with respect to the related distribution the items listed in Exhibit S, other than items (i)(j), (ii)(j), (v)(n), (v)(z), (v)(aa), (vi)(a)-(d), (vii)(a)-(f), (viii) and (ix)(a); provided, however, that if the Trust Administrator is, pursuant to Section 15.04(a), delivering to the Certificate Insurer a notice of a claim under the Certificate Insurance Policy, the Trust Administrator will make available such monthly statement, if available, or if not available such data as the Certificate Insurer reasonably requests for the purpose of evaluating a claim and the calculation of the deficiency amount, to the Certificate Insurer at or prior to the time of delivery of the notice of claim to the Certificate Insurer. The Trust Administrator shall make available the information set forth in item (viii) on its website, separate from the monthly statement to Certificateholders, until it is able to incorporate such information into the monthly statement to Certificateholders. The Trust Administrator shall use its best efforts to make such information available in the monthly statement to Certificateholders by September 2007.
For purposes of the information reported in the monthly statement to certificateholders prepared by the Trust Administrator, a Mortgage Loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month. For example, a Mortgage Loan due for September 1 at the close of business on October 31 would be described as 30 to 59 days delinquent in the November trust and static pool reporting.

The Trust Administrator’s responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer and the Servicer which shall be provided as required in Section 4.05.

On each Distribution Date, the Trust Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) cusip level factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg. In connection with providing the information specified in this Section 4.04 to Bloomberg, the Trust Administrator and any director, officer, employee or agent of the Trust Administrator shall be indemnified and held harmless by DLJMC, to the extent, in the manner and subject to the limitations provided in Section 9.05. The Trust Administrator shall also make the monthly statements to Certificateholders available each month to each party referred to in Section 4.04(a) via the Trust Administrator’s website. The Trust Administrator’s website can be accessed at http://www.ctslink.com or at such other site as the Trust Administrator may designate from time to time. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Trust Administrator at 866-846-4526. The Trust Administrator shall have the right to change the way the reports referred to in this Section are distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders. The Trust Administrator shall provide timely and adequate notification to all above parties, the Certificate Insurer and to the Certificateholders regarding any such change. The Trust Administrator may fully rely upon and shall have no liability with respect to information provided by the Master Servicer or any Servicer.

(b) Upon request, within a reasonable period of time after the end of each calendar year, the Trust Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in items (i)(c), (i)(d), (ii)(c) and (ii)(d) of Exhibit S aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time in effect.

(c) In addition to the foregoing, the Trust Administrator shall post an electronic file containing current loan level data with respect to the Mortgage Loans ("Loan Level Data"), on a monthly basis, to the website referred to in Section 4.04(a). The Loan Level Data will include fields as agreed to by the Depositor and the Trust Administrator from time to time. The Loan Level Data will be based solely on information provided by the Servicer, and the Trust Administrator’s provision of the Loan Level Data is subject to the availability, timeliness and accuracy of the information provided by the Servicer. The Loan Level Data will not include any personally identifiable information, including but not limited to: borrower name, borrower address, property address, borrower social security number, and originator’s loan account number. The Loan Level Data may include recent property valuation information, including based on a recent broker’s price opinion. As agreed to by the Depositor and the Trust Administrator, the format of the Loan Level Data may be modified at any time, and the posting of the Loan Level Data may be discontinued at any time. The Trust Administrator will not be required to provide the Loan Level Data in paper form.

SECTION 4.05	Servicer and Master Servicer to Cooperate.

The Servicer shall provide to the Master Servicer the information set forth in Exhibit I and any other information the Master Servicer requires, in such form as the Master Servicer shall reasonably request, or in such form as may be mutually agreed upon between the Servicer and the Master Servicer, with respect to each Mortgage Loan no later than twelve noon on the Data Remittance Date.

The Master Servicer shall provide to the Trust Administrator the information set forth in Exhibit I, in such form as the Trust Administrator shall reasonably request no later than twelve noon on the Data Remittance Date to enable the Trust Administrator to calculate the amounts to be distributed to each Class of Certificates and otherwise perform its distribution, accounting and reporting requirements hereunder.

The Servicer also shall provide to the Trust Administrator the information set forth in Exhibit I, solely relating to Payoffs received during the related Prepayment Period, in such form as the Trust Administrator shall reasonably request, or in such form as may be mutually agreed upon between the Servicer and the Trust Administrator, with respect to each Mortgage Loan no later than the Additional Data Remittance Date, to enable the Trust Administrator to calculate the amounts to be distributed to each Class of Certificates and otherwise perform its distribution, accounting and reporting requirements hereunder.

SECTION 4.06	[Reserved]

SECTION 4.07	Basis Risk Reserve Fund.

(a) On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the Holders of the Certificates, the Basis Risk Reserve Fund. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation other moneys held by the Trust Administrator pursuant to this Agreement.

(b) On the Closing Date, $5,000.00 shall be deposited by the Depositor into the Basis Risk Reserve Fund. On each Distribution Date, the Trust Administrator shall transfer from the Certificate Account to the Basis Risk Reserve Fund pursuant to Section 4.01(c)(xii) the Required Basis Risk Reserve Fund Deposit. Amounts on deposit in the Basis Risk Reserve Fund shall be withdrawn by the Trust Administrator in connection with any Distribution Date to fund the amounts required to be distributed to holders of the Offered Certificates (other than the Class R Certificates) in respect of Basis Risk Shortfalls. Any distributions of Monthly Excess Cashflow to the holders of the Offered Certificates pursuant to Sections 4.01(c)(vii) through (xii) shall be deemed to have been deposited in the Basis Risk Reserve Fund and paid to such holders. On any Distribution Date, any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Basis Risk Reserve Fund Amount shall be distributed to the Class X Certificateholder pursuant to Section 4.01(c)(xiii).

(c) Funds in the Basis Risk Reserve Fund may be invested in Eligible Investments maturing on or prior to the next succeeding Distribution Date. Any net investment earnings on such amounts shall be payable to the holders of the Class X Certificates. The Trust Administrator shall account for the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement. The Class X Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal tax purposes and the Holders thereof shall direct the Trust Administrator in writing as to the investment of amounts therein. The Trust Administrator shall treat amounts transferred by the Master REMIC to the Basis Risk Reserve Fund as distributions to the Class X Certificateholder for all federal tax purposes. In the absence of such written direction, all funds in the Basis Risk Reserve Fund shall remain uninvested. The Trust Administrator shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.07(c) (other than as obligor on any such investments). Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Holders of the Class X Certificates in the same manner as if distributed pursuant to Section 4.01(c)(xiii).

On the Distribution Date immediately after the Distribution Date on which the aggregate Class Principal Balance of the Certificates entitled to Basis Risk Shortfalls equals zero, any amounts on deposit in the Basis Risk Reserve Fund not payable on such Certificates shall be deposited into the Certificate Account and distributed to the Holders of the Class X Certificates in the same manner as if distributed pursuant to Section 4.01(c)(xiii).

SECTION 4.08	The Interest Rate Cap Agreements

(a) On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the Certificateholders, the Interest Rate Cap Account. The Interest Rate Cap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation other moneys held by the Trust Administrator pursuant to this Agreement.

(b) The Trust Administrator is hereby directed by the Depositor, on or before the Closing Date, on behalf of the Trust, to enter into the Interest Rate Cap Agreements for the benefit of the Holders of the Certificates. The Interest Rate Cap Agreements shall be assets of the Trust Fund but shall not be assets of any REMIC. The Trust Administrator shall administer to, and hold, and receive and make all payments under, the Interest Rate Cap Agreements on behalf of the Trust and the Trustee in accordance with its terms and the provisions of this Agreement. Neither the Trustee nor the Trust Administrator shall have any responsibility for the contents, adequacy or sufficiency of any Interest Rate Cap Agreement, including without limitation any representations and warranties contained therein. Any funds payable by the Trust Administrator under the Interest Rate Cap Agreements to the Interest Rate Cap Agreement Counterparty shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Interest Rate Cap Agreements, neither the Trustee nor the Trust Administrator shall be required to make any payments to the Interest Rate Cap Agreement Counterparty under the Interest Rate Cap Agreements. Every provision of this Agreement relating to the conduct or liability of or affording protection to the Trust Administrator shall apply to the Trust Administrator’s execution of and performance of any obligations under the Interest Rate Cap Agreements. The Trust Administrator shall deposit any amounts received with respect to the Interest Rate Cap Agreements into the related Interest Rate Cap Sub-Account. Notwithstanding anything in this paragraph to the contrary, for any Distribution Date on which there is a payment under the Class A-2-A Interest Rate Cap Agreement based on a notional balance in excess of the aggregate Class Principal Balance of the Class A-2-A Certificates, a payment under the Class A-3-A Interest Rate Cap Agreement based on a notional balance in excess of the aggregate Class Principal Balances of the Class A-3-A Certificates, a payment under the Class A-4-B Interest Rate Cap Agreement based on a notional balance in excess of the Class Principal Balance of the Class A-4-B Certificates, a payment under the Class M-1 Interest Rate Cap Agreement based on a notional balance in excess of the Class Principal Balance of the Class M-1 Certificates, a payment under the Class M-2 Interest Rate Cap Agreement based on a notional balance in excess of the Class Principal Balance of the Class M-2 Certificates, a payment under the Class M-3 Interest Rate Cap Agreement based on a notional balance in excess of the Class Principal Balance of the Class M-3 Certificates, a payment under the Class M-4 Interest Rate Cap Agreement based on a notional balance in excess of the Class Principal Balance of the Class M-4 Certificates or a payment under the Class M-5 Interest Rate Cap Agreement based on a notional balance in excess of the Class Principal Balance of the Class M-5 Certificates, the amount representing any such excess payment shall not be an asset of the Trust Fund but instead shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class X Certificates and shall be distributed to the Class X Certificates pursuant to Section 4.01(c)(xv).

The Trust Administrator shall prepare and deliver any notices required to be delivered by Party B (as defined in the respective Interest Rate Cap Agreements) to the Interest Rate Cap Agreement Counterparty under the Interest Rate Cap Agreements of which a Responsible Officer of the Trust Administrator shall have actual knowledge of the requirement to deliver such notices.

The Trust Administrator shall terminate the Interest Rate Cap Agreement Counterparty upon the occurrence of an event of default under the related Interest Rate Cap Agreement of which a Responsible Officer of the Trust Administrator has actual knowledge. Upon such a termination, the Interest Rate Cap Agreement Counterparty may be required to pay an amount to the Trust Administrator in respect of market quotations for the replacement cost of the related Interest Rate Cap Agreement.

On each Distribution Date, the Trust Administrator shall distribute amounts on deposit in the Class A-2-A Interest Rate Cap Sub-Account to pay any Basis Risk Shortfalls to the Class A-2-A Certificates; amounts on deposit in the Class A-3-A Interest Rate Cap Sub-Account to pay any Basis Risk Shortfalls to the Class A-3-A Certificates; amounts on deposit in the Class A-4-B Interest Rate Cap Sub-Account to pay any Basis Risk Shortfall to the Class A-4-B Certificates; amounts on deposit in the Class M-1 Interest Rate Cap Sub-Account to pay any Basis Risk Shortfall to the Class M-1 Certificates; amounts on deposit in the Class M-2 Interest Rate Cap Sub-Account to pay any Basis Risk Shortfall to the Class M-2 Certificates; amounts on deposit in the Class M-3 Interest Rate Cap Sub-Account to pay any Basis Risk Shortfall to the Class M-3 Certificates; amounts on deposit in the Class M-4 Interest Rate Cap Sub-Account to pay any Basis Risk Shortfall to the Class M-4 Certificates; and amounts on deposit in the Class M-5 Interest Rate Cap Sub-Account to pay any Basis Risk Shortfall to the Class M-5 Certificates, in each case prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls as described in Section 4.01(c) on such Distribution Date.

Funds in the Interest Rate Cap Account may be invested by the Trust Administrator at the direction of the Depositor in Eligible Investments maturing on or prior to the next succeeding Distribution Date. The Trust Administrator shall account for the Interest Rate Cap Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement. The Trust Administrator shall treat amounts paid from the Interest Rate Cap Account as payments made from outside the REMIC’s for all federal tax purposes. Any net investment earnings on such amounts shall be payable to the Class X Certificateholders. The Class X Certificateholders shall be the owner of the Interest Rate Cap Account for federal tax purposes and the Depositor shall direct the Trust Administrator in writing as to the investment of amounts therein. In the absence of such written direction, all funds in the Interest Rate Cap Account shall remain uninvested. The Trust Administrator shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.09(f) (other than as obligor on any such investments). Upon termination of the Trust Fund, any amounts remaining in the Interest Rate Cap Account shall be distributed to the Class X Certificateholders.

On the Distribution Date immediately after the Distribution Date on which the Class Principal Balance of the related LIBOR Certificates equals zero, any amounts on deposit in the related Interest Rate Cap Sub-Account not payable on the related LIBOR Certificates shall be distributed to the Class X Certificateholders.

On each Distribution Date, the Trust Administrator shall distribute amounts in the Interest Rate Cap Account (which include the related Interest Rate Cap Sub-Accounts) not distributed pursuant to Section 4.08(b) on that Distribution Date to the Class X Certificateholders.

ARTICLE V

[Reserved]

ARTICLE VI

THE CERTIFICATES

SECTION 6.01	The Certificates.

The Certificates shall be in substantially the forms set forth in Exhibits A through D hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trust Administrator or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

Subject to Section 11.02 respecting the final distribution on the Certificates, on each Distribution Date the Trust Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trust Administrator at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication executed by the Trust Administrator by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

SECTION 6.02	Registration of Transfer and Exchange of Certificates.

(a) The Trust Administrator shall maintain, or cause to be maintained, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trust Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in like aggregate interest and of the same Class.

(b) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations and the same aggregate interest in the Trust Fund and of the same Class, upon surrender of the Certificates to be exchanged at the office or agency of the Trust Administrator set forth in Section 6.06. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

(c) No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

(d) All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trust Administrator in accordance with the Trust Administrator’s customary procedures.

(e) No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate or any transfer of a Private Certificate from the Depositor or an affiliate of the Depositor to an owner trust or other entity established by the Depositor, in the event that a transfer is to be made in reliance upon an exemption from the 1933 Act and such laws, in order to assure compliance with the 1933 Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit M (the “Transferor Certificate”) and (i) deliver a letter in substantially the form of either (A) Exhibit N-1 (the “Investment Letter”), provided that all of the Private Certificates of a Class shall be transferred to one investor or the Depositor otherwise consents to such transfer, (B) Exhibit N-2 (the “Rule 144A Letter”) or (C) Exhibit N-3 (the “Regulation S Letter”) or (ii) there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the 1933 Act and the Depositor consents to such transfer. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) or Regulation S, as applicable, for transfer of any such Certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A or Regulation S. The Trust Administrator shall cooperate with the Depositor in providing the information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Depositor, the Seller, the Master Servicer and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(f) No transfer of an ERISA Restricted Certificate shall be made unless the Trust Administrator shall have received in accordance with Exhibit N-1, Exhibit N-2, Exhibit N-3 or Exhibit O, as applicable, either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person using the assets of any such plan or other retirement arrangement (“Plan”), which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchaser and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of a Plan, an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Servicer or any other servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund. In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate by any beneficial owner who purchases an interest in such Certificate in book-entry form. In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Plan is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect.

(g) Additional restrictions on transfers of the Residual Certificates to Disqualified Organizations are set forth below:

(i)
Each Person who has or who acquires any ownership interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trust Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any ownership interest in a Residual Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any ownership interest in a Residual Certificate shall be other than a Disqualified Organization and shall promptly notify the Trust Administrator of any change or impending change in its status as other than a Disqualified Organization.

(B) In connection with any proposed transfer of any ownership interest in a Residual Certificate to a U.S. Person, the Trust Administrator shall require delivery to it, and shall not register the transfer of a Residual Certificate until its receipt of (1) an affidavit and agreement (a “Transferee Affidavit and Agreement” attached hereto as Exhibit O) from the proposed transferee, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that it is not a non-U.S. Person, that such transferee is other than a Disqualified Organization, that it is not acquiring its ownership interest in a Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not other than a Disqualified Organization, that for so long as it retains its ownership interest in a Residual Certificate, it will endeavor to remain other than a Disqualified Organization, and that it has reviewed the provisions of this Section 6.02(g) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit P, from the Holder wishing to transfer a Residual Certificate, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that no purpose of the proposed transfer is to allow such Holder to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transferee Affidavit and Agreement by a proposed transferee under clause (B) above, if the Trust Administrator has actual knowledge that the proposed transferee is not other than a Disqualified Organization, no transfer of an ownership interest in a Residual Certificate to such proposed transferee shall be effected.

(D) Each Person holding or acquiring any ownership interest in a Residual Certificate agrees, by holding or acquiring such ownership interest, to require a Transferee Affidavit and Agreement from the other Person to whom such Person attempts to transfer its ownership interest and to provide a certificate to the Trust Administrator in the form attached hereto as Exhibit P.

(ii)
The Trust Administrator shall register the transfer of any Residual Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit P and all of such other documents as shall have been reasonably required by the Trust Administrator as a condition to such registration.

(iii)
If any Disqualified Organization shall become a Holder of a Residual Certificate, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate. If any non-U.S. Person shall become a Holder of a Residual Certificate, then the last preceding Holder that is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the transfer to such non-U.S. Person of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(g) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(iv)
If any purported transferee of a Residual Certificate shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 6.02(g) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii) above shall be invalid, illegal or unenforceable, then the Depositor shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Depositor on such terms as the Depositor may choose. Such purported transferee shall promptly endorse and deliver a Residual Certificate in accordance with the instructions of the Depositor. Such purchaser may be the Depositor itself or any affiliate of the Depositor. The proceeds of such sale, net of the commissions (which may include commissions payable to the Depositor or its affiliates), expenses and taxes due, if any, shall be remitted by the Depositor to such purported transferee. The terms and conditions of any sale under this clause (iv) shall be determined in the sole discretion of the Depositor, and the Depositor shall not be liable to any Person having an ownership interest or a purported ownership interest in a Residual Certificate as a result of its exercise of such discretion.

(v)
The Master Servicer and each Servicer, on behalf of the Trust Administrator, shall make available, upon written request from the Trust Administrator, all information reasonably available to it that is necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Residual Certificate to any Person who is not other than a Disqualified Organization, including the information regarding “excess inclusions” of such Residual Certificate required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not other than a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer, the Trust Administrator or the Servicer from such Person.

(vi)
The provisions of this Section 6.02(g) set forth prior to this subsection (vi) may be modified, added to or eliminated by the Depositor, provided that there shall have been delivered to the Trust Administrator the following:

(A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of the Certificates; and

(B) a certificate of the Depositor stating that the Depositor has received an Opinion of Counsel, in form and substance satisfactory to the Depositor, to the effect that such modification, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not create a risk that (i) the Trust Fund may be subject to an entity-level tax caused by the transfer of a Residual Certificate to a Person which is not other than a Disqualified Organization or (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the transfer of the Residual Certificate to a Person which is not other than a Disqualified Organization.

(vii)	The following legend shall appear on each Residual Certificate:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE TRUST ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(h) The Trust Administrator shall have no liability to the Trust Fund arising from a transfer of any such Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 6.02; provided, however, that the Trust Administrator shall not register the transfer of any Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in this Section 6.02.

SECTION 6.03	Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to each Servicer, the Trustee and the Trust Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee and the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund. In connection with the issuance of any new Certificate under this Section 6.03, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04	Persons Deemed Owners.

Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Certificate Insurer, the Trust Administrator, and any agent of the Master Servicer or the Servicer, the Certificate Insurer, the Trust Administrator may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer or the Servicer, the Certificate Insurer, the Trust Administrator, nor any agent of the Master Servicer, the Servicer, the Certificate Insurer or the Trust Administrator shall be affected by any notice to the contrary.

SECTION 6.05	Access to List of Certificateholders’ Names and Addresses.

(a) If three or more Certificateholders (i) request in writing from the Trust Administrator a list of the names and addresses of Certificateholders, (ii) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (iii) provide a copy of the communication which such Certificateholders propose to transmit, then the Trust Administrator shall, within ten Business Days after the receipt of such request, afford such Certificateholders access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by a Certificateholder shall be borne by the Certificateholders requesting such information and shall not be borne by the Trust Administrator or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Trustee and the Trust Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

(b) The Master Servicer and each Servicer, so long as it is a servicer hereunder, the Seller and the Depositor shall have unlimited access to a list of the names and addresses of the Certificateholders which list shall be provided by the Trust Administrator promptly upon request.

SECTION 6.06	Maintenance of Office or Agency.

The Trust Administrator shall maintain or cause to be maintained at its expense an office or offices or agency or agencies in Minneapolis, Minnesota where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates its Corporate Trust Office as its office for such purpose. The Trust Administrator shall give prompt written notice to the Certificateholders of any change in the location of any such office or agency.

SECTION 6.07	Book-Entry Certificates.

Notwithstanding the foregoing, the Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder will receive a definitive certificate representing such Beneficial Holder’s interest in the Certificates, except as provided in Section 6.09. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Beneficial Holders pursuant to Section 6.09:

(a) the provisions of this Section 6.07 shall be in full force and effect with respect to the Book-Entry Certificates;

(b) the Depositor and the Trust Administrator may deal with the Clearing Agency for all purposes with respect to the Book-Entry Certificates (including the making of distributions on such Certificates) as the sole Holder of such Certificates;

(c) to the extent that the provisions of this Section 6.07 conflict with any other provisions of this Agreement, the provisions of this Section 6.07 shall control; and

(d) the rights of the Beneficial Holders of the Book-Entry Certificates shall be exercised only through the Clearing Agency and the Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.09, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Book-Entry Certificates to such Participants.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Book-Entry Certificates evidencing a specified percentage of the aggregate unpaid principal amount of such Certificates, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning such Certificates evidencing the requisite percentage of principal amount of such Certificates. The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

SECTION 6.08	Notices to Clearing Agency.

Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 6.09, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

SECTION 6.09	Definitive Certificates.

If (a) the Depositor advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement with respect to the Certificates and the Trust Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system with respect to the Book-Entry Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Holders of Book-Entry Certificates evidencing not less than 66-2/3% of the aggregate Class Principal Balance of the Book-Entry Certificates advise the Trust Administrator in writing that the continuation of a book-entry system with respect to the such Certificates through the Clearing Agency is no longer in the best interests of the Holders of such Certificates with respect to the Book-Entry Certificates, the Trust Administrator shall notify all Holders of such Certificates of the occurrence of any such event and the availability of Definitive Certificates. Upon surrender to the Trust Administrator of such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trust Administrator shall authenticate and deliver the Definitive Certificates. Neither the Depositor nor the Trust Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trust

Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trust Administrator shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

ARTICLE VII

THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, AND
THE SERVICER

SECTION 7.01	Liabilities of the Seller, the Depositor, the Master Servicer and the Servicer.

The Depositor, the Seller, the Master Servicer and the Servicer shall each be liable under this Agreement to any other party to this Agreement, including the liability of the Servicer, to the Master Servicer, in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

SECTION 7.02	Merger or Consolidation of Depositor, the Seller, the Master Servicer or the Servicer.

Subject to the immediately succeeding paragraph, Depositor, the Seller, the Master Servicer and the Servicer each shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises (charter and statutory) and shall each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which any such Person may be merged or consolidated, or any Person resulting from any merger or consolidation to which any such Person shall be a party, or any Person succeeding to the business of any such Person shall be the successor of such Person hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (i) the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC and (ii) the successor or surviving Person to TBW shall have a net worth of at least $25,000,000, unless each of the Rating Agencies acknowledge, at the expense of the successor or surviving person to TBW, that its rating of the Certificates in effect immediately prior to such assignment will not be qualified or reduced as a result of such successor or surviving Person to TBW not having a net worth of at least $25,000,000.

Notwithstanding anything else in this Section 7.02 or in Section 7.04 hereof to the contrary, the Master Servicer or the Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided, however, that the Master Servicer or the Servicer, as applicable, gives the Depositor, the Trustee, the Certificate Insurer and the Trust Administrator notice of such assignment; and provided further, (a) that such purchaser or transferee accepting such assignment and delegation shall be an institution that is a FNMA or FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and (b) such purchaser or transferee executes and delivers to the Depositor, the Trustee and the Trust Administrator an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer or the Servicer, as applicable, with like effect as if originally named as a party to this Agreement; and provided, further, that each of the Rating Agencies acknowledge that its rating of the Certificates in effect immediately prior to such assignment (without regard to the Certificate Insurance Policy) will not be qualified or reduced as a result of such assignment and delegation. In the case of any such assignment and delegation, the Master Servicer or the Servicer, as applicable, shall be released from its obligations under this Agreement (except as provided above), except that the Master Servicer or the Servicer, as applicable, shall remain liable for all liabilities and obligations incurred by it hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence.

SECTION 7.03	Limitation on Liability of the Seller, the Depositor, the Master Servicer, the Servicer and Others.

None of the Depositor, the Master Servicer, the Seller, the Servicer nor any of the directors, officers, employees or agents of such parties shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such party against any breach of representations or warranties made by it herein or protect such parties or any such director, officer, employee or agent from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

The Depositor, the Master Servicer, the Seller, the Servicer and any director, officer, employee or agent of such parties may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Seller, the Servicer and any director, officer, employee or agent of such party shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action or threatened legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Master Servicer, the Seller or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Master Servicer, the Seller and the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee, the Trust Administrator, the Certificate Insurer and the Certificateholders hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Master Servicer be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Master Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.04	Master Servicer Not to Resign; Transfer of Servicing.

(a) The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon appointment of a successor master servicer and receipt by the Trustee and the Trust Administrator of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates (without regard to the Certificate Insurance Policy) or (ii) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (ii) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Certificate Insurer and the Trust Administrator. No such resignation shall become effective until a successor master servicer shall have assumed such party’s responsibilities, duties, liabilities and obligations hereunder in accordance with Section 8.02 hereof.

(b) Notwithstanding the foregoing, if the Trust Administrator shall for any reason no longer be Trust Administrator hereunder, the Master Servicer shall resign, upon the selection and appointment of a successor master servicer; provided that DLJMC delivers to the Trustee, the Certificate Insurer and the Trust Administrator the letter required in Section 7.04(a)(i) above.

SECTION 7.05	Master Servicer, Seller and Servicer May Own Certificates.

Each of the Master Servicer, the Seller and the Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Master Servicer, a Seller or the Servicer.

ARTICLE VIII

DEFAULT

SECTION 8.01	Events of Default.

“Event of Default,” wherever used herein, and as to the Master Servicer or the Servicer, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) any failure by the Master Servicer or the Servicer to remit to the Trust Administrator any payment other than an Advance required to be made by the Master Servicer or the Servicer under the terms of this Agreement, which failure shall continue unremedied for a period of one Business Day, after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trust Administrator or the Depositor or to the Master Servicer and the Trust Administrator by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

(b) any failure by the Master Servicer or the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Servicer contained in this Agreement (except as set forth in (c) and (g) below) which failure (i) materially affects the rights of the Certificateholders and (ii) shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer or the Servicer by the Trust Administrator or the Depositor, or to the Master Servicer or the Servicer and the Trust Administrator by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(c) if a representation or warranty set forth in Section 2.03 hereof made solely in its capacity as the Master Servicer or if a representation or warranty set forth in the Servicing Agreement made by the Servicer shall prove to be materially incorrect as of the time made in any respect that materially and adversely affects interests of the Certificateholders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 90 days after the date on which written notice thereof shall have been given to the Master Servicer or the Servicer and the Seller by the Trust Administrator for the benefit of the Certificateholders or by the Depositor; or

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(e) the Master Servicer or the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Servicer or all or substantially all of the property of the Master Servicer or the Servicer; or

(f) the Master Servicer or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(g) any failure of the Master Servicer or the Servicer to make any Advance in the manner and at the time required to be made from its own funds pursuant to this Agreement or the Servicing Agreement and after receipt of notice from the Trust Administrator, which failure continues unremedied with respect to the Master Servicer or the Servicer, after 5 p.m., New York City time, at the end of the Business Day immediately following the Master Servicer’s or the Servicer’s receipt of such notice;

(h) [Reserved];

(i) [Reserved];

(j) [Reserved];

(k) (a) either the master servicer rankings or ratings for the Master Servicer are downgraded two or more levels below the level in effect on the Closing Date by one or more of the Rating Agencies rating the Certificates or (ii) the Master Servicer rankings or ratings for the Master Servicer, are downgraded to “below average” status by one or more of the Rating Agencies rating the Certificates or (b) one or more Classes of the Certificates are downgraded or placed on negative watch due in whole or in part to the performance or master servicing of the Master Servicer; or

(l) Any failure by the Master Servicer or the Servicer to comply with the provisions of Article XIV.

If an Event of Default due to the actions or inaction of the Master Servicer or the Servicer described in clauses (a) through (f) and (l) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, (i) the Trust Administrator shall at the direction of DLJMC, the Trustee or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, by notice in writing to the Master Servicer or the Servicer (with a copy to the Rating Agencies), terminate all of the rights and obligations of the Master Servicer or the Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in the Servicing Agreement) and (ii) the Master Servicer may, if such Event of Default is due to the actions or inactions of the Servicer, by notice in writing to the Servicer (with a copy to the Rating Agencies and the Certificate Insurer), terminate all of the rights and obligations of the Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in the Servicing Agreement).

If an Event of Default described in clause (g) shall occur, (i) if the Master Servicer has failed to make any Advance, the Trustee or (ii) if the Servicer has failed to make any Advance, the Master Servicer shall prior to the next Distribution Date, immediately make such Advance and terminate the rights and obligations of the Master Servicer or the Servicer, as applicable, hereunder and succeed to the rights and obligations of the Master Servicer or the Servicer, as applicable, hereunder pursuant to Section 8.02, including the obligation to make Advances on such succeeding Distribution Date pursuant to the terms hereof or the Servicing Agreement.

If an Event of Default described in clause (k) occurs, the Trustee shall at the direction of DLJMC, by notice in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer under this Agreement (other than rights to reimbursement for Advances previously made, as provided in the Servicing Agreement) and shall appoint as successor Master Servicer the entity selected by DLJMC in accordance with Section 8.02, provided DLJMC shall first furnish to the Trustee a letter from each Rating Agency that the appointment of such successor will not result in a downgrading of the rating of any of the Certificates.

No Event of Default with respect to the Servicer under the Servicing Agreement shall affect the rights or duties of the Master Servicer or constitute an Event of Default as to the Master Servicer.

SECTION 8.02	Master Servicer to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination pursuant to Section 8.01 hereof, the Master Servicer resigns pursuant to Section 7.04 hereof or the Servicer receives a notice of termination pursuant to the Servicing Agreement or Section 8.01 hereof, subject to the provisions of Section 3.04 hereof, the Trustee (in the case of the Master Servicer), or the Master Servicer (in the case of the Servicer), shall be the successor in all respects to the Master Servicer or the Servicer, as applicable, in its capacity as Master Servicer or the Servicer under this Agreement and with respect to the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer or the Servicer by the terms and provisions hereof, provided that the Trustee or the Master Servicer, as applicable, shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Master Servicer or the Servicer and shall not effect any repurchases or substitutions of any Mortgage Loan; and provided, further, that it is understood and acknowledged by the parties hereto that there will be a full period of transition (not to exceed ninety (90) days) before the actual servicing functions of the Servicer can be fully transferred to Wells Fargo as successor Servicer and that during such period of transition Wells Fargo, as successor Servicer, shall continue to make all required Compensating Interest Payments and Advances. As compensation therefor, the Trustee or the Master Servicer, as applicable, shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer or the Servicer (the “Replaced Servicer”) would have been entitled to charge to the related Custodial Account if the Replaced Servicer had continued to act hereunder (except that the Replaced Servicer shall retain the right to be reimbursed for advances (including without limitation Advances and Servicing Advances) theretofore made by the Replaced Servicer with respect to which it would be entitled to be reimbursed as provided in the Servicing Agreement if it had not been so terminated or resigned). Notwithstanding the foregoing, if the Trustee or the Master Servicer, as applicable, has become the successor to a Replaced Servicer in accordance with this Section 8.02, the Trustee or the Master Servicer, as applicable, may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which does not adversely affect the then current rating of the Certificates (without regard to the Certificate Insurance Policy), as the successor to the Master Servicer or the Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Servicer, as applicable, provided that such successor to the Master Servicer or the Servicer, as applicable, shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Master Servicer or the Servicer, as applicable. Pending appointment of a successor to the Master Servicer or the Servicer, as applicable, hereunder, the Trustee or the Master Servicer, as applicable, unless such party is prohibited by law from so acting, shall act in such capacity as provided herein. In connection with such appointment and assumption, the Trustee or the Master Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Replaced Servicer hereunder. The Trustee or the Master Servicer, as applicable, and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. None of the Trustee, the Master Servicer nor any other successor master servicer or servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by the failure of a Replaced Servicer to deliver, or any delay in delivering, cash, documents or records to it.

A Replaced Servicer that has been terminated shall, at the request of the Trustee or the Master Servicer, as applicable, but at the expense of such Replaced Servicer deliver to the assuming party all documents and records relating to the applicable Mortgage Loans and an accounting of amounts collected and held by it and otherwise use commercially reasonable efforts to effect the orderly and efficient transfer and assignment of such servicing, but only to the extent of the Mortgage Loans serviced thereunder, to the assuming party. Notwithstanding anything to the contrary contained herein, the termination of the Servicer under this Agreement shall not extend to any Sub-Servicer meeting the requirements of this Agreement and the Servicing Agreement and otherwise servicing the related Mortgage Loans in accordance with the servicing provisions of this Agreement and the Servicing Agreement.

The Master Servicer and the Servicer shall cooperate with the Trustee and the Master Servicer, as applicable, and any other successor master servicer or servicer in effecting the termination of a Replaced Servicer’s responsibilities and rights hereunder, including without limitation the transfer to such successor for administration by it of all cash amounts that shall at the time be credited by such Replaced Servicer to the applicable Custodial Account or thereafter received with respect to the Mortgage Loans.

Neither the Trustee, the Master Servicer nor any other successor master servicer or servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, the distribution hereunder or any portion thereof caused by (a) the failure of the Replaced Servicer to (i) deliver, or any delay in delivering, documents or records to it, or (ii) cooperate as required by this Agreement or (b) restrictions imposed by any regulatory authority having jurisdiction over the Replaced Servicer.

The Master Servicer shall require that any successor to the Servicer as servicer shall during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to the Servicing Agreement.

If the Replaced Servicer fails to pay all costs related to the transition of servicing to the successor Master Servicer or Servicer, the successor Master Servicer or Servicer shall be entitled to reimbursement of those amounts from the Trust.

In connection with the termination or resignation of the Servicer hereunder or under the Servicing Agreement, either (i) the successor Servicer, including the Trustee or the Master Servicer if either of such parties is acting as successor Servicer, shall represent and warrant that it or its affiliate is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the related Mortgage Loans that are registered with MERS, or (ii) the Replaced Servicer, at its sole expense, shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Servicer or (y) in causing MERS to designate on the MERS® System the successor Servicer as the servicer of such Mortgage Loan (at the cost and expense of the successor Servicer to the extent such costs relate to the qualification of such successor Servicer as a member of MERS, otherwise at the cost and expense of the Replaced Servicer). The Replaced Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor Servicer shall cause such assignment to be delivered to the Custodian on behalf of the Trustee, promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

SECTION 8.03	Notification to Certificateholders.

(a) Upon any termination or appointment of a successor to the Master Servicer or the Servicer, the Trust Administrator or the Trustee, in the case of the Master Servicer, shall give prompt written notice thereof to the Seller, the Certificate Insurer and the Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies, or, as applicable, the Master Servicer shall give prompt written notice thereof to the Trust Administrator.

(b) Within two Business Days after the occurrence of any Event of Default, the Trust Administrator shall transmit by mail to the Seller, the Certificate Insurer, all Certificateholders and the Rating Agencies notice of each such Event of Default hereunder known to the Trust Administrator, unless such Event of Default shall have been cured or waived.

SECTION 8.04	Waiver of Events of Default.

The Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder may waive any default or Event of Default; provided, however, that (a) a default or Event of Default under clause (g) of Section 8.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 8.04 shall affect the Holders of Certificates in the manner set forth in Section 12.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been cured and remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE IX

CONCERNING THE TRUSTEE

SECTION 9.01	Duties of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Any permissive right of the Trustee set forth in this Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trustee. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders and the Certificate Insurer of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

(a) prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing or of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be personally liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent in ascertaining or investigating the pertinent facts;

(c) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(d) no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(e) the Trustee shall have no responsibility for any act or omission of the Trust Administrator or the Custodian, it being understood and agreed that the Trustee, the Trust Administrator and the Custodian are independent contractors and not agents, partners or joint venturers.

The Trustee shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trustee shall have received written notice thereof from the Master Servicer, the Depositor, or a Certificateholder, or a Responsible Officer of the Trustee has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trustee following the occurrence of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Trustee.

The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use its best efforts to remit to the Master Servicer or the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) that is delivered to the Corporate Trust Office of the Trustee, (ii) of that a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

SECTION 9.02	Certain Matters Affecting the Trustee.

(a) Except as otherwise provided in Section 9.01:

(i)
the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors, Servicing Officers or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)
the Trustee may consult with counsel, financial advisors or accountants and any advice of such Persons or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)
the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)
the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)
prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action; the reasonable expense of every such investigation shall be paid (A) by the Master Servicer or by the Servicer in the event that such investigation relates to an Event of Default by the Master Servicer or by the Servicer, respectively, if an Event of Default by the Master Servicer or by the Servicer shall have occurred and is continuing, and (B) otherwise by the Certificateholders requesting the investigation;

(vi)
the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

(vii)
the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

(viii)	the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement; and

(ix)
the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 9.03	Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates or of any Mortgage Loan or related document or of MERS or the MERS® System. The Trustee shall not be accountable for the use or application by the Depositor, the Seller, the Master Servicer or the Servicer of any funds paid to the Depositor or the Master Servicer or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor, the Seller or the Master Servicer or the Servicer. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 9.04	Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the other parties hereto and with their Affiliates, with the same rights as it would have if it were not the Trustee.

SECTION 9.05	Trustee’s Fees and Expenses.

The Trustee shall be compensated by the Trust Administrator as separately agreed. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates, (c) the Custodial Agreement, (d) the Servicing Agreement, (e) the Certificate Insurance Policy, or (f) the performance of any of the Trustee’s duties hereunder or under the Custodial Agreement, the Servicing Agreement or the Certificate Insurance Policy, other than any loss, liability or expense incurred by reason of willful misconduct , bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Master Servicer or the Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Depositor covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee hereunder or for any other expenses. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 9.06	Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having ratings on its long-term debt obligations at the time of such appointment in at least the third highest rating category by both Moody’s or S&P or such lower ratings as will not cause Moody’s or S&P to lower their then-current ratings of the Class A Certificates (without regard to the Certificate Insurance Policy), having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.

SECTION 9.07	Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by (a) giving written notice of resignation to the Depositor, the Seller, the Trust Administrator, the Master Servicer, the Certificate Insurer and the Servicer and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, and to the Rating Agencies, not less than 60 days before the date specified in such notice when, subject to Section 9.08, such resignation is to take effect, and (b) acceptance by a successor trustee in accordance with Section 9.08 meeting the qualifications set forth in Section 9.06.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if the Trustee breaches any of its obligations or representations hereunder, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee and one copy to the successor trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates. Notice of any removal of the Trustee and acceptance of appointment by the successor trustee shall be given to the Rating Agencies by the Depositor.

If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or receipt of a notice of removal, the resigning Trustee may, at the Trust Fund’s expense, petition any court of competent jurisdiction for the appointment of a successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.08 hereof.

SECTION 9.08	Successor Trustee.

Any successor trustee appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, upon receipt of all amounts due it hereunder, and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06 hereof and its acceptance shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 9.08, the Depositor shall mail notice of the succession of such trustee hereunder to the Certificate Insurer and all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 9.09	Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 9.10	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the applicable Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for any obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer or the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer or the Servicer), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(c) the Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer or the Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trust Administrator shall not be responsible for all action or inaction of any separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 9.11	Office of the Trustee.

The office of the Trustee for purposes of receipt of notices and demands is the Corporate Trust Office.

ARTICLE X

CONCERNING THE TRUST ADMINISTRATOR

SECTION 10.01	Duties of Trust Administrator.

The Trust Administrator, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge has occurred and remains uncured, the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Any permissive right of the Trust Administrator set forth in this Agreement shall not be construed as a duty.

The Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trust Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement. The Trust Administrator shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trust Administrator. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trust Administrator shall notify the Certificateholders of such instrument in the event that the Trust Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

(a) prior to the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge, and after the curing or of all such Events of Default that may have occurred, the duties and obligations of the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trust Administrator shall not be personally liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trust Administrator and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Administrator and conforming to the requirements of this Agreement which it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b) the Trust Administrator shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trust Administrator, unless the Trust Administrator was negligent in ascertaining or investigating the pertinent facts;

(c) the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Administrator, or exercising any trust or power conferred upon the Trust Administrator, under this Agreement; and

(d) no provision of this Agreement shall require the Trust Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Trust Administrator shall have no duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account.

Except with respect to an Event of Default described in clause (a) of Section 8.01, the Trust Administrator shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trust Administrator shall have received written notice thereof from the Master Servicer or the Servicer, the Depositor, or a Certificateholder, or a Responsible Officer of the Trust Administrator has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trust Administrator following the occurrence of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Trust Administrator.

The Trust Administrator shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trust Administrator shall use its best efforts to remit to the Master Servicer or the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trust Administrator, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trust Administrator to make a determination that the real property to which such document relates is a Mortgaged Property.

SECTION 10.02	Certain Matters Affecting the Trust Administrator.

(a) Except as otherwise provided in Section 10.01:

(i)
the Trust Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors, Servicing Officers or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)
the Trust Administrator may consult with counsel, financial advisors or accountants and any advice of such Persons or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

(iii)
the Trust Administrator shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trust Administrator reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trust Administrator of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)
the Trust Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)
prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default that may have occurred, the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trust Administrator, not reasonably assured to the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action; the reasonable expense of every such investigation shall be paid (A) by the Master Servicer or by the Servicer in the event that such investigation relates to an Event of Default by the Master Servicer or by the Servicer, respectively, if an Event of Default by the Master Servicer or the Servicer shall have occurred and is continuing, and (B) otherwise by the Certificateholders requesting the investigation;

(vi)
the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trust Administrator shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

(vii)
the Trust Administrator shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

(viii)	the Trust Administrator shall not be liable for any loss on any investment of funds pursuant to this Agreement;

(ix)
the right of the Trust Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trust Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(x)	The Trust Administrator shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

(b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trust Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trust Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 10.03	Trust Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer or the Servicer, as the case may be, and the Trust Administrator assumes no responsibility for their correctness. The Trust Administrator makes no representations as to the validity or sufficiency of this Agreement, the Certificates or of any Mortgage Loan or related document. The Trust Administrator shall not be accountable for the use or application by the Depositor, any Seller, the Master Servicer or the Servicer of any funds paid to the Depositor or the Master Servicer or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor, the Seller or the Master Servicer or the Servicer. The Trust Administrator shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trust Administrator shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection for any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 10.04	Trust Administrator May Own Certificates.

The Trust Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trust Administrator.

SECTION 10.05	Trust Administrator’s Fees and Expenses.

As compensation for its services hereunder, the Trust Administrator shall be entitled to withdraw from the Certificate Account the investment income or other benefit derived from balances in the Certificate Account pursuant to Section 3.04(b). The Trust Administrator and any director, officer, employee or agent of the Trust Administrator shall be indemnified by DLJMC (or if DLJMC shall fail to do so, by the Trust) and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates, (c) the Custodial Agreement, (d) the Interest Rate Cap Agreements, (e) the Certificate Insurance Policy or (f) the performance of any of the Trust Administrator’s duties hereunder or under the Custodial Agreement, the Interest Rate Cap Agreements and the Certificate Insurance Policy, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trust Administrator’s duties hereunder or incurred by reason of any action of the Trust Administrator taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Master Servicer or a Servicer; provided however, that the sum of (x) such indemnity amounts payable by DLJMC or the Trust to the Trust Administrator pursuant to this Section 10.05 and (y) the indemnity amounts payable by DLJMC or the Trust to the Master Servicer pursuant to Section 3.14(c), shall not exceed $200,000 per year; provided, further, that any amounts not payable by DLJMC or the Trust to the Trust Administrator due to the preceding proviso shall be payable by DLJMC (or if DLJMC fails to do so, by the Trust) in any succeeding year, subject to the aggregate $200,000 per annum limitation imposed by the preceding proviso; provided that DLJMC will promptly reimburse the Trust for any amounts paid by the Trust if DLJMC failed to make such payment to the Trust Administrator. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trust Administrator hereunder. Without limiting the foregoing, DLJMC (or if DLJMC fails to do so, the Trust) shall, except as otherwise agreed upon in writing by DLJMC and the Trust Administrator, and except for any such expense, disbursement or advance as may arise from the Trust Administrator’s negligence, bad faith or willful misconduct, pay or reimburse the Trust Administrator (up to a maximum of $150,000), for all reasonable expenses, disbursements and advances incurred or made by the Trust Administrator in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trust Administrator, to the extent that the Trust Administrator must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. In addition, DLJMC (or if DLJMC fails to do so, the Trust) shall pay or reimburse the Trust Administrator for recertification fees required to be paid by the Trust Administrator pursuant to a Custodial Agreement. Except as otherwise provided herein, the Trust Administrator shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trust Administrator in the ordinary course of its duties as Trust Administrator, Registrar, Tax Matters Person or Paying Agent hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trust Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trust Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 10.06	Eligibility Requirements for Trust Administrator.

The Trust Administrator hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (c) with respect to every successor Trust Administrator hereunder an institution the long-term unsecured debt obligations of which are rated at least “A/F1” or better by Fitch Ratings and BBB or better by S&P unless the failure of the Trust Administrator’s long-term unsecured debt obligations to have such ratings would not result in the lowering of the ratings originally assigned to any Class of Certificates (without regard to the Certificate Insurance Policy). In addition, if Fitch is a Rating Agency, the Trust Administrator hereunder at all times (i) may not be a Master Servicer, a Servicer, the Depositor or an affiliate of the Depositor unless the Trust Administrator is in an institutional trust department of the Trust Administrator and (ii) must be rated at least “A/F1” on its long term debt obligations by Fitch or such other rating acceptable to Fitch pursuant to a rating confirmation. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Trust Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof.

SECTION 10.07	Resignation and Removal of Trust Administrator.

The Trust Administrator may at any time resign and be discharged from the trusts hereby created by (a) giving written notice of resignation to the Depositor, the Seller, the Trustee, the Master Servicer, the Certificate Insurer and the Servicer and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, and to the Rating Agencies, not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and (b) acceptance by a successor trust administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06.

If at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trust Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if the Trust Administrator breaches any of its obligations or representations hereunder, then the Depositor may remove the Trust Administrator and appoint a successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trust Administrator and one copy to the successor trust administrator. The Trust Administrator may also be removed at any time by the Trustee or the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates. Notice of any removal of the Trust Administrator and acceptance of appointment by the successor trust administrator shall be given to the Rating Agencies and the Certificate Insurer by the Depositor.

If no successor trust administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or receipt of a notice of removal, then the Certificate Insurer may appoint a successor trust administrator who is acceptable to the Depositor and meets the eligibility requirements of Section 10.06 within 15 days after the giving of notice by the Trust Administrator immediately after such 30 day period and then the resigning Trust Administrator may, at the Trust Fund’s expense, petition any court of competent jurisdiction for the appointment of a successor trust administrator.

Notwithstanding the foregoing, if the Master Servicer shall for any reason no longer be Master Servicer hereunder, the Trust Administrator shall resign, upon the selection and appointment of a successor trust administrator meeting the qualifications set forth in Section 10.06.

Any resignation or removal of the Trust Administrator and appointment of a successor trust administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance of appointment by the successor trust administrator as provided in Section 10.08 hereof.

SECTION 10.08	Successor Trust Administrator.

Any successor trust administrator appointed as provided in Section 10.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trust administrator an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trust administrator shall become effective and such successor trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trust administrator herein. The Depositor, upon receipt of all amounts due it hereunder, and the predecessor trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trust administrator all such rights, powers, duties, and obligations.

No successor trust administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor trust administrator shall be eligible under the provisions of Section 10.06 hereof and its acceptance shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trust administrator as provided in this Section 10.08, the Depositor shall mail notice of the succession of such trust administrator hereunder to the Certificate Insurer and all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trust administrator, the successor trust administrator shall cause such notice to be mailed at the expense of the Depositor.

SECTION 10.09	Merger or Consolidation of Trust Administrator.

Any Person into which the Trust Administrator may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trust Administrator shall be a party, or any Person succeeding to the business of the Trust Administrator, shall be the successor of the Trust Administrator hereunder, provided that such Person shall be eligible under the provisions of Section 10.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 10.10	Appointment of Co-Trust Administrator or Separate Trust Administrator.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trust Administrator acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trust Administrator to act as co-trust administrator or co-trust administrators jointly with the Trust Administrator, or separate trust administrator or separate trust administrators, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the applicable Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 10.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trust Administrator may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trust Administrator alone shall have the power to make such appointment. No co-trust administrator or separate trust administrator hereunder shall be required to meet the terms of eligibility as a successor trust administrator under Section 10.06 and no notice to Certificateholders of the appointment of any co-trust administrator or separate trust administrator shall be required under Section 10.08.

Every separate trust administrator and co-trust administrator shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) all rights, powers, duties and obligations conferred or imposed upon the Trust Administrator, except for any obligation of the Trust Administrator under this Agreement to advance funds on behalf of the Master Servicer or the Servicer, shall be conferred or imposed upon and exercised or performed by the Trust Administrator and such separate trust administrator or co-trust administrator jointly (it being understood that such separate trust administrator or co-trust administrator is not authorized to act separately without the Trust Administrator joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trust Administrator (whether as Trust Administrator hereunder or as successor to the Master Servicer or the Servicer), the Trust Administrator shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trust administrator or co-trust administrator, but solely at the direction of the Trust Administrator;

(b) no trust administrator hereunder shall be held personally liable by reason of any act or omission of any other trust administrator hereunder; and

(c) the Master Servicer and the Trust Administrator acting jointly may at any time accept the resignation of or remove any separate trust administrator or co-trust administrator.

Any notice, request or other writing given to the Trust Administrator shall be deemed to have been given to each of the then separate trust administrators and co-trust administrators, as effectively as if given to each of them. Every instrument appointing any separate trust administrator or co-trust administrator shall refer to this Agreement and the conditions of this Article X. Each separate trust administrator and co-trust administrator, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trust Administrator or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trust Administrator. Every such instrument shall be filed with the Trust Administrator and a copy thereof given to the Master Servicer or the Servicer and the Depositor.

Any separate trust administrator or co-trust administrator may, at any time, constitute the Trust Administrator, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trust Administrator shall not be responsible for any action or inaction of any separate Trust Administrator or Co-Trust Administrator. If any separate trust administrator or co-trust administrator shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trust Administrator, to the extent permitted by law, without the appointment of a new or successor trust administrator.

SECTION 10.11	Office of the Trust Administrator.

The office of the Trust Administrator for purposes of receipt of notices and demands is the Corporate Trust Office.

SECTION 10.12	Tax Return.

The Master Servicer and the Servicer, upon request, shall furnish the Trust Administrator with all such information related to the Mortgage Loans in the possession of the Master Servicer or the Servicer as may be reasonably required in connection with the preparation by the Trust Administrator of all tax and information returns of the Trust Fund, and the Trust Administrator shall sign such returns. The Master Servicer and the Servicer, severally and not jointly, shall indemnify the Trust Administrator for all reasonable costs, including legal fees and expenses, related to errors in such tax returns due to errors only in such information provided by the Master Servicer or the Servicer.

SECTION 10.13	[Reserved].

SECTION 10.14	Determination of Certificate Index.

On each Interest Determination Date, the Trust Administrator shall determine the Certificate Index for the Accrual Period and make it available to the Master Servicer, and such rate shall be final and binding, absent a manifest error of the Trust Administrator.

ARTICLE XI

TERMINATION

SECTION 11.01	Termination upon Liquidation or Purchase of all Mortgage Loans.

The obligations and responsibilities of the Master Servicer, the Servicer, the Seller, the Depositor, the Trustee and the Trust Administrator created hereby with respect to the Trust Fund created hereby shall terminate upon the earlier of:

(a)  (i) the purchase by the Servicer, at its election, of all Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan, which purchase right the Servicer may exercise at its sole and exclusive election as of any Distribution Date (such applicable Distribution Date being herein referred to as the “Optional Termination Date”) on or after the date on which the aggregate Principal Balance of the Mortgage Loans at the time of the purchase is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date; or

(b) the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund, (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (iii) the distribution to Certificateholders and the Certificate Insurer of all amounts required to be distributed to them pursuant to this Agreement; or

(c) the purchase by the Auction Purchaser of all Mortgage Loans in and all property acquired in respect of any remaining Mortgage Loan (the “Trust Collateral”) as described below.

In no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Mr. Joseph P. Kennedy, former Ambassador of the United States to Great Britain, living on the date of execution of this Agreement or (ii) the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

The “Mortgage Loan Purchase Price” for any such Optional Termination shall be equal to the greater of (a) the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon from the date to which such interest was paid or advanced at the sum of the applicable Mortgage Rate, to but not including the Due Date in the month of the final Distribution Date (or the Net Mortgage Rate with respect to any related Mortgage Loan currently serviced by the entity exercising such Optional Termination) and (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each related Mortgage Loan related to any REO Property, in each case and (iii) any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, other than any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, if any, due to the Servicer, and other amounts payable to the Trustee, the Master Servicer, the Custodian and Trust Administrator (the sum of (i), (ii) and (iii), collectively, the “Par Value”) and (b) the Fair Market Value of all of the property of the Trust related to the Mortgage Loans subject to an Optional Termination. The “Fair Market Value” shall be the fair market value of all of the property of the Trust related to the Mortgage Loans subject to an Optional Termination, as agreed upon between the Servicer and a majority of the holders of the Class R Certificates; provided, however, that if the Servicer and a majority of the holders of the Class R Certificates do not agree upon the fair market value of all of such property of the Trust, the Servicer, or an agent appointed by the Servicer, shall solicit bids for all of such property of the Trust until it has received three bids, and the Fair Market Value shall be equal to the highest of such three bids. The Trust Administrator shall give notice to the Rating Agencies and the Certificate Insurer of election to purchase the Mortgage Loans pursuant to this Section 11.01 and of the Optional Termination Date.

On any Distribution Date on or after the date on which the aggregate Principal Balance of the Mortgage Loans at the time of the purchase is less than 5% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date (the “Auction Date”), the Trust Administrator shall solicit bids for the all of the related Trust Collateral from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans. If the Trust Administrator receives at least three bids for all of the related Trust Collateral, and one of such bids is equal to or greater than the Par Value, the Trust Administrator shall sell all of the related Trust Collateral to the highest bidder (the “Auction Purchaser”) at the price offered by the Auction Purchaser (the “Mortgage Loan Auction Price”). If the Trust Administrator receives less than three bids, or does not receive any bid that is equal to or greater than the Par Value, the Trust Administrator shall, on each six-month anniversary of the initial Auction Date, repeat these auction procedures until the Trust Administrator receives a bid that is equal to or greater than the Par Value, and sells all of the related Trust Collateral to the Auction Purchaser at the Mortgage Loan Purchase Price; provided, however, that the Trust Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Auction Date unless the Trust Administrator reasonably believes that there is a reasonable likelihood of receiving a bid in excess of the Par Value. The Trust Administrator shall give notice to the Rating Agencies and the Servicer that of the sale of all of the related Trust Collateral pursuant to this Section 11.01 (an “Auction Sale”) and of the Auction Date. Notwithstanding anything to the contrary herein, the Auction Purchaser shall not be the Depositor or DLJMC or any of their respective affiliates.

SECTION 11.02	Certificate Insurer May Elect to Terminate Trust Fund.

If the Servicer does not exercise the option to purchase all Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan, and either any Insured Certificate is outstanding or any Reimbursement Amounts owed to the Certificate Insurer are outstanding, then the Certificate Insurer may at its option direct the Servicer to make such purchase on behalf of the Certificate Insurer pursuant to Section 11.03.

SECTION 11.03	Procedure Upon Optional Termination or Auction Sale.

(a) In case of any Optional Termination the Servicer shall, no later than 10 days prior to the first day of the Optional Termination Notice Period notify the Trustee and Trust Administrator of such Optional Termination Date and of the applicable purchase price of the Mortgage Loans to be purchased.

(b) Any purchase of the Mortgage Loans by the Servicer shall be made on an Optional Termination Date by deposit of the applicable purchase price into the Certificate Account, as applicable, before the Distribution Date on which such purchase is effected. Upon receipt by the Trust Administrator of an Officer’s Certificate of the Servicer certifying as to the deposit of such purchase price into the Certificate Account, the Trustee and the Trust Administrator and each co-trust administrator and separate trust administrator, if any, then acting as such under this Agreement, shall, upon request and at the expense of the Servicer execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Servicer to vest title in the Servicer in the Mortgage Loans so purchased and shall transfer or deliver to the Servicer the purchased Mortgage Loans. Any distributions on the Mortgage Loans which have been subject to an Optional Termination received by the Trust Administrator subsequent to (or with respect to any period subsequent to) the Optional Termination Date shall be promptly remitted by it to the Servicer.

(c) Any purchase of the Trust Collateral by the related Auction Purchaser shall be made on an Auction Date by receipt of the Trust Administrator of the related Mortgage Loan Auction Price from the Auction Purchaser, and deposit of the such Mortgage Loan Auction Price into the Certificate Account by the Trust Administrator before the Distribution Date on which such purchase is effected. Upon deposit of such purchase price into the Certificate Account, the Trustee and the Trust Administrator and each co-trust administrator and separate trust administrator, if any, then acting as such under this Agreement, shall, upon request and at the expense of the Auction Purchaser execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Auction Purchaser to vest title in the Auction Purchaser in the Trust Collateral so purchased and shall transfer or deliver to the Auction Purchaser the purchased Trust Collateral.

(d) Notice of the Distribution Date on which the Trust Administrator anticipates that the final distribution shall be made on a Class of Certificates (whether upon Optional Termination, Auction Sale or otherwise), shall be given promptly by the Trust Administrator by first class mail to Holders of the affected Certificates. Such notice shall be mailed no earlier than the 15th day and not later than the 10th day preceding the applicable Optional Termination Date, Auction Date or date of final distribution, as the case may be. Such notice shall specify (i) the Distribution Date upon which final distribution on the affected Certificates will be made upon presentation and surrender of such Certificates at the office or agency therein designated, (ii) the amount of such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, such distribution being made only upon presentation and surrender of such Certificates at the office or agency maintained for such purposes (the address of which shall be set forth in such notice).

(e) In the event that any Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trust Administrator shall give a second written notice to the remaining such Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to the Trust Fund.

SECTION 11.04	Additional Termination Requirements.

(a) In the event the Servicer exercises an Optional Termination pursuant to Section 11.01(A) or an Auction Sale pursuant to Section 11.01(C), the REMIC holding the related Mortgage Loans shall be liquidated in accordance with the following additional requirements, unless the Trustee, the Certificate Insurer and the Trust Administrator have received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section will not (i) result in the imposition of taxes on a “prohibited transaction” of any REMIC, as described in Section 860F of the Code, or (ii) cause any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)
within 90 days prior to the final Distribution Date set forth in the notice given by the Trust Administrator under Section 11.03, the Holder of the Class R Certificates shall adopt a plan of complete liquidation of the Subsidiary REMIC; and

(ii)
at or after the time of adoption of any such plan of complete liquidation for such Subsidiary REMIC and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of such Subsidiary REMIC to the Servicer for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Trustee shall not sell any of the assets of such REMIC prior to the close of that calendar quarter.

(b) Upon the exercise of an Optional Termination by the Servicer or upon the occurrence of an Auction Sale, in each case, pursuant to paragraph (a) of this Section if no other Subsidiary REMIC shall remain outstanding following such termination, the Master REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section will not (i) result in the imposition of taxes on a “prohibited transaction” of any REMIC formed hereby, as described in Section 860F of the Code, or (ii) cause any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)
concurrently with the adoption of the plan of complete liquidation of the Subsidiary REMIC, as set forth in paragraph (a) of this Section, the Holder of the Class R Certificates shall adopt a plan of complete liquidation of the Master REMIC; and

(ii)
at or after the time of adoption of any such plan of complete liquidation for the Master REMIC and at or prior to the final Distribution Date of the Subsidiary REMIC, the Trustee shall sell all of the assets of the Master REMIC to the Depositor for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Trustee shall not sell any of the assets of the Master REMIC prior to the close of that calendar quarter.

(c) By its acceptance of a Residual Certificate, the Holder thereof hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably required to liquidate and otherwise terminate the Master REMIC and the Subsidiary REMIC.

(d) If the exercise of the Optional Termination by the Servicer would cause a claim under the Certificate Insurance Policy or if any Reimbursement Amounts would remain unpaid after giving effect to the Optional Termination, the Servicer may not exercise the Optional Termination without the consent of the Certificate Insurer.

SECTION 11.05	Optional Purchase of Delinquent Mortgage Loans

The Servicer may repurchase any Mortgage Loan which is 90 days or more delinquent for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase plus any unreimbursed Advances, Servicing Advances or Servicing Fees allocable to such Mortgage Loan. Any such repurchase shall be accomplished by the Servicer’s remittance of the purchase price for such Mortgage Loan to the Master Servicer for deposit into the Custodial Account. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which would be materially adverse to Certificateholders or the Certificate Insurer.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01	Amendment.

(a) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicer, the Seller, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders,

(i)	to cure any error or ambiguity,

(ii)	to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or in the Prospectus Supplement,

(iii)
to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of any REMIC formed hereby as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of any REMIC formed hereby as a REMIC or adversely affect in any material respect the interests of any Certificateholder,

(iv)	in connection with the appointment of a successor servicer, to modify, eliminate or add to any of the servicing provisions, provided the Rating Agencies confirm the rating of the Certificates;

(v)
to make any other provisions with respect to matters or questions arising under this Agreement that are not materially inconsistent with the provisions of this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or cause an Adverse REMIC Event. Any amendment pursuant to this Section 12.01(a)(v) shall not be deemed to adversely affect in any material respect the interests of any Certificateholders if a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; or

(vi)	to comply with the provisions of Regulation AB.

(b) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicer, the Seller, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans are required to be distributed with respect to any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of a Class of Certificates in a manner other than as set forth in (i) above without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class, (iii) reduce the aforesaid percentages of Voting Rights, the holders of which are required to consent to any such amendment without the consent of 100% of the Holders of Certificates of the Class affected thereby, (iv) change the percentage of the Stated Principal Balance of the Mortgage Loans specified in Section 11.01(a) relating to optional termination of the Trust Fund, (v) change the percentage of the Stated Principal Balance of the Mortgage Loans specified in the last two paragraphs of Section 11.01 relating to an Auction Sale or (vi) modify the provisions of this Section 12.01.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

Notwithstanding the foregoing, the Certificate Insurer’s consent shall be required for any amendment pursuant to either subsection (a) or this subsection (b) that adversely affects in any respect the rights and interests hereunder of the Certificate Insurer or the Certificateholders of the Insured Certificates (without regard to the Certificate Insurance Policy) as long as there are Insured Certificates outstanding or any Reimbursement Amounts due to the Certificate Insurer. The Depositor shall provide prior written notice to the Certificate Insurer of any proposed amendment.

(c) Promptly after the execution of any amendment to this Agreement, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder, the Certificate Insurer and the Rating Agencies.

(d) Prior to the execution of any amendment to this Agreement, each of the Trustee and the Trust Administrator shall receive and be entitled to conclusively rely on an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized and permitted by this Agreement. The Trustee and the Trust Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Trust Administrator’s own rights, duties or immunities under this Agreement.

(e) The Master Servicer and the Trust Administrator may consent to any amendment of the Servicing Agreement to make any other provisions with respect to matters or questions arising under such Servicing Agreement or this Agreement that are not materially inconsistent with the provisions of such Servicing Agreement and this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or cause an Adverse REMIC Event. Any amendment pursuant to this Section 12.01(e) shall not be deemed to adversely affect in any material respect the interests of any Certificateholders if a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

(f) Neither the Master Servicer nor the Trust Administrator shall consent to any amendment of the Servicing Agreement which shall adversely affect in any material respect the interests of the Holders of a Class of Certificates without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment of the Servicing Agreement, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

Promptly after the execution of any amendment to the Servicing Agreement pursuant to this Section 12.01(e) or (f), the Trust Administrator shall furnish, upon written notice of such amendment, written notification of the substance of such amendment to each Certificateholder, and the Rating Agencies.

Notwithstanding anything to the contrary in this Section 12.01, the Master Servicer, the Servicer, the Seller, the Trust Administrator and the Trustee shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

SECTION 12.02	Recordation of Agreement; Counterparts.

(a) This Agreement (other than Schedule I) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Depositor at its expense, but only upon direction by the Trustee (acting at the direction of the holders of Certificates evidencing a majority of the aggregate Class Principal Balance) accompanied by an Opinion of Counsel (at the Depositor’s expense) to the effect that such non-recordation materially and adversely affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 12.03	Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.04	Intention of Parties.

(a) It is the express intent of the Depositor, the Seller, the Master Servicer, the Servicer, the Trust Administrator and the Trustee that (i) the conveyance by DLJMC of the Mortgage Loans to the Depositor pursuant to the Assignment and Assumption Agreement and (v) the conveyance by the Depositor to the Trustee as provided for in Section 2.01 of each of the Seller’s and Depositor’s right, title and interest in and to the Mortgage Loans be, and be construed as, an absolute sale and assignment by DLJMC to the Depositor and by the Depositor to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that any conveyance be deemed to be a pledge of the Mortgage Loans by DLJMC to the Depositor or by the Depositor to the Trustee to secure a debt or other obligation. However, in the event that the Mortgage Loans are held to be property of DLJMC or the Depositor, as applicable, or if for any reason the Assignment and Assumption Agreement or this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyances provided for in Section 2.01 shall be deemed to be a grant by each of the Seller and the Depositor to the Trustee on behalf of the Certificateholders, to secure payment in full of the Secured Obligations (as defined below), of a security interest in all of the Seller’s and the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, and all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Note and related Mortgage, and all other documents in the related Trustee Mortgage Files, and including any Qualified Substitute Mortgage Loans; (B) pool insurance policies, hazard insurance policies and any bankruptcy bond relating to the foregoing, if applicable; (C) the Certificate Account; (D) the Custodial Account; (E) all amounts payable after the Cut-off Date to the holders of the Mortgage Loans in accordance with the terms thereof; (F) all income, payments, proceeds and products of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; and (G) all cash and non-cash proceeds of any of the foregoing; (iii) the possession by the Trustee or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, documents, advices of credit, letters of credit, goods, certificated securities or chattel paper shall be deemed to be a “possession by the secured party”, or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-313, 8-313 or 8-321 thereof); and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. “Secured Obligations” means (i) the rights of each Certificateholder to be paid any amount owed to it under this Agreement and (ii) all other obligations of the Seller and the Depositor under this Agreement and the Assignment and Assumption Agreement.

(b) The Seller and the Depositor, and, at the Depositor’s direction, the Master Servicer or the Servicer, the Trustee and the Trust Administrator, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority as applicable. The Depositor shall prepare and file, at the Servicer’s expense, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Master Servicer or the Servicer or the Depositor in any Mortgage Loan.

SECTION 12.05	Notices.

In addition to other notices provided under this Agreement, the Trust Administrator shall notify the Rating Agencies in writing: (a) of any substitution of any Mortgage Loan; (b) of any payment or draw on any insurance policy applicable to the Mortgage Loans; (c) of the final payment of any amounts owing to a Class of Certificates; (d) any Event of Default under this Agreement; and (e) in the event any Mortgage Loan is purchased in accordance with this Agreement.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Peter Sack; Facsimile: 212-743-5261 (with a copy to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Bruce Kaiserman; Facsimile: 917-326-7926) and for purposes of Article XIV, bruce.kaiserman@credit-suisse.com; (ii) in the case of the Trustee, the Corporate Trust Office, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee; (iii) in the case of Wells Fargo, as Master Servicer and Trust Administrator, Corporate Trust Office, 9062 Old Annapolis Road, Columbia, MD 21045, Attention: TBW 2007-2 or such other address as may be hereafter furnished to the Depositor and the Trustee by Wells Fargo in writing and (iv) in the case of DLJMC, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Bruce Kaiserman; Facsimile: 917-326-7926 (with a copy to DLJMC, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Peter Sack; Facsimile: 212-743-5261), or such other address as may be hereafter furnished to the Depositor and the Trustee by DLJMC in writing, (v) in the case of Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, 55 Water Street, New York, New York, Attention: Kevin Dwyer; (vi) in the case of Moody’s Investors Service, 99 Church Street, New York, New York 10007, (vii) in the case of the Trust Administrator, the Corporate Trust Office, (viii) in the case of the Servicer, Taylor, Bean & Whitaker Mortgage Corp., 101 NE 2nd Street, Ocala, Florida 34470, Attention: Paul Allen (with a copy to Jeffrey W. Cavender, Esq., General Counsel, 1690 Stone Village Lane, No. 102, Kennesaw, Georgia 30152), and (ix) in the case of the Certificate Insurer, Assured Guaranty Corp., 1325 Avenue of the Americas, New York, New York 10019, Attention: Risk Management Department, Re: TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2, Policy No: D-2007-90, Telecopy No.: (212) 581-3268, Confirmation (212) 974-0100. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid.

SECTION 12.06	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of an Event of Default and of the continuance thereof, as provided herein, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.07, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.08	Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trust Administrator pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 12.09	Protection of Assets.

Except for transactions and activities entered into in connection with the securitization that is the subject of this agreement, the trust created by this agreement is not authorized and has no power to:

(a) borrow money or issue debt;

(b) merge with another entity, reorganize, liquidate or sell assets; or

(c) engage in any business or activities.

Each party to this agreement agrees that it will not file an involuntary bankruptcy petition against the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

SECTION 12.10	Non-Solicitation.

From and after the date of this Agreement, each of the Depositor, the Seller, the Master Servicer, the Servicer, the Trust Administrator and the Trustee agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on any such party's behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part. Notwithstanding the foregoing, it is understood and agreed that neither (i) promotions undertaken by the Depositor, the Seller, the Master Servicer, the Servicer, the Trust Administrator or the Trustee or any affiliate of any such party that originates mortgage loans in the normal course, which are directed to the general public at large, or segments thereof, including without limitation mass mailings based on commercially acquired mailing lists or newspaper, radio and television advertisements nor (ii) servicing the refinancing needs of a Mortgagor who, without solicitation, contacts any party named above in connection with the refinancing of a Mortgage Loan, shall constitute solicitation under this Section 12.10, provided, that no segment of the general public shall consist primarily of the borrowers or obligors under the Mortgage Loans; nor shall efforts undertaken by the Servicer to direct borrowers who are determined to be in the course of refinancing a Mortgage Loan to conduct such refinance with the Servicer’s affiliated originator be deemed to constitute impermissible solicitation under this Section 12.10, provided that such efforts are not intended to cause the refinancing of a Mortgage Loan that otherwise would not have been refinanced or have the effect of increasing the rate at which the Mortgage Loans are prepaid. None of the Depositor, the Seller, the Master Servicer, the Servicer, the Trust Administrator or the Trustee shall permit the sale of the name of any Mortgagor or any list of names that consist primarily of the Mortgages to any Person.

ARTICLE XIII

[Reserved]

ARTICLE XIV

EXCHANGE ACT REPORTING

SECTION 14.01	Commission Reporting.

The Trust Administrator, the Servicer and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act. The Trust Administrator shall prepare on behalf of the Depositor any Forms 8-K, 10-D and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and, except as provided herein, the Depositor shall sign and the Trust Administrator shall file (via EDGAR) such Forms on behalf of the Depositor.

Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trust Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.” The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

SECTION 14.02	Form 10-D Reporting

Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trust Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trust Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit R hereto to the Depositor and the Trust Administrator, and directed and approved by the Depositor pursuant to the following paragraph and the Trust Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit R hereto, within five (5) calendar days after the related Distribution Date, (i) the parties set forth thereon shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible party thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable together with an additional disclosure notification in the form of Exhibit V hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

After preparing the Form 10-D, the Trust Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review. The Trust Administrator will provide a copy of the Form 10-D to the Depositor by the 11th calendar day after the related Distribution Date. On the 12th calendar day after the related Distribution Date, the Depositor shall provide any changes or approval to the Trust Administrator (which may be furnished electronically). In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-D is in final form and the Trust Administrator may proceed with the execution and filing of the Form 10-D. No later than the 13th calendar day after the related Distribution Date, the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trust Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator shall follow the procedures set forth in Section 14.05. Promptly (but no later than one (1) Business Day) after filing with the Commission, the Trust Administrator shall make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trust Administrator. Each party to this Agreement acknowledges that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 14.02 related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 14.02. Neither the Trust Administrator nor the Master Servicer shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, timely execute and/or timely file such Form 10-D, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 14.03	Form 10-K Reporting

On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trust Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement, the related Custodial Agreements and the Servicing Agreement, (i) the Item 1123 Certification for the Servicer, each Additional Servicer, the Master Servicer and Trust Administrator as described under Section 14.06, (ii)(A) the Assessment of Compliance with servicing criteria for the Servicer, each Additional Servicer, the Master Servicer, Trust Administrator and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”), and (B) if any Reporting Servicer’s Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the Accountant’s Attestation for each Reporting Servicer, as described under Section 14.08, and (B) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 14.09 (provided, however, that the Trust Administrator at its discretion may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit W hereto to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit W hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties set forth on Exhibit W shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer, a notice in the form of Exhibit V hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

After preparing the Form 10-K, the Trust Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three (3) business days of receipt, but in no event later than March 25, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-K is in final form. No later than the close of business on the 4th Business Day prior to the 10-K Filing Deadline, the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trust Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator shall follow the procedures set forth in Section 14.05. Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator shall make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trust Administrator. If any Item 1123 Certification or Reporting Servicer’s Assessment of Compliance or Accountant’s Attestation is not available as part of such Form 10-K (or a Form 10-K is not required to be filed on behalf of the Trust Fund), the Trust Administrator will make such Item 1123 Certification, Assessment of Compliance or Accountant’s Attestation available to the Certificate Insurer upon request. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 14.03 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and the Custodian, Servicer and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under Article XIV. Neither the Trust Administrator nor the Master Servicer shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 14.04	Form 8-K Reporting

Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Trust Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit T hereto to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

As set forth on Exhibit T hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth on Exhibit T shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, a notice in the form of Exhibit V attached hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Trust Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the 3rd Business Day after the Reportable Event, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 8-K is in final form and the Trust Administrator may proceed with the execution and filing of the Form 8-K. No later than noon New York City time on the 4th Business Day after the Reportable Event, the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trust Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator shall follow the procedures set forth in Section 14.05. Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator shall make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Trust Administrator. The parties to this Agreement acknowledge that the performance by the Trust Administrator and the Master Servicer of its duties under this Section 14.04 related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 14.04. Neither the Master Servicer not the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 14.05	Delisting; Amendment; Late Filing of Reports

On or before January 30 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

In the event that the Trust Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator shall promptly, but no later than within one business day, notify electronically the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement shall cooperate to prepare and file a Form 12b-25 and a 10-D/A or 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trust Administrator shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended to include additional disclosure in connection with any additional Form 10-D disclosure (other than for the purpose of restating any Monthly Statement), additional Form 10-K or Form 8-K disclosure information, the Trust Administrator shall electronically notify the Depositor and the affected parties and the Trust Administrator shall prepare and file, and such parties shall cooperate in the preparation and filing of any necessary Form 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by the Depositor. The parties to this Agreement acknowledge that the performance by the Trust Administrator and the Master Servicer of its duties under this Section 14.05 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Trust Administrator nor the Master Servicer shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 14.06	Annual Statements of Compliance

The Master Servicer, the Trust Administrator and the Servicer shall deliver or otherwise make available (and the Master Servicer, the Trust Administrator and the Servicer shall cause any Additional Servicer engaged by it to deliver or otherwise make available) to the Depositor, the Trustee and the Trust Administrator on or before March 15 of each year, commencing in March 2008, an Officer’s Certificate (an “Item 1123 Certificate”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Item 1123 Certificate, the Depositor shall review such Item 1123 Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

The Master Servicer shall include all Item 1123 Certificates received by it from each Servicer with its Item 1123 Certificate to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator or any Additional Servicer engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of an Additional Servicer, as the case may be, such party shall provide an Item 1123 Certificate pursuant to this Section 14.06 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

The Master Servicer shall enforce any obligation of the Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an Item 1123 Certificate as may be required pursuant to the related Servicing Agreement. The Master Servicer shall include such Item 1123 Certificate with its own Item 1123 Certificate to be submitted to the Trust Administrator, the Depositor and the Trustee pursuant to this Section.

SECTION 14.07	Annual Assessments of Compliance

By March 15 of each year, commencing in March 2008, the Master Servicer, the Trust Administrator and the Servicer, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Trust Administrator, the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria (an “Assessment of Compliance”) that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 14.03, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an Accountant’s Attestation on such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for such period.

No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, the Servicer and the Master Servicer shall each forward to the Trust Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Trust Administrator so long as the Master Servicer and the Trust Administrator are the same person). When the Master Servicer and the Servicer (or any Servicing Function Participant engaged by them) submit their Assessments of Compliance to the Trust Administrator, such parties shall also at such time include the Assessments of Compliance (and Accountant’s Attestation) of each Servicing Function Participant engaged by it.

Promptly after receipt of each Assessment of Compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Trust Administrator, the Servicer, the Custodian and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Trust Administrator shall confirm that the Assessments of Compliance, taken individually, address the Relevant Servicing Criteria for each party as set forth on Exhibit Q and on any similar exhibit set forth in the Servicing Agreement in respect of the Servicer, and the Custodial Agreement, in respect of the Custodian, and notify the Depositor of any exceptions. None of such parties shall be required to deliver any such assessments until March 30 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

The Master Servicer shall include all Assessments of Compliance received by it from the Servicer with its own Assessment of Compliance to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide an Assessment of Compliance pursuant to this Section 14.07, or to such other applicable agreement, notwithstanding any termination, assignment or resignation.

The Master Servicer shall enforce any obligation of the Servicer and the Custodian, to the extent set forth in the Servicing Agreement or Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement or Custodial Agreement, as applicable. The Master Servicer shall include such Assessments of Compliance with its own Assessment of Compliance to be submitted to the Trust Administrator and the Trustee pursuant to this Section.

SECTION 14.08	Accountant’s Attestation

By March 15 of each year, commencing in 2008, the Master Servicer, the Trust Administrator and the Servicer, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Trust Administrator or the Servicer or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (the “Accountant’s Attestation”) to the Trust Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

Promptly after receipt of such Accountant’s Attestations from the Master Servicer, the Servicer, the Custodian, the Trust Administrator or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review the report and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Trust Administrator shall confirm that each Assessment of Compliance is coupled with an Accountant’s Attestation meeting the requirements of this Section and notify the Depositor of any exceptions. None of such parties shall be required to deliver any such assessments until March 30 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

The Master Servicer shall include each Accountant’s Attestation furnished to it by the Servicer with its own Accountant’s Attestation to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator, any Custodian, any Servicer or Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable Custodial Agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall at its own expense cause a registered public accounting firm to provide an Accountant’s Attestation pursuant to this Section 14.08, or other applicable agreement, notwithstanding any such termination, assignment or resignation.

The Master Servicer shall enforce any obligation of the Servicer and the Custodian, to the extent set forth in the related Servicing Agreement and the related Custodial Agreement, as applicable, to deliver to the Master Servicer an attestation as may be required pursuant to, the Servicing Agreement or Custodial Agreement as applicable. The Master Servicer shall include each such attestation with its own Accountant’s Attestation to be submitted to the Trust Administrator pursuant to this Section.

SECTION 14.09	Sarbanes-Oxley Certification

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”), required to be included therewith pursuant to the Sarbanes-Oxley Act. The Servicer, the Master Servicer and the Trust Administrator shall provide, and the Servicer, the Master Servicer and the Trust Administrator shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit U, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The Depositor shall serve as the Certifying Person on behalf of the Trust. In the event the Master Servicer, the Trust Administrator, the Servicer or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 14.09 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

The Master Servicer shall enforce any obligation of the Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer a certification similar to the Back-Up Certification as may be required pursuant to the related Servicing Agreement.

SECTION 14.10	Indemnification

Each party required to deliver an Assessment of Compliance and an Accountant’s Attestation and/or an Item 1123 Certification under Article XIV hereof (each, a “Responsible Party”) shall indemnify and hold harmless the Trust Administrator, the Master Servicer and the Depositor and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such Responsible Party of any if its obligations under this Article XIV including particularly its obligation to provide any Back-Up Certification, any Assessment of Compliance and an Accountant’s Attestation and/or an Item 1123 Certification or any information, data or materials required to be included in any 1934 Act report required under this Article XIV, (b) any misstatement or omission in any information, data or materials provided by such Responsible Party (or, in the case of the Trust Administrator or Master Servicer, any material misstatement or material omission in (i) any 1123 Certification, Assessment of Compliance or Accountant’s Attestation delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement or (ii) any additional Form 10-D, Form 10-K or Form 8-K disclosure concerning the Master Servicer or the Trust Administrator), or (c) the negligence, bad faith or willful misconduct of such Responsible Party in connection with the performance of any if its obligations under this Article XIV. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Trust Administrator or the Depositor, then each Responsible Party agrees that it shall contribute to the amount paid or payable by Trust Administrator, the Master Servicer or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by the Master Servicer, the Trust Administrator or the Depositor, as applicable, in such proportion as is appropriate to reflect the relative fault of Trust Administrator or the Depositor, as applicable, on the one hand and such Responsible Party, on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

ARTICLE XV

CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

SECTION 15.01 Exercise of Rights of Holder of the Insured Certificates.

Each of the Depositor, the Master Servicer, the Trust Administrator and the Trustee, and, by accepting its Insured Certificate, each Holder of an Insured Certificate, agrees that unless a Certificate Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Insured Certificates under this Agreement as set forth herein without any further consent of the Holders of the Insured Certificates, including, without limitation: (i) the right to direct foreclosures upon Mortgage Loans upon failure of the Servicer to do so; (ii) the right to require the Seller to repurchase or substitute for Loans pursuant to Section 2.03; (iii) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer pursuant to Section 8.01; (iv) the right to direct the actions of the Trustee during the continuance of an Event of Default pursuant to Section 8.01; (v) the right to consent to or direct any waivers of Events of Default pursuant to Section 8.04; (vi) the right to direct the Trustee to investigate certain matters pursuant to Section 9.02(a)(v); and (vii) the right to remove the Trustee and the Trust Administrator pursuant to Sections 9.07 and 10.07 hereof, respectively.

In addition, each Holder of an Insured Certificate agrees that, unless a Certificate Insurer Default has occurred and is continuing, the rights specifically set forth above may be exercised by the Holder of an Insured Certificate only with the prior written consent of the Certificate Insurer.

SECTION 15.02 Trustee and Trust Administrator to Act Solely with Consent of Certificate Insurer.

Unless a Certificate Insurer Default has occurred and is continuing, neither the Trustee nor the Trust Administrator shall: (i) agree to any amendment pursuant to Section 12.01 which requires the consent of the Certificateholders or that has an adverse effect on the Certificate Insurer; or (ii) undertake any litigation pursuant to Section 9.02(a)(iii) or Section 10.02(a)(iii), as applicable, at the request or direction of the Certificateholders, without the prior written consent of the Certificate Insurer; provided, however, nothing contained herein shall prohibit or prevent the Trustee and the Trust Administrator from defending itself or the Trust Fund or taking any action related thereto.

SECTION 15.03 Trust Fund and Accounts Held for Benefit of Certificate Insurer.

The Trustee, or the Custodian on the Trustee’s behalf, shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement (including, without limitation, in Sections 2.01 and 2.02) and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer.

The Master Servicer hereby acknowledges and agrees that it shall master service and administer the related Mortgage Loans and any REO Properties and the Trust Administrator hereby acknowledges and agrees that it shall maintain the Certificate Account, for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement (including, without limitation, in Section 3.01) to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default has occurred and is continuing, neither the Master Servicer nor the Depositor shall undertake any litigation pursuant to Section 8.03 (other than litigation to enforce their respective rights hereunder or defend themselves against claims made against them) without the prior consent of the Certificate Insurer (which consent shall not be unreasonably withheld or delayed).

SECTION 15.04 Claims Upon Certificate Insurance Policy; Policy Payments Account.

(a) If, at or before 12:00 noon, New York time, on the second Business Day prior to a Distribution Date, the Trust Administrator determines that the amounts on deposit in the Certificate Account available to be distributed to the Insured Certificates in accordance with Section 4.01 will be insufficient to pay the Deficiency Amounts (as defined in the Certificate Insurance Policy) to the Holders of the Insured Certificates for such Distribution Date, the Trust Administrator on behalf of the Trustee shall give notice to the Certificate Insurer and the Fiscal Agent (as defined in the Certificate Insurance Policy) by telephone, electronic mail or telecopy of the amount of such deficiency. Such notice of such deficiency shall be confirmed in writing by a Notice of Claim (as defined in the Certificate Insurance Policy) executed and delivered by the Trust Administrator on behalf of the Trustee in the form set forth as Exhibit A to the Endorsement to the Certificate Insurance Policy, to the Certificate Insurer at or before 12:00 noon New York time on the second Business Day prior to such Distribution Date and will be accompanied by the monthly statement, if available, or such other data as requested, required to be prepared pursuant to the first paragraph of Section 4.04(a) for the Distribution Date for which the claim is made. The Trust Administrator shall forward a copy of each such notice simultaneously to the Certificate Insurer, the Trustee and the Fiscal Agent. Following Receipt (as defined in the Certificate Insurance Policy) by the Certificate Insurer of such notice in such form, the Certificate Insurer will pay any amount payable under the Certificate Insurance Policy on the later to occur of (i) 2:00 p.m. New York time on the second Business Day following such receipt and (ii) 2:00 p.m. New York time on the Distribution Date to which such claims relates, as provided in the Endorsement to the Certificate Insurance Policy.

(b) The Trustee hereby appoints the Trust Administrator as its agent in connection with the receipt and distribution of all amounts required to be paid by the Certificate Insurer under the Certificate Insurance Policy and the providing of any Notice of Claim (as defined in the Certificate Insurance Policy) required to be provided thereunder of which a Responsible Officer of the Trust Administrator has actual knowledge. To the extent a Responsible Officer of the Trustee has actual knowledge thereof, the Trustee shall give the Trust Administrator prompt written notice of any Insured Amounts that have been paid to a holder of an Insured Certificates that has been deemed a preferential transfer and has been recovered from such holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction. The Trust Administrator on behalf of the Trustee shall establish a segregated non-interest bearing trust account for the benefit of Holders of the Insured Certificates and the Certificate Insurer referred to herein as the “Policy Payments Account” over which the Trust Administrator shall have exclusive control and sole right of withdrawal. The Trust Administrator shall deposit any amount paid under the Certificate Insurance Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Holders of Insured Certificates of the Insured Amounts or any amount in respect of a Preference Claim for which a claim under the Certificate Insurance Policy was made, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trust Administrator, the Trustee or the Trust Fund. Amounts paid under the Certificate Insurance Policy shall be transferred to the Certificate Account in accordance with the next succeeding paragraph and disbursed by the Trust Administrator to Holders of Insured Certificates entitled to such amounts in accordance with Section 4.01 (or, in the case of an amount in respect of a Preference Claim, to the related Holders of Insured Certificates as contemplated in Section 14.04(d)). It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the other distributions to be made to such Holders pursuant to Section 4.01. However, the amount of any payment of principal of or interest on the Insured Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Certificate Register and in the statement to be furnished to Holders of the Insured Certificates pursuant to Section 4.04. Funds held in the Policy Payments Account shall not be invested.

(c) On any Distribution Date with respect to which a claim has been made under the Certificate Insurance Policy, the amount of any funds received by the Trust Administrator on behalf of the Trustee as a result of any claim under the Certificate Insurance Policy, to the extent required to pay the Insured Amount on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Certificate Account and applied by the Trust Administrator, directly to the payment in full of the Insured Amount due on the Insured Certificates. Funds received by the Trust Administrator on behalf of the Trustee as a result of any claim under the Certificate Insurance Policy shall be deposited by the Trust Administrator in the Policy Payments Account and used solely for payment to the Holders of the Insured Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trust Administrator, the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to (and subject to receipt of) the instructions of the Certificate Insurer, by the end of such Business Day.

(d) The Trust Administrator shall keep complete and accurate records in respect of (i) all funds remitted to it by the Certificate Insurer and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of any Insured Certificates and (B) the amount of funds available to make distributions on the Insured Certificates pursuant to Section 4.01. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days’ prior notice to the Trust Administrator.

(e) The Trust Administrator shall promptly notify the Certificate Insurer of: (A) the commencement of any proceeding of which a Responsible Officer of the Trust Administrator has actual knowledge by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) and (B) the making of any claim of which a Responsible Officer of the Trust Administrator has actual knowledge in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a “Preference Claim”) of any distribution made with respect to the Insured Certificates. Each Holder of an Insured Certificate, by its purchase of such Certificate, the Master Servicer, the Trust Administrator and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights, if any, of the Master Servicer, Trust Administrator, the Trustee and each Holder of an Insured Certificate in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

(f) The Trustee and the Trust Administrator each acknowledge, and each Holder of an Insured Certificate by its acceptance of the Insured Certificate agrees, that, without the need for any further action on the part of the Certificate Insurer or the Trustee, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificates, the Certificate Insurer will be fully subrogated to the rights of the Holders of such Insured Certificates to receive such principal and interest from the Trust Fund. The Holders of the Insured Certificates, by acceptance of the Insured Certificates, assign their rights as Holders of the Insured Certificates to the extent of the Certificate Insurer’s interest with respect to amounts paid under the Certificate Insurance Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining the Certificate Insurer Premium payable to the Certificate Insurer and the Certificate Insurer’s rights, as applicable, as subrogee for payments distributable pursuant to Section 4.01, any payment with respect to distributions to the Insured Certificates which is made with funds received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Insured Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Class Certificate Balance of the Insured Certificates within the meaning of Article IV.

(g) Upon its becoming aware of the occurrence of an Event of Default, the Trust Administrator shall promptly notify the Certificate Insurer of such Event of Default. The Trustee, the Depositor, the Master Servicer and the Trust Administrator shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

(h) The Master Servicer shall designate a contact person who shall be available within a reasonable period of time to the Certificate Insurer to provide reasonable access to information regarding the Mortgage Loans.

(i) [Reserved].

(j) For so long as there is no continuing default by the Certificate Insurer under its obligations under the Certificate Insurance Policy (a “Certificate Insurer Default”), each Holder of an Insured Certificate agrees that the Certificate Insurer shall be treated by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee as if the Certificate Insurer were the Holder of all of the Insured Certificates for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Holders of the Insured Certificates hereunder.

(k) With respect to this Article XV, (i) the term “Receipt” and “Received” shall mean actual delivery to the Certificate Insurer prior to 12:00 noon, New York City time, on a Business Day; provided, however, that delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, on a Business Day, shall be deemed to be “Received” on the next succeeding Business Day. For purposes of this definition, “actual delivery” to the Certificate Insurer means (i) the delivery of the original Notice of Claim (as defined in the Certificate Insurance Policy), notice or other applicable documentation to the Certificate Insurer at its address set forth in the Certificate Insurance Policy, or (ii) facsimile transmission of the original Notice of Claim (as defined in the Certificate Insurance Policy), notice or other applicable documentation to the Certificate Insurer at its facsimile number set forth in the Certificate Insurance Policy. If presentation is made by facsimile transmission, the Trust Administrator (i) promptly shall confirm transmission by telephone to the Certificate Insurer at its telephone number set forth in the Certificate Insurance Policy, and (ii) as soon as is reasonably practicable, shall deliver the original Notice of Claim (as defined in the Certificate Insurance Policy), notice or other applicable documentation to the Certificate Insurer at its address set forth in the Certificate Insurance Policy. If any Notice of Claim, notice or other documentation actually delivered (or attempted to be delivered) under the Certificate Insurance Policy by the Trust Administrator is not in proper form or is not properly completed, executed or delivered, or otherwise is insufficient for the purpose of making a claim hereunder, “Receipt” by the Certificate Insurer shall be deemed not to have occurred, and the Certificate Insurer promptly shall so advise the Trust Administrator. In such case, the Trust Administrator may submit an amended Notice of Claim (as defined in the Certificate Insurance Policy), notice or other documentation, as the case may be, to the Certificate Insurer, and (ii) “Business Day” means any day other than (A) a Saturday or Sunday or (B) a day on which the New York Stock Exchange or the Federal Reserve is closed or on which banking institutions in the City of New York, the State of Maryland or Minnesota, or the city in which the Corporate Trust Office of the Master Servicer, the Trustee or the Trust Administrator is located, are authorized or required by law, executive order or governmental decree to be closed, or (C) a day on which the designated office of the Insurer at which at any particular time its corporate business is closed.

(l) Each Certificateholder of an Insured Certificate, by its acceptance of such Insured Certificate or interest therein, hereby acknowledges and agrees that the Certificate Insurance Policy does not cover Prepayment Interest Shortfalls, Basis Risk Shortfalls or Interest Shortfalls due to the Relief Act nor does the Certificate Insurance Policy guarantee to the Holders of the Insured Certificates any particular rate of principal payment. In addition, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC, the Trust Administrator or the Trustee for withholding taxes due on the payments made to the Holders of the Insured Certificates, if any, (including interest and penalties in respect of any liability for withholding taxes) nor (i) any portion of any Insured Amounts due to Holders of any Insured Certificates because a notice and certificate in proper form as required by the Certificate Insurance Policy was not timely Received by the Certificate Insurer and (ii) any portion of any Insured Amounts due to Holders of any Insured Certificates representing interest on any unpaid interest accrued from and including the date of payment by the Certificate Insurer of the amount of such unpaid interest. The Certificate Insurance Policy does not cover any reduction in the amount of the Interest Remittance Amount payable to the Holders of Insured Certificates on any Distribution Date due to the Net Funds Cap for such Insured Certificates being less than the fixed rate in the applicable definition of Pass-Through Rate.

(m) The Trustee designates, appoints, authorizes and directs the Trust Administrator to administer to, and hold, and receive and make all payments under, the Certificate Insurance Policy and the Indemnification Agreement on behalf of the Holders of Insured Certificates and the Trustee in accordance with their terms and the provisions of this Agreement, including, without limitation, to deliver on behalf of the Trustee the notices in accordance with Section 14.04(a) and to make, on behalf of and with full power to bind the Trustee, any of the agreements or covenants of the Trustee contained therein. To the extent necessary, this Agreement shall constitute an irrevocable limited power of attorney, coupled with an interest, from the Trustee to the Trust Administrator, to accomplish the foregoing.

SECTION 15.05 Effect of Payments by Certificate Insurer; Subrogation.

Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any Insured Certificate which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of such Insured Certificate from the Trust Fund and shall not result in the payment of or the provision for the payment of the principal of or interest on such Insured Certificate within the meaning of Section 4.01. The Depositor, the Master Servicer, Trust Administrator and the Trustee each acknowledge, and each Holder of an Insured Certificate by its acceptance of a such Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Master Servicer, Trust Administrator or the Trustee (i) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificate to the Holder of such Certificate, the Certificate Insurer will be fully subrogated to the rights of such Holder to receive such principal and interest from the Trust Fund and (ii) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

The Trustee, the Trust Administrator and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein; provided, however, that neither the Trustee nor the Trust Administrator shall be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, direction or order of the Certificate Insurer pursuant to the provisions of this Agreement, unless the Certificate Insurer shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

SECTION 15.06 Notices to Certificate Insurer.

The Trust Administrator will permit the Certificate Insurer access to the website of the Trust Administrator to obtain loan level information with respect to the Mortgage Loans. The Certificate Insurer shall have the right to request additional information regarding loan level performance and the Trust Administrator shall provide such information as soon as reasonably possible (to the extent the Trust Administrator has such information). If the Trust Administrator no longer provides information on its website that is comparable to the loan level information being provided as of the date hereof, the Depositor hereby directs the Trust Administrator to provide, and the Trust Administrator hereby agrees that it shall provide pursuant to such direction, a loan level collateral file containing comparable loan level information. The Trustee will promptly provide to the Certificate Insurer all certifications of collateral and document delivery on the date required to be provided by it to any other party in its possession.

All notices, statements, reports, certificates or opinions required by this Agreement to be sent to the Certificateholders shall also be sent to the Certificate Insurer.

SECTION 15.07 Third Party Beneficiary.

As long as there are Insured Certificates outstanding or any Reimbursement Amounts due to the Certificate Insurer, the Certificate Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

SECTION 15.08 Trust Administrator to Hold the Certificate Insurance Policy.

The Trust Administrator shall hold the Certificate Insurance Policy in trust as agent for the Holders of the Insured Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Upon the later of (i) the date upon which the Class Principal Balance of the Insured Certificates has been reduced to zero and all Insured Amounts have been made and (ii) the date the Term of the Certificate Insurance Policy (as defined in the Certificate Insurance Policy) ends, the Trust Administrator shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation. Neither the Certificate Insurance Policy nor the amounts paid under the Certificate Insurance Policy will constitute part of the Trust Fund or assets of any REMIC created by this Agreement. Each Holder of an Insured Certificate, by accepting its Insured Certificate, appoints the Trust Administrator as attorney-in-fact for the purpose of making claims on the Certificate Insurance Policy.

SECTION 15.09 Termination of Certain of Certificate Insurer’s Rights.

Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the Certificate Insurer, except in the case of any right to indemnification hereunder, shall permanently cease to be operable upon the latest to occur of (A) the date upon which the Certificate Balance of each Insured Certificate has been reduced to zero, the Certificate Insurance Policy has been returned to the Certificate Insurer and all payments of Insured Amounts have been made, (B) the date the Term of the Certificate Insurance Policy (as defined in the Certificate Insurance Policy) ends and (C) the payment in full to the Certificate Insurer of all amounts paid under the Certificate Insurance Policy plus interest at the Late Payment Rate thereon from the date such payment was made, and any other amounts owing to the Certificate Insurer under this Agreement.

SECTION 15.10 Survival of Indemnification.

Any and all indemnities to be provided by any party to this Agreement shall survive the termination and resignation of any party hereto and the termination of this Agreement.

IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Servicer, the Trustee and the Trust Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the 1st day of May 2007.
CREDIT SUISSE FIRST BOSTON MORTGAGE
SECURITIES CORP., as Depositor

By:  /s/ Kevin Steele
Name: Kevin Steele
Title: Vice President

DLJ MORTGAGE CAPITAL, INC., as a Seller

By:  /s/ Tim Kuo
Name: Tim Kuo
Title: Vice President

WELLS FARGO BANK, N.A., as Master Servicer and Trust Administrator

By:  /s/ Carla S Wlaker
Name: Carla S. Walker
Title: Vice President

TAYLOR, BEAN & WHITAKER MORTGAGE CORP., as Servicer

By:  /s/ Paul R Allen
Name: Paul R. Allen
Title: CEO

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:  /s/ Charles F Pederson
Name: Charles F. Pedersen
Title: Vice President

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On this _30_ day of May 2007, before me, personally appeared Kevin Steele, known to me to be a Vice President of Credit Suisse First Boston Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___/s/ B Schuyler Edwards________
Notary Public
[NOTARIAL SEAL]

B. Schuyler Edwards
Notary Public, State of New York
No. 01ED6150243
Quailified in New York County
Commission Expires July 24, 2010

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On the _30_day of May 2007, before me, personally appeared _Tim Kuo___, known to me to be a _Vice President_ of DLJ Mortgage Capital, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___/s/ B Schuyler Edwards________
Notary Public
[NOTARIAL SEAL]

B. Schuyler Edwards
Notary Public, State of New York
No. 01ED6150243
Quailified in New York County
Commission Expires July 24, 2010

STATE OF MARYLAND	)
: ss.:
COUNTY OF HOWARD	)

On the 30th of May 2007, before me, a Notary Public in and for said State, personally appeared Carla S Walker known to me to be a President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____/s/ Darron C Woodus_____________
Notary Public
[NOTARIAL SEAL]
Darron C. Woodus
Notary Public
Baltimore County
Maryland
My Commission Expires December 6, 2008

STATE OF Virginia	)
: ss.:
COUNTY OF Fairfax	)

On this _30 day of May 2007, before me, personally appeared _Paul Allen_, known to me to be a _CEO__ of Taylor, Bean & Whitaker Mortgage Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____/s/ Larry G Burnett_______________
Notary Public
[NOTARIAL SEAL]
Commission Expires 11.30.10

STATE OF MINNESOTA	)
: ss.:
COUNTY OF RAMSEY	)

On the _30_ of May 2007, before me, a Notary Public in and for said State, personally appeared _Charles F Pederson_ known to me to be a Vice President of U.S. Bank National Association, a National Banking Association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ Trisha L Willett___________
Notary Public
[NOTARIAL SEAL]
Trisha L Willett
Notary Public-Minnesota
My Commission Expires Jan. 31, 2012

EXHIBIT A

[FORM OF CLASS A CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:

Cut-off Date	:	May 1, 2007

First Distribution Date	:	June 25, 2007

Initial Certificate Balance
of this Certificate
(“Denomination”)	:

Initial Certificate Balances
of all Certificates
of this Class	:

CUSIP	:

Pass-Through Rate	:

Maturity Date	:	June 25, 2037

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Credit Suisse First Boston Mortgage Securities Corp.,
TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2
Class [ ]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Taylor, Bean & Whitaker Mortgage Corp., as servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), and U.S. Bank National Association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: May ___, 2007.

WELLS FARGO BANK, N.A.,
as Trust Administrator

By ____________________________

Countersigned:

By ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT B

[FORM OF CLASS M CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR ARRANGEMENT, OR SECTION 4975 OF THE CODE OR A PERSON USING THE ASSETS OF SUCH A PLAN OR OTHER RETIREMENT ARRANGEMENT, OR (B) IF THIS CERTIFICATE IS THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING AND IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT,” AS THAT TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR PTCE 95-60, AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUST ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:

Cut-off Date	:	May 1, 2007

First Distribution Date	:	June 25, 2007
Initial Certificate Balance
of this Certificate
(“Denomination”)	:

Initial Certificate Balances
of all Certificates
of this Class	:

CUSIP	:

Interest Rate	:

Maturity Date	:	June 25, 2037

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Credit Suisse First Boston Mortgage Securities Corp.,
TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2
Class [______]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___________________], is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Taylor, Bean & Whitaker Mortgage Corp., as servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), and U.S. Bank National Association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: May __, 2007
WELLS FARGO BANK, N.A.,
as Trust Administrator

By ______________________________

Countersigned:

By ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT C

[FORM OF CLASS R CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS NOT ENTITLED TO DISTRIBUTIONS OF PRINCIPAL AND WILL NOT ACCRUE INTEREST. THE HOLDER OF THIS CERTIFICATE WILL BE ENTITLED ONLY TO CERTAIN LIMITED DISTRIBUTIONS AS PROVIDED IN THE TRUST AGREEMENT.

NEITHER THIS CERTIFICATE, NOR ANY BENEFICIAL INTEREST IN THIS CERTIFICATE, MAY BE TRANSFERRED, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS PRIOR TO SUCH DISPOSITION, THE PROPOSED TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) AN AFFIDAVIT STATING (A) THAT THE PROPOSED TRANSFEREE IS NOT A “DISQUALIFIED ORGANIZATION” WITHIN THE MEANING OF SECTION 860E(E)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND IS NOT PURCHASING THE CERTIFICATE ON BEHALF OF A DISQUALIFIED ORGANIZATION, (B) THAT NO PURPOSE OF SUCH TRANSFER IS TO AVOID OR IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, (C) IN THE CASE OF A NON-U.S. PERSON, THAT THE PROPOSED TRANSFEREE IS A NON-U.S. PERSON THAT HOLDS A RESIDUAL CERTIFICATE IN CONNECTION WITH THE CONDUCT OF A TRADE OR BUSINESS WITHIN THE UNITED STATES AND HAS FURNISHED THE TRANSFEROR AND THE TRUST ADMINISTRATOR WITH AN EFFECTIVE INTERNAL REVENUE SERVICE FORM 4224 OR SUCCESSOR FORM AT THE TIME AND IN THE MANNER REQUIRED BY THE CODE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR ARRANGEMENT, OR SECTION 4975 OF THE CODE OR A PERSON USING THE ASSETS OF SUCH A PLAN OR OTHER RETIREMENT ARRANGEMENT, OR (B) IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT,” AS THAT TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR PTCE 95-60, AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUST ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:

Cut-off Date	:	May 1, 2007

First Distribution Date	:	June 25, 2007

Initial Certificate Balance
of this Certificate
(“Denomination”)	:	$100.00

Initial Certificate Balances
of all Certificates
of this Class	:	$100.00

CUSIP	:

Pass-Through Rate	:

Maturity Date	:

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Credit Suisse First Boston Mortgage Securities Corp.,
TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2
Class [ ]

evidencing a percentage interest in the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Wachovia Bank, N.A., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Taylor, Bean & Whitaker Mortgage Corp., as servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), and U.S. Bank National Association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the Corporate Trust Office or the office or agency maintained by the Trust Administrator in Minneapolis, Minnesota.

No transfer of a Class R Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person using the assets of any such plan or other retirement arrangement, which representation letter shall not be an expense of the Trust Administrator, the Trustee or the Trust Fund or (ii) if the transferee is an insurance company, a representation that the transferee is an insurance company which is purchasing this certificate with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of this certificate are covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such Class R Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or other retirement arrangement or any person acting using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Class R Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Trust Administrator, the Servicer, the Master Servicer or any other servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Class R Certificate to or on behalf of an employee benefit plan or other retirement arrangement subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trust Administrator as described above shall be void and of no effect.

Each Holder of this Class R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be transferred without delivery to the Trust Administrator of a transfer affidavit of the initial owner or the proposed transferee in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class R Certificate must agree to require a transfer affidavit from any other person to whom such person attempts to Transfer its Ownership Interest in this Class R Certificate as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class R Certificate must agree not to transfer an Ownership Interest in this Class R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: May __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By ________________________

Countersigned:

By ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT D

[FORM OF CLASS X CERTIFICATES]

THE CERTIFICATE EVINCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER OF SUCH CERTIFICATE REASONABLY BELIEVES IS EITHER (I) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION METING THE REQUIREMENTS OF RULE 144A OR (II) AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OR REGULATION D UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN ACCREDITED INVESTOR OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR ARRANGEMENT, OR SECTION 4975 OF THE CODE OR A PERSON USING THE ASSETS OF SUCH A PLAN OR OTHER RETIREMENT ARRANGEMENT, OR (B) IF THIS CERTIFICATE IS THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING AND IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT,” AS THAT TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR PTCE 95-60, AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUST ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:

Cut-off Date	:	May 1, 2007

First Distribution Date	:	June 25, 2007

Initial Notional Amount of this
Certificate (“Denomination”)	:

Initial Class Notional Amount of
all Certificates of this Class	:

CUSIP	:

Pass-Through Rate	:

Maturity Date	:

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Credit Suisse First Boston Mortgage Securities Corp.,
TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2
Class [ ]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [________________________], is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Taylor, Bean & Whitaker Mortgage Corp., as servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), and U.S. Bank National Association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: May __, 2007.

WELLS FARGO BANK, N.A.,
as Trust Administrator

By _________________________

Countersigned:

By ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT E

[FORM OF CLASS PO CERTIFICATE]

THE CERTIFICATE EVINCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER OF SUCH CERTIFICATE REASONABLY BELIEVES IS EITHER (I) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION METING THE REQUIREMENTS OF RULE 144A OR (II) AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OR REGULATION D UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN ACCREDITED INVESTOR OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS NOT ENTITLED TO ANY PAYMENTS OF INTEREST.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR ARRANGEMENT, OR SECTION 4975 OF THE CODE OR A PERSON USING THE ASSETS OF SUCH A PLAN OR OTHER RETIREMENT ARRANGEMENT, OR (B) IF THIS CERTIFICATE IS THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING AND IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT,” AS THAT TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR PTCE 95-60, AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUST ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:

Cut-off Date	:	May 1, 2007

First Distribution Date	:	June 25, 2007

Initial Certificate Balance
of this Certificate
(“Denomination”)	:

Initial Certificate Balances
of all Certificates
of this Class	:

Percentage Interest	:

CUSIP	:

Pass-Through Rate	:

Maturity Date	:

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Credit Suisse First Boston Mortgage Securities Corp.,
TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2
Class [ ]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [______________________], is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Taylor, Bean & Whitaker Mortgage Corp., as servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), and U.S. Bank National Association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: May __, 2007.

WELLS FARGO BANK, N.A.,
as Trust Administrator

By _____________________

Countersigned:

By ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT F

[RESERVED]

F-1

EXHIBIT G

REVERSE OF CERTIFICATES

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Credit Suisse First Boston Mortgage Securities Corp.,
TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2
Class -[ ]

T This Certificate is one of a duly authorized issue of Certificates designated as TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date and each Class of Certificates other than the LIBOR Certificates is the close of business on the last Business Day of the calendar month immediately preceding the calendar month of such Distribution Date. The Record Date applicable to each Distribution Date and each Class of LIBOR Certificates is the close of business on the Business Day immediately preceding such Distribution Date so long as the Certificates remain Book-Entry Certificates, or otherwise on the close of business on the last Business Day of the calendar month immediately preceding the calendar month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Seller, the Trustee and the Trust Administrator with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trust Administrator in Minneapolis, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, each Servicer, the Master Servicer, the Seller, the Trustee and the Trust Administrator and any agent of the Depositor, each Servicer, the Master Servicer, each Seller, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Seller, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer will have the option to purchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans at a purchase price determined as provided in the Agreement. If the Servicer does not exercise such purchase options, on any Distribution Date thereafter on which the Class A-4-A, Class A-4-B or Class A-5 Certificates are outstanding, the Certificate Insurer may, at its option, exercise the optional termination right to purchase from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans. If neither the Servicer nor the Certificate Insurer exercises such option, on the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Trust Administrator will solicit bids for the Mortgage Loans and all property acquired in respect of such Mortgage Loans in an auction procedure as provided in the Agreement.

In the event that one of such optional terminations or auction purchases does not occur, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date. Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
____________________________________________________________________________________________________
____________________________________________________________________________________________________
____________________________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

____________________________________________________________________________________________________
Dated:

_________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________
___________________________________________________________________________________________________,
for the account of _____________________________________________________________________________________,
account number ____________, or, if mailed by check, to _______________________________________________________
____________________________________________________________________________________________________
___________________________________________________________________________________________________.
Applicable statements should be mailed to __________________________________________________________________
____________________________________________________________________________________________________
___________________________________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

H-1

EXHIBIT I

FORM OF SERVICER INFORMATION

Standard File Layout - Delinquency Reporting

*The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)

OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)

FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE			MM/DD/YYYY
NOI_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE
ACTUAL_REO_START_DATE			MM/DD/YYYY
REO_SALES_PRICE			Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-	Approved Assumption
•	BAP-	Borrower Assistance Program
•	CO-	Charge Off
•	DIL-	Deed-in-Lieu
•	FFA-	Formal Forbearance Agreement
•	MOD-	Loan Modification
•	PRE-	Pre-Sale
•	SS-	Short Sale
•	MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant
•	Unknown
•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged
•	Excellent
•	Fair
•	Gone
•	Good
•	Poor
•	Special Hazard
•	Unknown

Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

	Standard Loan Level File Layout - Master Servicing

Exhibit 1: Layout
Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

Exhibit 1: Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

Exhibit 1: Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

Calculation of Realized Loss/Gain Form 332- Instruction Sheet
NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
(a)

(b)	The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

*	For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

*	For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

*	Other expenses - copies of corporate advance history showing all payments

*	REO repairs > $1500 require explanation

*	REO repairs >$3000 require evidence of at least 2 bids.

*	Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

*	Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

(c)	Credits:

14-21.	Complete as applicable. Required documentation:

*	Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

Letter of Proceeds Breakdown.

*	Copy of EOB for any MI or gov't guarantee

*	All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

 Calculation of Realized Loss/Gain Form 332

Prepared by: __________________	Date: ____________________________
Phone: ______________________	Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: ________________________________________________________

Liquidation Type:	REO Sale	3rd Party Sale	Short Sale	Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown            Yes           No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	________________	(12)
	Cash for Keys__________________________	________________	(12)
	HOA/Condo Fees_______________________	________________	(12)
	______________________________________	________________	(12)

	Total Expenses	$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	________________	(18a) HUD Part A
		________________	(18b) HUD Part B

(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
	_________________________________________	________________	(21)

	Total Credits	$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

EXHIBIT J

FORM OF TRUST RECEIPT AND INITIAL CERTIFICATION

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010

DLJ Mortgage Capital, Inc.
11 Madison Avenue, 4th Floor
New York, New York 10010

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to [__________________] TBW Mortgage-Backed Pass-Through Certificates, Series 200_-___

Ladies and Gentlemen:

In accordance with and subject to the provisions of Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except for the exceptions noted on the schedule attached hereto, it has (a) received an original Mortgage Note with respect to each Mortgage Loan listed on the Mortgage Loan Schedule and (b) received an original Mortgage (or a certified copy thereof) with respect to each Mortgage Loan listed on the Mortgage Loan Schedule in accordance with Section 2.01 of the Pooling and Servicing Agreement. The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically mentioned above. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents delivered in accordance with Section 2.01 of the Pooling and Servicing Agreement or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans.

Capitalized terms used herein without definition shall have the meaning assigned to them in the Pooling and Servicing Agreement.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: _________________________
Authorized Representative

J-1

EXHIBIT K

FORM OF TRUST RECEIPT AND FINAL CERTIFICATION

Trust Receipt #__________
Cut-off Date Principal Balance $__________

Wells Fargo Bank, N.A.,
as Trust Administrator and Master Servicer for the
TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2 Trust
9062 Old Annapolis Road,
Columbia, Maryland 21045

U.S. Bank National Association,
as Trustee for the
TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2 Trust
Corporate Trust Services - EP-MN-WS3D
60 Livingston Avenue
St. Paul, Minnesota 55107-2292

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010
Attention: Kevin Steele

Re:	Custodial Agreement, dated as of May 1, 2007, among U.S. Bank National Association, as Trustee, Wells Fargo Bank, N.A., as Trust Administrator and Colonial Bank, N.A., as Custodian.

Ladies and Gentlemen:

In accordance with the provisions of Section 6 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that (i) all documents required to be delivered to it pursuant to Sections 2(i)-(ix) of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan; and (iii) each Mortgage Note has been endorsed as provided in Section 2(i) of the Custodial Agreement and each Mortgage has been assigned in accordance with Section 2(v) of the Custodial Agreement. The Custodian makes no representations as to (i) the validity, legality, effectiveness, enforceability, sufficiency, genuineness, due authorization or execution of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, perfection, priority or suitability of any such Mortgage Loan or any other documents contained in each Custodial File.

The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of Trustee pursuant to the terms and conditions of the Custodial Agreement.

This Trust Receipt and Final Certification is not divisible or negotiable.

The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trust Receipt and Initial Certification at its office at 201 East Pine Street, Suite 730, Orlando, Florida 32801, Attention: Document Custodian.

Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

COLONIAL BANK, N.A.,
as Custodian

By: ________________________________
Name:
Title:

EXHIBIT L

FORM OF REQUEST FOR RELEASE

To: [Address]

Re:	Custodial Agreement, dated as of May 1, 2007, among U.S. Bank National Association, as Trustee, Wells Fargo Bank, N.A., as Trust Administrator and Colonial Bank, N.A., as Custodian.

In connection with the administration of the Mortgage Loans held by you as the Custodian on behalf of the Trustee, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

____1.
Mortgage Loan Paid in Full. (The Trustee or the Master Servicer or Servicer hereby certifies that all amounts received in connection therewith have been credited to the account of the Trustee or the Master Servicer or Servicer.)

____2.
Mortgage Loan Liquidated By ____________________________ (The Trustee or the Master Servicer or Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the account of the Trustee or the Master Servicer or Servicer.)

____3.	Mortgage Loan in Foreclosure

____4.	Other (explain)

If box 1 or 2 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

L-1

If box 3 or 4 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: _____________________________
Name:
Title:

Date: ____________________________

Or

____________________________,
as [Servicer] [Master Servicer]

By: _____________________________
Name:
Title:

Date: ____________________________

Acknowledgment of Documents returned to the Custodian:

COLONIAL BANK, N.A.,
as Custodian

By: _____________________________
Name:
Title:

Date: ____________________________

L-2

EXHIBIT M

FORM OF TRANSFEROR CERTIFICATE
[date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: TBW 2007-2

Re:	TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Class R Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

Very truly yours,

__________________________
Print Name of Transferor

By: ___________________________
Authorized Officer

M-1

EXHIBIT N-1

FORM OF INVESTMENT LETTER
[date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: TBW 2007-2

Re:	TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we using the assets of any such plan or other retirement arrangement, (ii) we are providing an Opinion of Counsel which establishes to the reasonable satisfaction of the Trust Administrator that the purchase and holding of ERISA Restricted Certificates by, on behalf of or with “plan assets” of such plan or other retirement arrangement will not result in non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Servicer or any other servicers to any obligation in addition to those undertaken in this Agreement or (iii) if, in the case of ERISA Restricted Certificates that have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company, we are purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and our purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

N-1-1

Very truly yours,

________________________
Print Name of Transferee

By: _____________________
Authorized Officer

N-1-2

EXHIBIT N-2

FORM OF RULE 144A LETTER
[date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: TBW 2007-2

Re:	TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we using the assets of any such plan or other retirement arrangement, (ii) we are providing an Opinion of Counsel which establishes to the reasonable satisfaction of the Trust Administrator that the purchase and holding of ERISA Restricted Certificates by, on behalf of or with “plan assets” of such plan will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Servicer or any other servicers to any obligation in addition to those undertaken in this Agreement or (iii) if, in the case of an ERISA Restricted Certificates that have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company, we are purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and our purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (“Rule 144A”) and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (g) we are aware that the sale to us is being made in reliance on Rule 144A, and (i) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

N-2-1

Very truly yours,

__________________________
Print Name of Transferee

By: ___________________________
Authorized Officer

N-2-2

EXHIBIT N-3

FORM OF REGULATION S LETTER
[date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, NY 10010
Attention: Peter Sack

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: TBW 2007-2

Re:	TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that [(a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we using the assets of any such plan or arrangement, (ii) we are providing an Opinion of Counsel which establishes to the reasonable satisfaction of the Trust Administrator that the purchase and holding of ERISA-Restricted Certificates by, on behalf of or with “plan assets” of such plan will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Trust Administrator, the Master Servicer or the Servicer to any obligation in addition to those undertaken in this Agreement or (iii) if, in the case of an ERISA-Restricted Certificates that have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company, we are purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and our purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,] (f) we are not a “U.S. person” within the meaning of Regulation S under the Act (a “Non-U.S. Person”), (g) we are aware that the sale to us is being made in reliance on Regulation S, and (h) we are acquiring the Certificates for our own account or for resale pursuant to Regulation S under the Act and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (B) to a Non-U.S. Person in accordance with Regulation S under the Act or (C) pursuant to another exemption from registration under the Act.

N-3-1

Very truly yours,

[Print Name of Transferee]

By: ______________________________
Name:
Title:

N-3-2

EXHIBIT O

FORM OF INVESTOR TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF	)
: ss.:
COUNTY OF	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] or [Name of Owner] (record or beneficial owner (the “Owner”) of the Class R Certificates (the “Class R Certificates”)), a [savings institution] [corporation] duly organized and existing under the laws of [the State of             ] [the United States], on behalf of which he makes this affidavit and agreement.

2. That the Owner (i) is not and will not be a “disqualified organization” as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account. A “Permitted Transferee” is any person other than a “disqualified organization”. (For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be “noneconomic residual interests” within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a “pass-through entity” holding Class R Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a “pass through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. That the Owner is aware that the Trust Administrator will not register the Transfer of any Class R Certificates unless the transferee, or the transferee’s agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 6.02 of the Pooling and Servicing Agreement under which the Class R Certificates were issued. The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

8. That the Owner’s Taxpayer Identification Number is ________________.

9. That the Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

10. That no purpose of the Owner relating to the purchase of the Class R Certificate by the Owner is or will be to impede the assessment or collection of tax.

11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

13. That no purpose of the Owner relating to any sale of the Class R Certificate by the Owner will be to impede the assessment or collection of tax.

14. The Owner hereby agrees to cooperate with the Trust Administrator and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of the Trust Fund.

15. That the Owner

(a) is not an employee benefit plan or other retirement arrangement subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”), or any other person purchasing any Certificate with the assets of any such plan or other retirement arrangement;

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an “insurance company general account” (within the meaning of Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60; or

(c) provides an Opinion of Counsel which establishes to the reasonable satisfaction of the Trust Administrator that the purchase and holding of an ERISA Restricted Certificate by, on behalf of or with the assets of such plan will not result in non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Servicer or any other servicers to any obligation in addition to those undertaken in this Agreement.

16. The Owner has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Residual Certificates to permit the transferor to assess the financial capability of the Owner to pay any such taxes.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of ___________.

[NAME OF OWNER]

By: ________________________________
[Name of Officer]
[Title of Officer]

[Corporate Seal]

ATTEST:

______________________________
[Assistant] Secretary

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this _____ day of _______________________.

__________________________
NOTARY PUBLIC

COUNTY OF ___________________

STATE OF _____________________

My Commission expires the _____day
of __________________, 20____.

EXHIBIT P

FORM OF TRANSFER CERTIFICATE

[date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: TBW 2007-2

Re:	TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2, Class R (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the sale by _________________ (the “Seller”) to ____________________________________ (the “Purchaser”) of a _______% Percentage Interest in the above referenced Certificates, pursuant to Section 6.02 of the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of May 1, 2007, The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Taylor, Bean & Whitaker Mortgage Corp., as servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), and U.S. Bank National Association, as trustee (the “Trustee”). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trust Administrator that:

1. No purpose of the Seller relating to sale of the Certificate by the Seller to the Purchaser is or will be to enable the Seller to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trust Administrator a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit O. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has no actual knowledge that the proposed Transferee is not a Permitted Transferee.

P-1

4. The Seller has no actual knowledge that the Purchaser would be unwilling or unable to pay taxes due on its share of the taxable income attributable to the Certificate.

5. The Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of the investigation, found that the Purchaser has historically paid its debts as they came due, and found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they come due in the future.

6. The Purchaser has represented to the Seller that, if the Certificate constitutes a noneconomic residual interest, it (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Certificate as they become due.

Very truly yours,

[SELLER]

By: ___________________________
Name:
Title:

P-2

EXHIBIT Q

RELEVANT SERVICING CRITERIA

The assessment of compliance to be delivered by the Master Servicer and the Trust Administrator shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria” with respect to such party:

Regulation AB Reference	Servicing Criteria	Servicers	Master Servicer	Trust Administrator

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY]

Date: _________________________

By:
Name: ________________________________
Title:   ________________________________

EXHIBIT R

Additional Form 10-D Disclosure

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the [Monthly Statement]	Servicer Master Servicer Trust Administrator
Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor
Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding sknown to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Trust Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Trust Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Item 3: Sale of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)
Trust Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Trust Administrator Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) - Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) - Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Trust Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

EXHIBIT S

FORM OF MONTHLY STATEMENT TO CERTIFICATEHOLDERS

(i)	with respect to each Class of Certificates which are not Notional Amount Certificates and, unless otherwise stated, the related Distribution Date,

(a)	the Initial Class Principal Balance of such Class as of the Cut-off Date;

(b)	the Class Principal Balance of such Class before giving effect to the distribution of principal and interest;

(c)	the amount of the related distribution on such Class allocable to interest;

(d)	the amount of the related distribution on such Class allocable to principal;

(e)	the sum of the principal and interest payable to such Class;

(f)	the Realized Loss allocable to such Class;

(g)	the Carryforward Interest allocable to such Class;

(h)	the Class Principal Balance of such Class after giving effect to the distribution of principal and interest;

(i)	the Pass-Through Rate for such Class;

(j)	any Basis Risk Shortfall allocable to such Class, if such amount is greater than zero;

(k)	any shortfall in principal allocable to such Class, if such amount is greater than zero;

(ii)	with respect to each Class of Certificates which are Notional Amount Certificates and, unless otherwise stated, the related Distribution Date,

(a)	the Notional Amount of such Class as of the Cut-off Date;

(b)	the Notional Amount of such Class before giving effect to the distribution of interest;

(c)	the amount of the related distribution on such Class allocable to interest;

(d)	the amount of the related distribution on such Class allocable to principal;

(e)	the sum of the principal and interest payable to such Class;

(f)	the Realized Loss allocable to such Class;

(g)	the Carryforward Interest allocable to such Class;

(h)	the Notional Amount of such Class after giving effect to the distribution of interest;

(i)	the Pass-Through Rate for such Class;

(j)	any Basis Risk Shortfall allocable to such Class, if such amount is greater than zero;

(iii)	with respect to a $1000 factor of the Initial Class Principal Balance of each Class of Certificates which are not Notional Amount Certificates and the related Distribution Date,

(a)	the CUSIP number assigned to such Class;

(b)	the Class Principal Balance of such Class factor prior to giving effect to the distribution of principal and interest;

(c)	the amount of the related distribution allocable to interest on such Class factor;

(d)	the amount of the related distribution allocable to principal on such Class factor;

(e)	the sum of the principal and interest payable to such Class factor;

(f)	the Class Principal Balance of such Class factor after giving effect to the distribution of principal and interest;

(iv)	with respect to a $1000 factor of the Initial Class Principal Balance of each Class of Certificates which are Notional Amount Certificates and the related Distribution Date,

(a)	the CUSIP number assigned to such Class;

(b)	the Notional Amount of such Class factor prior to giving effect to the distribution of interest;

(c)	the amount of the related distribution allocable to interest on such Class factor;

(d)	the amount of the related distribution allocable to principal on such Class factor;

(e)	the sum of the principal and interest payable to such Class factor;

(f)	the Notional Amount of such Class factor after giving effect to the distribution of interest;

(v)	with respect to the Mortgage Loans, and, unless otherwise stated, the related Distribution Date,

(a)	the Scheduled Payment of principal;

(b)	the amount of Principal Prepayments;

(c)	the amount of principal allocable to the Mortgage Loans as a result of repurchased Mortgage Loans;

(d)	the Substitution Adjustment Amount;

(e)	the amount of Net Liquidation Proceeds;

(f)	the amount of Insurance Proceeds;

(g)	the amount of any other distributions allocable to principal;

(h)	the number of Mortgage Loans as of the first day of the related Collection Period;

(i)	the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Collection Period;

(j)	the number of Mortgage Loans as of the last day of the related Collection Period;

(k)	the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period;

(l)	the Master Servicing Fee;

(m)	the sum of the Servicing Fee and the Mortgage Guaranty Insurance Policy fees, if applicable;

(n)	the Trust Administrator Fee, if any;

(o)	the amount of current Advances;

(p)	the amount of outstanding Advances;

(q)
the number and aggregate principal amounts of Mortgage Loans delinquent, using the [MBA or OTC] method (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 days or more, including delinquent bankrupt Mortgage Loans but excluding foreclosure and REO Mortgage Loans;

(r)	the number and aggregate principal amounts of Mortgage Loans that are currently in bankruptcy, but not delinquent;

(s)	the number and aggregate principal amounts of Mortgage Loans that are in foreclosure;

(t)	the Rolling Three Month Delinquency Rate;

(u)	the number and aggregate principal amount of any REO properties as of the close of business on the Determination Date preceding such Distribution Date;

(v)	current Realized Losses;

(w)	cumulative Realized Losses;

(x)	the weighted average term to maturity of the Mortgage Loans as of the close of business on the last day of the calendar month preceding the related Distribution Date;

(y)	the number and principal amount of claims submitted under the Mortgage Guaranty Insurance Policy, as applicable;

(z)	[Reserved];

(aa)	the number of Mortgage Loans that have Prepayment Penalties and for which prepayments were made during the related Collection Period, as applicable;

(bb)	the aggregate principal balance of Mortgage Loans that have Prepayment Penalties and for which prepayments were made during the related Collection Period, as applicable;

(cc)	the aggregate amount of Prepayment Penalties collected during the related Collection Period, as applicable;

(dd)	current Realized Losses allocated to each Mortgage Loan that has previously been allocated a Realized Loss;

(ee)	cumulative Realized Losses allocated to each Mortgage Loan that has previously been allocated a Realized Loss;

(ff)	current Recoveries;

(gg)	cumulative Recoveries;

(hh)	current aggregate Stated Principal Balance of Qualified Substitute Mortgage Loans substituted for Deleted Mortgage Loans;

(ii)	cumulative aggregate Stated Principal Balance of Qualified Substitute Mortgage Loans substituted for Deleted Mortgage Loans;

(jj)
with respect to the Final Maturity Reserve Mortgage Loans, the amount of any Final Maturity Reserve Amount deposited into the Final Maturity Reserve Account; and Aggregate Final Maturity Reserve Amount deposited into the Final Maturity Reserve Account;

(vi)	with respect to each Rounding Account for the applicable Class of Certificates and, unless otherwise stated, the related Distribution Date,

(a)	the related Rounding Account balance immediately before the related Distribution Date;

(b)	additions to the related Rounding Account immediately before the related Distribution Date;

(c)	withdrawals from the related Rounding Account immediately after the related Distribution Date;

(d)	the related Rounding Account balance immediately after the related Distribution Date;

(vii)	with respect to the overcollateralized Certificates and, unless otherwise stated, the related Distribution Date,

(a)	the Targeted Overcollateralization Amount;

(b)	the Overcollateralization Amount;

(c)	the Overcollateralization Deficiency;

(d)	the Overcollateralization Release Amount;

(e)	the Monthly Excess Interest;

(f)	the amount of any payment to the Class X Certificates;

(viii)	with respect to any Modified Mortgage Loan;

(a)	the Credit Suisse Loan Number of such Mortgage Loan;

(b)	the Loan Group of such Loan;

(c)	the date such Mortgage Loan was modified;

(d)	the pre- and post-modification Stated Principal Balance of such Mortgage Loan;

(e)	the pre- and post-modification Net Mortgage Rate of such Mortgage Loan;

(f)	the pre- and post-modification scheduled monthly payment of such Mortgage Loan;

(g)	the pre- and post-modification number of days such Mortgage Loan has been delinquent;

(h)	the pre- and post-modification scheduled maturity date of such Mortgage Loan;

(i)	the pre- and post-modification balloon amount of such Mortgage Loan;

(j)	the pre- and post-modification status of such Mortgage Loan; and

(ix)	with respect to the Mortgage Loans and, unless otherwise stated, the related Distribution Date,

(x)	for each Servicer that is servicing any of such Mortgage Loans, the aggregate Stated Principal Balance of Mortgage Loans being serviced by such Servicer as of such Distribution Date.

EXHIBIT T

Form 8-K Disclosure Information

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties (as to themselves)
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
All parties (as to themselves)
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
▪ Trust Administrator	Trust Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
Depositor Master Servicer Trust Administrator
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.
Trust Administrator Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Trust Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Master Servicer/Trust Administrator/Depositor/ Servicer/Trustee
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Trustee

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Item 6.03- Change in Credit Enhancement or External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
Depositor/Trust Administrator
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Trust Administrator
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties (as to themselves)
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT U

FORM OF ANNUAL CERTIFICATION

Re: The Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Agreement”), by and among by and among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Taylor, Bean & Whitaker Mortgage Corp., as servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), and U.S. Bank National Association, as trustee (the “Trustee”). I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to the Depositor, the Master Servicer, the Trust Administrator, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed (i) the servicer compliance statement of the Company provided in accordance with Section 14.06 of the Pooling and Servicing Agreement (the “Compliance Statement”), (ii) the report on assessment of the Company’s compliance with the servicing criteria provided in accordance with Section 14.07 of the Pooling and Servicing Agreement, (iii) the registered public accounting firm’s attestation report provided in accordance with Section 14.08 of the Pooling and Servicing Agreement (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the Trust Administrator pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Trust Administrator;

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

U-1

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to Trust Administrator. Any material instances of noncompliance described in such reports have been disclosed to Trust Administrator. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

By: ________________________________
Name:
Title

Date:

U-2

EXHIBIT V

Additional Disclosure Notification

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
Email: cts.sec.notifications@wellsfargo.com
Attn:	Corporate Trust Services- TBW Mortgage Backed Trust Series 2007-2, TBW Mortgage Pass-Through Certificates, Series 2007-2 SEC REPORT PROCESSING

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Article XIV of the Pooling and Servicing Agreement, dated as of May 1, 2007, by and among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Taylor, Bean & Whitaker Mortgage Corp., as servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), and U.S. Bank National Association, as trustee (the “Trustee”), the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

V-1

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                                 ], phone number: [                                 ]; email address: [                                 ].

[NAME OF PARTY],
as [role]

By: _____________________
Name:
Title:

V-2

EXHIBIT W

Additional Form 10-K Disclosure

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Trust Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding sknown to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Trust Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Trust Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:
Depositor as to (a) Sponsor/Seller as to (a)

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

SCHEDULE I

Mortgage Loan Schedule

(On File With Trustee)

I-1

SCHEDULE IIA

Representations and Warranties of Seller - DLJ Mortgage Capital, Inc.

DLJMC, in its capacity as the Seller, hereby makes the representations and warranties set forth in this Schedule IIA to the Depositor, the Trustee and the Trust Administrator, as of the Closing Date, or if so specified herein, as of the Cut-off Date or such other date as may be specified.

(i) DLJMC is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

(ii) DLJMC has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii) the execution and delivery by DLJMC of this Agreement have been duly authorized by all necessary corporate action on the part of DLJMC; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on DLJMC or its properties or the certificate of incorporation or by-laws of DLJMC, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on DLJMC’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv) the execution, delivery and performance by DLJMC of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(v) this Agreement has been duly executed and delivered by DLJMC and, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator, the Master Servicer, the Servicers and the Depositor, constitutes a valid and binding obligation of DLJMC enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(vi) to the knowledge of DLJMC, there are no actions, litigation, suits or proceedings pending or threatened against DLJMC before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of DLJMC if determined adversely to DLJMC would reasonably be expected to materially and adversely affect DLJMC’s ability to perform its obligations under this Agreement; and DLJMC is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

IIA-1

SCHEDULE IIB

Representations and Warranties of Master Servicer - Wells Fargo Bank, N.A.

Wells Fargo, in its capacity as the Master Servicer, hereby makes the representations and warranties set forth in this Schedule IIB to the Depositor, the Trust Administrator and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date or such other date as may be specified.

(i) Wells Fargo is a national banking association duly formed, validly existing and in good standing and is qualified under the laws of each state where required by applicable law or is otherwise exempt under applicable law from such qualification.

(ii) Wells Fargo has all requisite organizational power, authority and capacity to enter into the Agreement and to perform the obligations required of it thereunder. The Agreement (assuming the due authorization and execution of the Agreement by the other parties thereto) constitutes a valid and legally binding agreement of Wells Fargo enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors.

(iii) None of the execution and delivery of the Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of Wells Fargo or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which Wells Fargo is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to Wells Fargo of any court, regulatory body, administrative agency or governmental body having jurisdiction over Wells Fargo.

(iv) There is no action, suit, proceeding or investigation pending, or to Wells Fargo’s knowledge threatened, against Wells Fargo before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might materially and adversely affect the performance by Wells Fargo of its obligations under, or the validity or enforceability of, the Agreement.

(v) No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state or federal law prior to the execution, delivery and performance by Wells Fargo of the Agreement or the consummation of the transactions contemplated by the Agreement.

IIB-1

SCHEDULE IIIA

Representations and Warranties of DLJMC - Mortgage Loans

DLJMC, in its capacity as Seller, hereby makes the representations and warranties set forth in this Schedule IIIA to the Depositor, the Trustee, the Master Servicer, the Servicer and the Trust Administrator, as of the Closing Date, or if so specified herein, as of the Cut-off Date or such other date as may be specified, with respect to the Mortgage Loans identified on Schedule I hereto, except as otherwise specified herein. Unless otherwise specified, each reference to a “Mortgage Loan” in this Schedule IIIA shall mean a DLJMC Mortgage Loan, and each reference to a “Mortgaged Property” shall mean a Mortgaged Property related to a DLJMC Mortgage Loan.

(i) The information set forth in Schedule I, with respect to the Mortgage Loans, is complete, true and correct in all material respects;

(ii) [Reserved];

(iii) All payments due prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not 30 days or more delinquent in payment; there are no material defaults under the terms of the Mortgage Loan;

(iv) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

(v) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or sent for recording to the extent any such recordation is required by law, or, necessary to protect the interest of the Depositor. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in Schedule IA; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Mortgage Guaranty Insurance Policy and title insurance policy, to the extent required by the related policies;

(vi) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

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(vii) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements, as well as all additional requirements set forth in Section 4.10 of this Agreement. Such policy was issued by an insurer acceptable under FNMA or FHLMC guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii) Each Mortgage Loan at the time it was made complied in all material respects with applicable federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and predatory and abusive lending laws applicable to the Mortgage Loan;

(ix) The related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including for Mortgage Loans that are not Cooperative Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien, as applicable, of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Seller has the full right to sell and assign the same to the Depositor;

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(x) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles;

(xi) The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. Immediately prior to the transfer and assignment to the Depositor on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and following the sale of the Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

(xii) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

(xiii) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) except for de minimus encroachments permitted by the FNMA Guide and which have been noted on the appraisal or the title policy affirmatively insures against loss or damage by reason of any violation, variation or encroachment adverse circumstances which is either disclosed or would have been disclosed by an accurate survey, and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (xiii) above or are acceptable under FNMA or FHLMC guidelines and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(xiv) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(xv) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan;

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(xvi) Each Mortgage Loan has been serviced in all material respects in compliance with accepted servicing practices;

(xvii) [Reserved]

(xviii) The Mortgage Loan complies with all the terms, conditions and requirements of the originator’s underwriting standards in effect at the time of origination of such Mortgage Loan.

(xix) The Seller has delivered or caused to be delivered to the Trustee or the Custodian on behalf of the Trustee the original Mortgage bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located as determined by the Seller (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of receipt from the Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the originals) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same;

(xx) The Mortgage File contains each of the documents specified in Section 2.01(b) of this Agreement;

(xxi) [Reserved]

(xxii) With respect to each Mortgage Loan, (a) the Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or (b) at the time the Mortgage Loan was originated, the originator was a mortgagee duly licensed as required by the State within which the Mortgage Loan was originated, and was subject to supervision and examination conducted by the applicable State authority of such State;

(xxiii) The Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A);

(xxiv) With respect to each Mortgage Loan sold by any Seller, to the knowledge of DLJMC, (i) no borrower obtained a prepaid single-premium credit insurance policy in connection with the origination of a Mortgage Loan, (ii) the related Servicer of each such Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis; and (iii) no such Mortgage Loan will impose a Prepayment Penalty for a term in excess of five years;

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(xxv) With respect to each Mortgage Loan sold by any Seller that was originated on or after October 1, 2002 and before March 7, 2003, no such Mortgage Loan is secured by a Mortgaged Property located in the State of Georgia and no Mortgage Loan sold by any Seller secured by Mortgaged Property located in the State of Georgia that was originated on or after March 7, 2003 is a “high cost home loan” as defined in the Georgia Fair Lending Act (HB 1361), as amended;

(xxvi) [Reserved];

(xxvii)  None of the Mortgage Loans sold by any Seller are classified as (a) a “high cost mortgage” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost home,” “covered,” “high-cost,” “high-risk home,” or “predatory” loan under any other applicable state, federal or local law;

(xxviii) With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and, at the time such Mortgage Loan was originated, each Prepayment Penalty complied with applicable federal, state and local law, subject to federal preemption where applicable;

(xxix) Each Mortgage Loan that is secured by residential real property (or a leasehold interest therein) has a loan-to-value ratio of 100% or less by Cut-Off Date Principal Balance;

(xxx) No Mortgage Loan sold by any Seller is a “High Cost Loan” or “Covered Loan”, as applicable, as such terms are defined in the Standard & Poor’s LEVELS® Glossary, Appendix E, in effect as of the Closing Date; and

(xxxi) With respect to any Mortgage Loan originated on or after August 1, 2004, either (a) the related Mortgage and the related Mortgage Note does not contain a mandatory arbitration clause (that is, a clause that requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan) or (b) the related Mortgage and the related Mortgage Note contained a mandatory arbitration clause as of the related origination date and such clause has or will be waived by the originator or an entity designated by the Seller in writing no later than sixty (60) days after the related Closing Date which notice included or will include the following language: “WE ARE HEREBY NOTIFYING YOU THAT THE MANDATORY ARBITRATION CLAUSE OF YOUR LOAN, REQUIRING THAT YOU SUBMIT TO ARBITRATION TO RESOLVE ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO YOUR MORTGAGE LOAN, IS IMMEDIATELY NULL AND VOID. YOU ARE FREE TO CHOOSE TO EXERCISE ANY OF YOUR RIGHTS OR ENFORCE ANY REMEDIES UNDER YOUR MORTGAGE LOAN THROUGH THE COURT SYSTEM.” A copy of the written notice referred to in the immediately preceding sentence, if applicable, shall be retained in the related Mortgage File.

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